    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 11, 2002
                                                REGISTRATION NO. 333-
                                                                     ---------
==============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               ---------------

                                  FORM S-4
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ---------------

                           MAIL-WELL I CORPORATION
                                    AND
                            AFFILIATE GUARANTORS
                     LISTED ON SCHEDULE ATTACHED HERETO
           (Exact name of registrant as specified in its charter)

            DELAWARE                          2677                          84-1250533
(State or Other Jurisdiction of   (Primary Standard Industrial   (IRS Employer Identification No.)
 Incorporation or Organization)    Classification Code Number)

                               ---------------

                      8310 S. VALLEY HIGHWAY, SUITE 400
                             ENGLEWOOD, CO 80112
                               (303) 790-8023
                 (Address, including zip code, and telephone
                number, including area code, of registrant's
                        principal executive offices)

                               ---------------

                              ROGER WERTHEIMER
                VICE PRESIDENT--GENERAL COUNSEL & SECRETARY
                               MAIL-WELL, INC.
                      8310 S. VALLEY HIGHWAY, SUITE 400
                             ENGLEWOOD, CO 80112
                               (303) 790-8023
        (Name and address, including zip code, and telephone number, including area code, of agent for service)

                               ---------------

                                 COPIES TO:

            HERBERT H. DAVIS III                      DOUGLAS R. WRIGHT
SENIOR VICE PRESIDENT--CORPORATE DEVELOPMENT          JEFFREY A. SHERMAN
          AND CHIEF LEGAL OFFICER                     MICHAEL M. MCGAWN
               MAIL-WELL INC.                        FAEGRE & BENSON LLP
     8310 S. VALLEY HIGHWAY, SUITE 400       370 SEVENTEENTH STREET, SUITE 2500
             ENGLEWOOD, CO 80112                       DENVER, CO 80202
              (303) 790-8023                           (303) 592-9000

                               ---------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after this registration statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                                  CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM
            TITLE OF EACH CLASS OF                  AMOUNT TO BE   OFFERING PRICE    AGGREGATE OFFERING       AMOUNT OF
         SECURITIES TO BE REGISTERED                 REGISTERED      PER UNIT(1)          PRICE(1)       REGISTRATION FEE(1)
 ---------------------------------------------      ------------  ----------------   ------------------  -------------------
 9 5/8% Senior Notes due 2012.................      $350,000,000        100%           $350,000,000          $ 32,200
 Guarantee of 9 5/8% Senior Notes due 2012....                --         --                      --                --(2)
============================================================================================================================

(1) Calculated in accordance with Rule 457(f)(2). For purposes of this calculation, the offering price per senior note was assumed to be the stated principal amount of each senior note that may be received by the registrants in the exchange transaction in which the senior notes will be offered.

(2) Pursuant to Rule 457(n), no registration fee is required for the guarantees of the senior notes registered hereby.

                               ---------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY
DETERMINE.
==============================================================================

                                              ADDITIONAL REGISTRANTS

                                                         STATE OR            PRIMARY
                                                          OTHER             STANDARD             I.R.S.
                                                     JURISDICTION OF       INDUSTRIAL           EMPLOYER
                          NAME OF                     INCORPORATION      CLASSIFICATION      IDENTIFICATION
                    ADDITIONAL REGISTRANT              OR FORMATION        CODE NUMBER           NUMBER
           -------------------------------------       ------------        -----------           ------
           ABP Books, Inc.......................            MI                2732             38-1957430

           Discount Labels, Inc.................            IN                2759             35-1119834

           Hill Graphics, Inc...................            TX                2752             74-1993978

           Mail-Well, Inc.......................            CO                6719             84-1250533

           Mail-Well Commercial Printing, Inc...            DE                2752             84-1461875

           Mail-Well Mexico Holdings, Inc.......            CO                2677             84-1468396

           Mail-Well Services, Inc..............            CO                7331             84-1513702

           Mail-Well Texas Finance, L.P.........            TX                2677             52-2360462

           Mail-Well West, Inc..................            DE                2677             84-1313079

           National Graphics Company............            CO                2761             84-0692676

           Poser Business Forms, Inc............            DE                2761             75-2195786

           Wisco III, LLC.......................            DE                2677             84-1362168


The name and address of the principal executive office for each of the additional registrants is the same as is set forth for Mail-Well I Corporation on the facing page of this registration statement.

******************************************************************************
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
******************************************************************************

                 Subject to completion, dated June 11, 2002

PROSPECTUS

                              [MAIL-WELL LOGO]

                           MAIL-WELL I CORPORATION
                       EXCHANGE OFFER FOR $350,000,000
                                     OF
                        9 5/8% SENIOR NOTES DUE 2012

                               ---------------
    Material terms of the exchange offer:

    o We are offering to exchange the notes that we sold on March 13, 2002 in a private offering for new notes to be issued in registered transactions.

    o   The exchange offer expires at 5:00 p.m., New York City time, on
                      , 2002, unless we extend it.
        --------------

    o The new notes will be identical to the old notes in all material respects, except that they will not have transfer restrictions, registration rights, or certain rights to additional interest that the old notes had.

    o The exchange of old notes for new notes will not be taxable for U.S. Federal income tax purposes, but you should see the discussion under the caption "Material Federal Income Tax Considerations" for more information.

    o We will exchange all old notes that are properly tendered. You should carefully review the procedures for tendering the old notes
        beginning on page    of this prospectus.
                          --

    o Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

    o   We will not receive any cash proceeds from the exchange offer.

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 8 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

                               ---------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    There is no established trading market for the new notes or the old notes. However, you may trade the old notes and the new notes in the PORTAL market.


                 This prospectus is dated         , 2002

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                              TABLE OF CONTENTS
                                                                          PAGE
                                                                          ----
       Summary.......................................................        1
       Risk Factors..................................................        8
       Forward Looking Statements....................................       16
       Use of Proceeds...............................................       16
       Selected Consolidated Financial Information...................       17
       Unaudited Pro Forma Condensed Consolidated Financial
         Information.................................................       18
       Management's Discussion and Analysis of Financial Condition
         and Results of Operations...................................       21
       Business......................................................       38
       Management....................................................       46
       The Exchange Offer............................................       49
       Description of the New Notes..................................       56
       Description of Certain Indebtedness...........................       91
       Description of Capital Stock..................................       95
       Material Federal Income Tax Considerations....................       96
       Plan of Distribution..........................................      100
       Legal Matters.................................................      101
       Experts.......................................................      101
       Where You Can Find More Information...........................      101
       Index to Financial Statements.................................      F-1

                               ---------------

         This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to security holders upon written or oral request to Mail-Well, Inc., Attn: Secretary, 8310 S. Valley Highway, Suite 400, Englewood, Colorado, 80112, telephone (303) 790-8023. To obtain timely delivery of such information, you must request
the information no later than            , 2002.
                              -----------

                                   SUMMARY

         This summary highlights selected information about us and does not contain all of the information that is important for you to consider in deciding whether to participate in the exchange offer. In addition to reading this summary, you should carefully review this entire prospectus, especially the "Risk Factors" section beginning on page 7.

         The data used in this prospectus are drawn from the financial statements of Mail-Well, Inc. and its subsidiaries on a consolidated basis. Mail-Well, Inc. is the direct parent company of Mail-Well I Corporation. Because Mail-Well, Inc. has immaterial assets, revenues and expenses (other than through ownership of Mail-Well I Corporation), the financial condition and results of operations of Mail-Well I Corporation and its subsidiaries on a consolidated basis do not materially differ from those of Mail-Well, Inc. on a consolidated basis. Mail-Well, Inc. and certain of its subsidiaries will guarantee all of Mail-Well I Corporation's obligations under the new notes.

OUR COMPANY

         We are one of the largest printers in North America competing primarily in the commercial printing and envelope market segments. We believe we are the world's largest manufacturer of envelopes, the leading printer of envelopes in the United States and Canada, the largest high impact color printer in the United States, and a leading general commercial printer in several major U.S. markets. Our principal executive offices are located at 8310 S. Valley Highway, Suite 400, Englewood, Colorado, 80112, and our phone number is (303) 790-8023.

         We operate in the following market segments:

         Commercial Printing. We serve two primary commercial printing markets: (i) high impact color printing, in which we print a wide range of longer run premium products for national and regional accounts; and (ii) general commercial printing, in which we print a wide array of products and offer printing services to local commercial customers. Our commercial printing segment operates 29 plants throughout the United States and one in Canada.

         Envelope. We serve two primary markets with our envelope business:
(i) customized envelopes and packaging products, including Tyvek(R) mailers used by the U.S. Postal Service, sold directly to end users or to independent distributors who sell to end users; and (ii) envelopes and other products sold to wholesalers, paper merchants, printers, brokerage firms, office product establishments and superstores. We manufacture envelopes in 30 U.S. plants and 13 Canadian plants.

         Printed Office Products. In addition to our two primary business segments, we also operate a printed office products segment. As discussed below, we are seeking to sell this business and therefore account for it as a discontinued operation. Our printed office products segment has 12 manufacturing facilities located throughout the United States.

2001 STRATEGIC PLAN

         In May 2001, we completed a comprehensive review of our operations and adopted a new strategy that focuses on our two core businesses--commercial printing and envelope. In support of this strategy, we sold our label segment and announced our intention and are in the process of seeking to sell our printed office products segment and certain other non-core assets in our commercial printing and envelope businesses. We intend to use any proceeds from these divestitures to reduce our senior secured debt. Accordingly, in the second quarter of 2001 we began reporting the label and printed office products segments as discontinued operations, began reporting the other non-core assets as assets held for sale, and recorded the loss anticipated on these dispositions. In February 2002, we sold Curtis 1000 Inc., a printed office products company, for approximately $40 million. Also, in May 2002, we sold our label segment for approximately $75 million. As of the date of this prospectus, we have not entered into any other definitive agreements to sell the remaining operations of our printed office products segment or our other non-core assets. We expect to realize proceeds of approximately $290 million from the sale of these companies and assets including the sale of our label segment and Curtis 1000 Inc. In connection with our new strategic plan, we also announced plans to consolidate three of our commercial printing plants into one facility, to close eleven of our envelope plants and to redeploy the equipment and other assets at other facilities. As of March 2002, we completed the consolidation of the commercial printing plants and closed seven of the envelope plants. We plan to complete the remaining plant consolidations by the end of 2002.

         Our new strategy also includes the launch of several initiatives to significantly improve operations and marketing effectiveness. Both the commercial printing and envelope businesses have programs in place to institute best practices, install pricing disciplines and align equipment and services to better serve our customers and markets.

                                 SUMMARY DESCRIPTION OF THE EXCHANGE OFFER

Issuer..........................................        Mail-Well I Corporation.

Old Notes.......................................        9 5/8% Senior Notes due 2012, which we issued on
                                                        March 13, 2002 in transactions exempt from registration
                                                        under the Securities Act of 1933.

New Notes.......................................        9 5/8% Senior Notes due 2012, the issuance of which has
                                                        been registered under the Securities Act.  The form and
                                                        terms of the new notes are identical in all material
                                                        respects to those of the old notes, except that the
                                                        transfer restrictions and registration rights relating to
                                                        the old notes do not apply to the new notes.

Exchange Offer..................................        We are offering to issue up to $350,000,000 aggregate
                                                        principal amount of the new notes in exchange for a like
                                                        principal amount of the old notes to satisfy our
                                                        obligations under the registration rights agreement that
                                                        we entered into when the old notes were issued.

Expiration Date.................................        The exchange offer will expire at 5:00 p.m., New York City
                                                        time, on                   , 2002, or a later date and
                                                                 ------------------
                                                        time to which we extend it.

Withdrawal......................................        You may withdraw your tender of the old notes pursuant to
                                                        the exchange offer at any time prior to 5:00 p.m., New
                                                        York City time, on               , 2002, or a later date
                                                                           --------------
                                                        and time to which we extend the offer.  We will return any old notes that we do not accept for exchange for any
                                                        reason without expense to the tendering holder as soon as
                                                        practicable after the exchange offer expires or terminates.

Interest on the New Notes and the Old Notes.....        Interest on the new notes will accrue from the date of the original issuance of the old notes or from the date of the last periodic payment of interest on the old notes,
                                                        whichever is later.  No additional interest will be paid
                                                        on old notes tendered and accepted for exchange.

Conditions of the Exchange Offer................        The exchange offer is subject to customary conditions,
                                                        some of which we may waive.  See "The Exchange
                                                        Offer--Conditions of the Exchange Offer."

Procedures for Tendering Old Notes..............        To accept the exchange offer, you must complete, sign and
                                                        date the letter of transmittal in accordance with the
                                                        instructions contained in this prospectus and in the
                                                        letter of transmittal, and send the letter of transmittal
                                                        and the old notes and any other required documentation to
                                                        the exchange agent at the following address:

                                                                 State Street Bank and Trust Company,
                                                                 Exchange Agent
                                                                 Attn: MacKenzie Elijah, Corporate Actions
                                                                 2 Avenue de Lafayette, Sixth Floor
                                                                 Boston, Massachusetts 02111
                                                                 Telecopier No.: (617) 662-1452



                                     3



                                                        If you hold the old notes through the Depository Trust
                                                        Company, to accept the exchange offer you must use the
                                                        DTC's Automated Tender Offer Program, by which
                                                        each tendering participant will agree to be bound by
                                                        the letter of transmittal. By executing or agreeing
                                                        to be bound by the letter of transmittal, each
                                                        holder will represent to us that, among other things,

                                                              o  it is acquiring the new notes in the exchange
                                                                 offer in its ordinary course of business;

                                                              o  it has no arrangement or understanding with
                                                                 any person to participate in a distribution
                                                                 of the new notes, and if it is not a broker-dealer,
                                                                 it is not engaged in, and does not intend to engage
                                                                 in, a distribution of the new notes;

                                                              o  it is not an "affiliate" of Mail-Well I Corporation,
                                                                 as defined in Rule 405 of the Securities Act, or if
                                                                 it is such an affiliate, it will comply with the
                                                                 registration and prospectus delivery requirements
                                                                 of the Securities Act to the extent applicable; and

                                                              o  if it is a broker-dealer, it will receive new notes
                                                                 for its own account in exchange for old notes that
                                                                 it acquired as a result of market-making activities
                                                                 or other trading activities.

                                                        Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

                                                        We will accept for exchange any and all old notes that are properly tendered and not withdrawn in the exchange offer
                                                        prior to 5:00 p.m., New York City time, on              , 2002.
                                                                                                   -------------
                                                        The exchange agent will deliver the new notes issued pursuant to the exchange offer promptly following the expiration
                                                        date. See "The Exchange Offer--Terms of the Exchange Offer;
                                                        Period for Tendering Old Notes."

Federal Income Tax Considerations...............        The exchange of old notes for new notes in the exchange
                                                        offer will not be a taxable event for U.S. federal income
                                                        tax purposes.  See "Material Federal Income Tax
                                                        Considerations."

Effect of Not Tendering.........................        Old notes that are not tendered or that are tendered but
                                                        not accepted will, following the completion of the
                                                        exchange offer, continue to be subject to the existing
                                                        restrictions on transfer.  Except as described in
                                                        "Description of the New Notes--Registration Rights;
                                                        Liquidated Damages," we will have no further obligation to provide for the registration under the Securities Act of
                                                        the old notes.  Holders of old notes do not have any
                                                        appraisal or dissenters' rights in connection with the
                                                        exchange offer.

                                     4



                                   SUMMARY DESCRIPTION OF THE NEW NOTES

Issuer..........................................        Mail-Well I Corporation.

Interest Rate...................................        The new notes will bear interest at an annual rate of 9 5/8%.

Interest Payment Dates..........................        We will pay interest on the new notes semi-annually on
                                                        March 15 and September 15 of each year, beginning
                                                        September 15, 2002.

Optional Redemption.............................        We may redeem the new notes, in whole or in part, on or
                                                        after March 15, 2007, at the redemption prices specified
                                                        under "Description of the New Notes--Optional Redemption."

                                                        In addition, prior to March 15, 2005, we may redeem new
                                                        notes, in an aggregate principal amount not to exceed
                                                        35% of the aggregate principal amount of notes originally
                                                        issued and at a redemption price of 109.625%, with the
                                                        net cash proceeds of certain equity offerings. See
                                                        "Description of the New Notes--Optional Redemption."

Change of Control...............................        If we experience a change of control, we may be required
                                                        to make an offer to purchase the new notes at a purchase
                                                        price equal to 101% of the principal amount thereof, plus
                                                        accrued and unpaid interest, if any.

Ranking.........................................        The new notes will be:

                                                              o  senior unsecured obligations and equal
                                                                 in right of payment with all of our
                                                                 existing and future senior unsecured
                                                                 indebtedness and that of the subsidiary
                                                                 guarantors;

                                                              o  senior to all of our existing and future
                                                                 subordinated obligations and those of the Parent
                                                                 Company and the subsidiary guarantors; and

                                                              o  effectively subordinated to our secured
                                                                 obligations.

Asset Sale Proceeds.............................        We may be obligated to offer to purchase new notes at a
                                                        redemption price of 100% of the principal amount thereof
                                                        plus accrued and unpaid interest, if any, to the date of
                                                        purchase, with the net cash proceeds of certain sales or
                                                        other dispositions of assets.  We intend to use the
                                                        proceeds of the sale of our label segment to either pay
                                                        down the balance on our senior secured debt or reinvest in our business.

Guarantees......................................        The new notes will be unconditionally guaranteed on a
                                                        senior unsecured basis by our parent company and certain
                                                        of our existing domestic subsidiaries and our future
                                                        domestic subsidiaries.

Restrictive Covenants...........................        We will issue the new notes under the indenture among us,
                                                        the guarantors and State Street Bank and Trust Company, as trustee.  The indenture will contain covenants that will
                                                        limit our ability and the ability of our restricted
                                                        subsidiaries to:

                                                              o  incur or guarantee additional indebtedness;

                                                              o  pay dividends or distributions on, or redeem or
                                                                 repurchase, our capital stock;

                                     5



                                                              o  make investments;

                                                              o  engage in transactions with affiliates;

                                                              o  transfer or sell assets;

                                                              o  create liens;

                                                              o  restrict dividend or other payments to us from
                                                                 our subsidiaries;

                                                              o  issue or sell capital stock of our subsidiaries;
                                                                 and

                                                              o  consolidate, merge or transfer all or
                                                                 substantially all of our assets and the assets of
                                                                 our subsidiaries.

                                                        These covenants are subject to important exceptions and
                                                        qualifications.

Resale of the New Notes.........................        We believe that the new notes may be offered for sale,
                                                        resold or otherwise transferred by holders without
                                                        compliance with the registration and prospectus delivery
                                                        requirements of the Securities Act.  Our belief is based
                                                        on interpretations by the staff of the Securities and
                                                        Exchange Commission, as set forth in no-action letters
                                                        issued to persons unrelated to us, and is conditioned upon the new notes being acquired in the ordinary course of the holders' business and the holders having no arrangement
                                                        with any person to engage in a distribution of new notes.
                                                        Furthermore, each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of the new notes and has no
                                                        arrangement or understanding to participate in a
                                                        distribution of new notes.

                                                        Each broker-dealer that receives new notes for its own
                                                        account in this exchange offer must acknowledge that it
                                                        will comply with the prospectus delivery requirements of the
                                                        Securities Act in connection with any resale of the new
                                                        notes. Broker-dealers that acquired old notes
                                                        directly from us and not as a result of market-making
                                                        activities or other trading activities may not rely on the staff's interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to resell the
                                                        old notes.

                                                        Please note that the Commission has not considered this
                                                        exchange offer in the context of a no-action letter and we cannot be sure that the staff of the Commission would
                                                        make a similar determination with respect to this
                                                        exchange offer as it did in the no-action letters to the
                                                        unrelated persons upon which we are relying.

Use of Proceeds.................................        We will not receive any proceeds from this offering.

Risk Factors....................................        See "Risk Factors" for a discussion of the factors you
                                                        should carefully consider before deciding to participate
                                                        in the exchange offer.

                                RISK FACTORS

         You should carefully consider all of the information in this prospectus, including the following risk factors, before tendering your shares in the exchange offer. When we use the term "notes" in this prospectus, the term includes the old notes and the new notes.

                    RISKS RELATING TO THE EXCHANGE OFFER

HOLDERS WHO FAIL TO EXCHANGE THEIR OLD NOTES WILL CONTINUE TO BE SUBJECT TO RESTRICTIONS ON TRANSFER.

         If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates for your old notes. The restrictions on transfer of your old notes arise because we issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or are offered and sold under an exemption from these requirements. We do not plan to register the old notes under the Securities Act. For further information regarding the consequences of tendering your old notes in the exchange offer, see the discussions below under the captions "The Exchange Offer--Consequences of Failure to Exchange" and "Material Federal Income
Tax Considerations."

YOU MUST COMPLY WITH THE EXCHANGE OFFER PROCEDURES IN ORDER TO RECEIVE NEW, FREELY TRADABLE NEW NOTES.

         Delivery of new notes in exchange for old notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

         o certificates for old notes or a book-entry confirmation of a book-entry transfer of old notes into the exchange agent's account at DTC, New York, New York as a depository, including an agent's message if the tendering holder does not deliver a letter of transmittal;

         o a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message in lieu of the letter of transmittal; and

         o    any other documents required by the letter of transmittal.

         Therefore, holders of old notes who would like to tender old notes in exchange for new notes should be sure to allow enough time for the old notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of old notes for exchange. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See "The Exchange Offer--Procedures for Tendering Old Notes" and "The Exchange Offer-- Consequences of Failure to Exchange."

SOME HOLDERS WHO EXCHANGE THEIR OLD NOTES MAY BE DEEMED TO BE UNDERWRITERS.

         If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

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

                   RISKS RELATING TO HOLDING THE NEW NOTES

OUR SUBSTANTIAL EXISTING DEBT SERVICE REQUIREMENTS COULD IMPAIR OUR FINANCIAL CONDITION AND OUR ABILITY TO FULFILL OUR OBLIGATIONS UNDER OUR INDEBTEDNESS, INCLUDING THE NOTES.

         We have incurred substantial amounts of debt, and our level of debt may affect our operations and our ability to make payments on the new notes. As of March 31, 2002, our total indebtedness was approximately $971.7 million, representing 71.4% of our total capitalization (net of cash), and our interest expense for the three months ended March 31, 2002 was approximately $12.1 million.

         Our substantial indebtedness could have several important effects on our future operations. For example:

         o our ability to obtain additional financing for working capital, capital expenditures, acquisitions or other corporate purposes in the future may be limited;

         o a substantial portion of our cash flow from operations will be dedicated to the payment of principal and interest on indebtedness, and will not be available to fund working capital, capital expenditures, acquisitions and other business purposes;

         o we may be more vulnerable to economic downturns or other adverse developments than less leveraged competitors;

         o borrowings under our senior credit facility bear interest at fluctuating rates, which could result in higher interest expense in the event of an increase in interest rates; and

         o we may be unable to repurchase all of the notes tendered to us if we undergo a change of control.

         Our ability to make scheduled payments of principal or interest on, or to reduce or refinance, indebtedness will depend on our future operating performance and resulting cash flow. To a certain extent, our future performance will be subject to prevailing economic conditions and financial, competitive and other factors beyond our control. We cannot be certain, however, that our business, or businesses that we acquire in the future, will generate sufficient cash flow from operations to enable us to service all of our debt, including the new notes or any old notes that remain outstanding after completion of the exchange offer. We may need additional funding from either debt or equity offerings in the future in order to refinance our existing debt, including the new notes, or to continue to grow our business. We cannot be sure that we will have access to any such sources of funding on satisfactory terms or on a timely basis or at all.

THE TERMS OF OUR INDEBTEDNESS IMPOSE SIGNIFICANT RESTRICTIONS ON OUR
BUSINESS.

         The indentures governing the new notes and our senior subordinated notes and the agreement governing the senior credit facility contain various covenants that limit our ability, and that of our restricted subsidiaries, to, among other things:

         o    incur or guarantee additional indebtedness;

         o    make restricted payments, including dividends;

         o    create or permit to exist certain liens;

         o    enter into business combinations and asset sale transactions;

         o    make investments;

         o    enter into transactions with affiliates; and

         o    enter into new businesses.

         These restrictions could limit our ability to obtain future financing, make acquisitions or needed capital expenditures, withstand a future downturn in our business or the economy in general, conduct

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

operations or otherwise take advantage of business opportunities that may arise. Our senior credit facility also requires us to maintain specified financial ratios. Our ability to meet future financial ratios may be affected by events beyond our control, such as general economic conditions. Our failure to maintain applicable financial ratios would prevent us from borrowing additional amounts under our senior credit facility, and could result in a default under that facility. A default could cause the indebtedness outstanding under the facility, and by reason of cross-acceleration or cross-default provisions, the new notes and any other indebtedness we may then have, to become immediately due and payable. If we are unable to repay those amounts, the lenders under our senior credit facility could initiate a bankruptcy proceeding or liquidation proceeding or proceed against the collateral granted to them to secure that indebtedness. If the lenders under our senior credit facility were to accelerate the repayment of outstanding borrowings, we might not have sufficient assets to repay our indebtedness, including the new notes.

THERE ARE ADDITIONAL BORROWINGS AVAILABLE TO US THAT COULD FURTHER EXACERBATE THE RISKS DESCRIBED ABOVE.

         Despite current indebtedness levels, we and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the new notes limit but do not prohibit us from doing so. Our senior credit facility would permit additional borrowings of up to $150 million (less any outstanding letters of credit) after completion of this offering. All of those borrowings would be secured and effectively senior to the new notes and the guarantees. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.

NOT ALL SUBSIDIARIES ARE GUARANTORS OF THE NEW NOTES, AND YOUR RIGHT TO RECEIVE PAYMENTS ON THE NEW NOTES COULD BE ADVERSELY AFFECTED IF ANY OF OUR NON-GUARANTOR SUBSIDIARIES DECLARE BANKRUPTCY, LIQUIDATE OR REORGANIZE.

         Some of our subsidiaries, including our subsidiaries held for sale as part of our strategic plan, will guarantee the new notes. These and other guarantor subsidiaries would be released from their guarantees upon their sale if we satisfy certain conditions under the indenture regarding application of the sale proceeds. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. Such actions by the non-guarantor subsidiaries could adversely affect our debt coverage ratios or our ability to make payments on the new notes when they become due. Assuming we had completed this offering on December 31, 2001 and after giving effect to the offering of the old notes, the new notes would have been effectively junior to approximately $128 million of indebtedness and other liabilities, including trade payables, of our non-guarantor subsidiaries. In addition, an indeterminate amount may be available to those subsidiaries for future borrowing. The non-guarantor subsidiaries generated approximately 12% of our consolidated pro forma revenues in the year ended December 31, 2001 and held approximately 25% of our consolidated assets and approximately 11% of our consolidated liabilities as of December 31, 2001.

THE GUARANTEES MAY BE SUBJECT TO FRAUDULENT CONVEYANCE LAWS, AND A COURT MAY VOID THE GUARANTEES OF THE NEW NOTES OR SUBORDINATE THE GUARANTEES TO OTHER OBLIGATIONS OF THE SUBSIDIARY GUARANTORS.

         Although standards may vary depending on the applicable law, generally under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, if a court were to find that, among other things, at the time any guarantor of the new notes incurred the debt evidenced by its guarantee of the new notes, the guarantor:

         either:

         o was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

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

         o was engaged or about to engage in a business or transaction for which that guarantor's remaining assets constituted unreasonably small capital;

         o was a defendant in an action for money damages, or had a judgment for money damages docketed against it, if in either case, after a final judgment, the judgment were unsatisfied;

         or

         o intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature;

              and

         o the guarantor received less than reasonably equivalent value or fair consideration for the incurrence of its guarantee; or

         o incurred the guarantee or made related distributions or payments with the intent of hindering, delaying or defrauding creditors,

there is a risk that the guarantee of that guarantor could be voided by the court, or claims by holders of the new notes under the guarantee could be subordinated to other debts of that guarantor. In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

         The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

         o the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

         o the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

         o    it could not pay its debts as they become due.

         On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the new notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

THE NEW NOTES AND THE GUARANTEES THEREOF ARE EFFECTIVELY JUNIOR TO ALL OF OUR AND THE GUARANTORS' EXISTING AND FUTURE SENIOR SECURED DEBT TO THE EXTENT OF THE COLLATERAL.

         The new notes and the guarantees provided by the guarantors will be general unsecured obligations. This means that you will have no recourse to our or the guarantors' specific assets upon any event of default under the indenture governing the new notes. Accordingly, the new notes will be effectively subordinated to any of our secured obligations to the extent of the value of the assets securing such obligations. Under certain circumstances, we may also incur secured debt to other creditors that will have the right to be repaid out of specific property. Your right to be repaid principal and interest on the new notes will be secondary to the right of our lenders to be repaid for all current and future borrowings under our senior credit facility and other secured debt. We may also issue additional unsecured and unsubordinated debt, which will also rank equally with your right to be repaid. Your right to be repaid amounts owing under the guarantees will rank equally to the rights of other unsecured and unsubordinated obligations of the guarantors.

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

         If we default on the new notes, become bankrupt, liquidate or reorganize:

         o you will be entitled to be repaid from our remaining assets only after any secured creditors have been paid out of proceeds from the sale of their collateral; and

         o to the extent there are assets available after all of the foregoing creditors have been paid, then you will be entitled to be repaid on a pro rata basis with and only to the extent that there are sufficient assets to repay any other obligations of the Company and its subsidiaries that rank equally with the new notes in right of payment.

         In the event we or the guarantors become bankrupt, liquidate or reorganize or become involved in a similar proceeding, if we have secured debt, the holders of the new notes will participate with all other holders of our or the guarantors' unsecured and unsubordinated indebtedness in the assets remaining after we and the guarantors have paid all of our secured debt. In any such case, we and the guarantors may not have sufficient funds to pay all of our unsecured creditors. If the holders of our secured debt are not fully paid, the holders of the new notes will not receive any payments. If, at the time of a bankruptcy, liquidation, reorganization or similar proceeding relating to us or the guarantors, we and the guarantors have no secured debt, holders of the new notes will participate ratably with all of our and the guarantors' other unsecured and unsubordinated creditors, including unsecured trade creditors and tort claimants, in our and the guarantors' assets.

         Assuming we had completed this offering on December 31, 2001 and after giving effect to the offering of the old notes, the new notes and the guarantees would have been effectively subordinated to approximately $187 million of secured debt, and approximately $150 million (less any outstanding letters of credit) would have been available for borrowing as additional secured debt under our senior credit facility. Under the terms of the indenture, we will be permitted to borrow substantial additional indebtedness, including secured debt, in the future.

THE INSTRUMENTS GOVERNING OUR CURRENT DEBT CONTAIN CROSS DEFAULT PROVISIONS THAT MAY CAUSE ALL OF THE DEBT ISSUED UNDER SUCH INSTRUMENTS TO BECOME IMMEDIATELY DUE AND PAYABLE AS A RESULT OF A DEFAULT UNDER AN UNRELATED DEBT INSTRUMENT.

         Our senior credit facility and the indenture pursuant to which our existing 8 3/4% senior subordinated notes were issued, as well as the indenture under which the new notes are being issued, contain numerous financial and operating covenants and require us and our subsidiaries to meet certain financial ratios and tests. Our failure to comply with the obligations contained in the senior credit facility, the senior subordinated indenture or the indenture governing the new notes could result in an event of default under our senior credit facility, the senior subordinated indenture or the indenture, which could result in the related debt and the debt issued under other instruments to become immediately due and payable. In such event, we would need to raise funds through any number of alternative available sources, which funds may not be available to us on favorable terms, on a timely basis or at all. Alternatively, such a default would require us to sell our assets and otherwise curtail operations in order to pay our creditors.

WE MAY BE UNABLE TO REPURCHASE THE NEW NOTES IF WE EXPERIENCE A CHANGE OF
CONTROL.

         If we were to experience a change of control, as defined in the indenture governing the new notes, we will be required to make an offer to purchase all of the new notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest. Our senior credit facility restricts our ability to repurchase new notes, including the repurchase of new notes under a change of control offer. Our failure to repay holders tendering new notes upon a change of control would result in an event of default under the new notes. A change of control, or an event of default under the new notes, may also result in an event of default under our senior credit facility, which may result in the acceleration of the indebtedness under that facility requiring us to repay that indebtedness immediately. If a change of control were to occur, we cannot assure you that we would have sufficient funds to repay debt outstanding under the senior credit facility or to purchase the new notes or any other securities which

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

we would be required to offer to purchase or that become immediately due and payable as a result. We expect that we would require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms, or at all.

THERE IS NO PUBLIC TRADING MARKET FOR THE NOTES, AND THEY ARE SUBJECT TO TRANSFER RESTRICTIONS.

         The new notes will be a new issue of securities for which there will be a limited trading market.

         The initial purchasers of the old notes have advised us that they are making a market in the notes and will do so for the new notes following the completion of this offering. However, the initial purchasers are not obligated to do so, and may discontinue any market-making activities with respect to the new notes at any time without notice. In addition, such market-making activity will be subject to the limitations imposed by the Securities Act and the Securities Exchange Act of 1934, and may be limited during this exchange offer.

         If an active market for the new notes were to exist, the new notes might trade at prices lower than their initial offering price. The trading price would depend on many factors, such as prevailing interest rates and the market for similar securities, general economic conditions and our financial condition, performance and prospects.

                        RISKS RELATED TO OUR BUSINESS

OUR PARENT COMPANY'S CONVERTIBLE NOTES BECOME DUE IN NOVEMBER 2002, AND WE MAY NEED TO BORROW ON OUR SENIOR CREDIT FACILITY TO REPAY A PORTION OF THOSE NOTES.

         Mail-Well, Inc. has outstanding $139 million in aggregate principal amount of 5% convertible notes. The convertible notes are due November 1, 2002. We expect to use available cash and, to the extent necessary, borrowings under our senior credit facility to repay an inter-company note between the Company and the Parent Company, which will use those funds to repay the holders of the convertible notes. The senior credit facility has several conditions to borrowing. If we are unable to satisfy all of these conditions, we would be unable to borrow under the senior credit facility to repay the convertible notes. We would then need to obtain the funds to repay the convertible notes through other sources, which funds may not be available to us on favorable terms, on a timely basis or at all. The Parent Company's failure to pay the convertible notes when due would be an event of default under the convertible notes.

WE MAY NOT BE ABLE TO EFFECTIVELY IMPLEMENT OUR STRATEGIC PLAN.

         In May 2001, we announced the adoption of a strategic restructuring plan that calls for the divestiture of our label and printed office products segments. We currently continue to operate those businesses much as we have in the past but, for accounting purposes, we account for these operations as "discontinued operations." The implementation of our plan to sell these businesses may adversely affect the results of operations of these businesses due to diversion of management's attention, the impact on customers and other factors. As of the date of this prospectus, we have sold our subsidiary Curtis 1000 Inc. and our label segment, but we have not entered into any other definitive agreements of sale. There can be no assurance that we will be able to consummate any sale of those businesses, or that the terms, conditions or timing of any sale, if consummated, will achieve the results contemplated by our strategic plan. We intend to use the proceeds of these proposed sales to repay some of our existing debt under our senior credit facility. There can be no assurance that we will receive cash proceeds in the amounts contemplated by our strategic plan to retire a material amount of existing debt. In addition, if any proposed sale is consummated, we may have to retain certain liabilities associated with those business segments' prior operations, including pension benefit obligations, environmental liabilities and indemnification obligations customarily contained in sale agreements.

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WE HAVE RECENTLY REPORTED LOSSES, AND IT IS UNCERTAIN WHEN WE WILL RETURN TO
PROFITABILITY.

         We reported losses for the last three fiscal quarters of 2001 primarily as a result of expenses related to our restructuring initiatives and the economic slowdown, which in particular adversely affected our sales to significant advertising and automotive customers and direct mail. These adverse factors have continued to affect our results in the first quarter of 2002, and our results in the first quarter of 2002 were below the results of the comparable period in 2001. Our ability to return to profitability depends in part on our customers' recovery from this slowdown and the success of our efforts to reduce operating expenses through our plant consolidations and ongoing cost-cutting measures in connection with our recent strategic initiatives. Our operating results are difficult to predict, and we cannot assure you that we will be successful in achieving increased revenues, positive cash flows or profitability.

TO THE EXTENT THAT WE MAKE SELECT ACQUISITIONS, WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE THE ACQUIRED BUSINESSES INTO OUR BUSINESS.

         In the past, we have grown rapidly through acquisitions. Although we believe that our experience in making acquisitions is an important asset, our strategic plan and the terms of our senior credit facility limit the acquisitions that we may currently pursue. To the extent that we pursue acquisitions, we cannot be certain that we will be able to identify and acquire other businesses on favorable terms or that, if we are able to acquire businesses on favorable terms, we will be able to successfully integrate the acquired businesses into our current business or profitably manage them.

THE PRINTING BUSINESS DOES NOT GENERALLY USE LONG-TERM AGREEMENTS, AND OUR PRINTING OPERATIONS MAY BE SUBJECT TO QUARTERLY AND CYCLICAL FLUCTUATIONS.

         The printing industry in which we compete is generally characterized by individual orders from customers or short-term contracts. Most of our customers are not contractually obligated to purchase products or services from us. Most customer orders are for specific printing jobs, and repeat business largely depends on our customers' satisfaction with the work we do. Although our business does not depend on any one customer or group of customers, we cannot be sure that any particular customer will continue to do business with us for any period of time. In addition, the timing of particular jobs or types of jobs at particular times of year may cause significant fluctuations in the operating results of our various printing operations in any given quarter. We depend to some extent on sales to certain industries, such as the advertising and automotive industries. We estimate that approximately 50% of our commercial printing sales are related to advertising. To the extent these industries experience downturns, as is currently the case in advertising, the results of our operations are adversely affected.

OUR INDUSTRY IS HIGHLY COMPETITIVE.

         The printing industry in which we compete is extremely fragmented and highly competitive. In the commercial printing market, we compete against a number of large, diversified and financially stronger printing companies, as well as regional and local commercial printers, many of which are capable of competing with us on volume, price and production quality. In the envelope market, we compete primarily with a few multi-plant and many single-plant companies servicing regional and local markets. There currently is excess capacity in the printing industry, which could result in excessive price competition. We are constantly seeking ways to reduce our costs and become more efficient competitors. However, we cannot be certain that these efforts will be successful or that our competitors will not be more successful in their similar efforts to reduce costs and become more efficient. If we fail to reduce costs and increase productivity, we may face decreased profit margins in markets where we encounter price competition, which in turn could reduce our cash flow and profitability.

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

FACTORS AFFECTING U.S. AND CANADIAN POSTAL SERVICES CAN IMPACT OUR BUSINESS.

         Most envelopes used in the United States and Canada are sent through the mail and, as a result, postal rates can significantly affect envelope usage. Historically, increases in postal rates, relative to changes in the cost of alternative delivery means and/or advertising media, have resulted in temporary reductions in the growth rate of mail sent, including direct mail, which is a significant portion of our envelope volume. We cannot be sure that direct mail marketers will not reduce their volume as a result of any increases. Because rate increases in the United States and Canada are outside our control, we can provide no assurance that any increases in U.S. and/or Canadian postal rates will not have a negative effect on the level of mail sent, or the volume of envelopes purchased, in either or both countries. In such event, we would expect to experience a decrease in cash flow and profitability or financial position.

         Factors other than postal rates that detrimentally affect the volume of mail sent through the U.S. and Canadian postal systems may also negatively affect our business. If the threats of mass bio-terrorism in the U.S. mail system persist, or if there is a perception of a lack of safety in the U.S. or Canadian postal systems, we cannot be sure that direct mail marketers will not reduce their volume as a result of any such persisting threats or insecurity, or that such decreases in demand will not have a negative effect on the level of mail sent or the volume of envelopes purchased.

INCREASES IN PAPER COSTS AND ANY DECREASES IN THE AVAILABILITY OF PAPER COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         Paper costs represent a significant portion of our cost of materials. Changes in paper pricing generally do not affect the operating margins of our commercial printing business because we historically have been able to pass on paper price increases and increased proceeds from waste paper sales. Paper pricing does, however, impact the operating margins of our envelope business because we generally are not able to increase our prices as quickly as paper prices increase. We cannot be certain that we will be able to continue to pass on future increases in the cost of paper. Moreover, rising paper costs and their consequent impact on our pricing could lead to a decrease in our volume of units sold. For example, successive paper price increases during late 1995 and early 1996 resulted in a decline in demand for our products, particularly from the direct mail advertising industry. Although we have been successful in negotiating favorable pricing terms with paper vendors, we cannot be certain we will be successful in negotiating favorable pricing terms in the future. This may result in decreased sales volumes as well as decreased cash flow and profitability.

         We depend on the availability of paper in manufacturing most of our products. During periods of tight paper supply, many paper producers allocate shipments of paper based on the historical purchase levels of customers. As a result of our large volume paper purchases from several paper producers, we generally have not experienced difficulty in obtaining adequate quantities of paper, although we have occasionally experienced minor delays in delivery. Although we believe that our attractiveness to vendors as a large volume paper purchaser will continue to enable us to receive adequate supplies of paper in the future, unforeseen developments in world paper markets coupled with shortages of raw paper could result in a decrease in supply, which in turn would cause a decrease in the volume of products we could produce and sell and a corresponding decrease in cash flow and profitability.

THE AVAILABILITY OF ALTERNATIVE DELIVERY MEDIA MAY ADVERSELY AFFECT OUR
BUSINESS.

         Our envelope manufacturing and printing business is highly dependent upon the demand for envelopes sent through the mail. Such demand comes from utility companies, banks and other financial institutions, among others. Our printing business also depends upon demand for printed advertising and business forms, among others. Consumers increasingly use the Internet and other electronic media to purchase goods and services, and for other purposes such as paying utility and credit card bills. Advertisers use them for targeted campaigns directed at specific electronic user groups. Large and

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

small businesses use electronic media to conduct business, send invoices and collect bills. As a result, we expect the demand for envelopes and other printed materials for these purposes to decline.

         Although we expect countervailing trends, such as the growth of targeted direct mail campaigns based upon mailing lists generated by electronic purchases, to cause overall demand for envelopes and other printed materials to continue to grow at rates comparable to recent historical levels, we cannot be certain that the acceleration of the trend towards electronic media such as the Internet and other alternative media will not cause a decrease in the demand for our products. If demand for our products decreases, we may not generate sufficient cash flow to make required payment on the notes.

WE DEPEND ON GOOD LABOR RELATIONS.

         Following the sale of our label segment, as of May 31, 2002, we had approximately 11,800 full-time employees, of whom approximately 2,200 were members of various local labor unions. If our unionized employees were to engage in a concerted strike or other work stoppage, or if other employees were to become unionized, we could experience a disruption of operations, higher labor costs or both. A lengthy strike could result in a material decrease in our cash flow or profitability.

ENVIRONMENTAL LAWS MAY AFFECT OUR BUSINESS.

         Our operations are subject to federal, state, local and foreign environmental laws and regulations, including those relating to air emissions, wastewater discharge, waste generation, handling, management and disposal, and remediation of contaminated sites. In addition, some of the sellers from which we have bought businesses in the past have been designated as potentially responsible parties under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, or similar legislation in Canada, with respect to off-site disposal of hazardous waste at two sites. CERCLA imposes strict, and in certain circumstances joint and several, liability for response costs. Liability may also include damages to natural resources. We believe that we have minimal exposure as a result of such designations, either because indemnities obtained in the course of acquisitions or because of the de minimis nature of the claims, or both. We also believe that our current operations are in substantial compliance with applicable environmental laws and regulations. We cannot be certain, however, that available indemnities will be adequate to cover all costs or that currently unknown conditions or matters, new laws and regulations, or stricter interpretations of existing laws and regulations will not have a material adverse effect on our business or operations in the future.

WE ARE DEPENDENT ON KEY MANAGEMENT PERSONNEL.

         Our success will continue to depend to a significant extent on our executive officers and other key management personnel. We do not as a matter of policy have employment agreements with our executive officers. We cannot be certain that we will be able to retain our executive officers and key personnel or attract additional qualified management in the future. The success of our new strategic plan may depend, in part, on our ability to retain management personnel during the implementation of the plan. In addition, the success of any acquisitions we may pursue may depend, in part, on our ability to retain management personnel of the acquired companies. We do not carry key person insurance on any of our managerial personnel.


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                         FORWARD-LOOKING STATEMENTS

         This prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. All statements other than statements of historical facts included in this prospectus regarding the prospects of our industry and our prospects, plans, financial position and business strategy, may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "intend," "estimate," "anticipate," "believe," "predict," "potential" or "continue" or the negatives of these terms or variations of them or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations are disclosed in this prospectus, including in conjunction with the forward-looking statements included in this prospectus and under "Risk Factors." All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this document. These forward-looking statements speak only as of the date of this prospectus. We do not intend to update these statements unless the securities laws require us to do so.

                               USE OF PROCEEDS

         We will not receive any proceeds from the issuance of the new notes or consummation of the exchange offer. In consideration for issuing the new notes as contemplated in this prospectus, we will receive corresponding old notes in like principal amount. The old notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the new notes will not result in any change in our indebtedness.

         The approximate net proceeds from our sale of the old notes, after deducting underwriting fees and expenses of the offering, were $341.0 million. We used the net proceeds to repay $197.0 million of term loans outstanding under our senior credit facility, to repay all outstanding amounts under our revolving credit facility and to repay approximately $22.0 million of other senior debt. The remaining proceeds will be used to fund working capital needs and provide the liquidity needed for the repayment of our convertible debt due in November 2002.

                 SELECTED CONSOLIDATED FINANCIAL INFORMATION

         The selected consolidated historical financial information for the years ended December 31, 1999 through 2001 are derived from our consolidated financial statements and notes, which have been audited by Ernst & Young LLP. The previously audited financial statements for the years ended December 31, 1997 and 1998 have been restated to reflect our discontinued operations. This information for 1997 and 1998 has been prepared by management, and these adjustments have not been reviewed by our current or prior auditors. The following summary information for the three months ended March 31, 2002 and 2001 is derived from our interim unaudited consolidated financial statements.

         Since the information presented below is only a summary and does not provide all of the information contained in our financial statements, including the related notes, you should read this information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and accompanying notes included elsewhere in this prospectus.


                                                                                                                THREE MONTHS ENDED
                                                                                                                ------------------
                                                                  YEAR ENDED DECEMBER 31,                           MARCH 31,
                                                                  -----------------------                           ---------
                                                  1997         1998         1999         2000         2001        2001      2002
                                                  ----         ----         ----         ----         ----        ----      ----
STATEMENT OF OPERATIONS:
Net sales..................................... $1,086,401   $1,337,006   $1,533,840   $1,823,583   $1,653,471   $432,976  $391,729
Cost of sales.................................    847,393    1,054,072    1,182,893    1,438,435    1,324,091    345,142   317,695
                                               ----------   ----------   ----------   ----------   ----------   --------  --------
   Gross profit...............................    239,008      282,934      350,947      385,148      329,380     87,834    74,034
Selling, general and administrative
 expenses.....................................    153,712      175,603      212,130      261,465      250,774     66,150    59,139
Restructuring, asset impairments and
 other charges................................         --       32,123        1,807        6,160       44,790         --    13,647
                                               ----------   ----------   ----------   ----------   ----------   --------  --------
   Operating income...........................     85,296       75,208      137,010      117,523       33,816     21,684     1,248
                                               ----------   ----------   ----------   ----------   ----------   --------  --------
Interest expense..............................     29,930       31,132       40,208       62,127       52,751     14,751    12,008
Other expense (income), net...................     (2,088)        (995)      (1,228)         974        1,790        526       254
                                               ----------   ----------   ----------   ----------   ----------   --------  --------
   Income (loss) before income taxes..........     57,454       45,071       98,030       54,422      (20,725)     6,407   (11,014)
Provision (benefit) for income taxes..........     22,663       21,679       39,428       20,213       (7,684)     2,220    (2,749)
                                               ----------   ----------   ----------   ----------   ----------   --------  --------
Income (loss) from continuing
 operations...................................     34,791       23,392       58,602       34,209      (13,041)     4,187    (8,265)
Income (loss) from discontinued operations,
 net of income tax expense (benefit)..........        185        2,449        5,880       (8,038)    (123,176)      (564)   (8,580)
                                               ----------   ----------   ----------   ----------   ----------   --------  --------
Income (loss) before extraordinary gain.......     34,976       25,841       64,482       26,171     (136,217)     3,623   (16,845)
   Extraordinary gain (loss), net.............      6,100        4,132           --        1,447           --         --    (4,763)
                                               ----------   ----------   ----------   ----------   ----------   --------  --------
Net income (loss)............................. $   28,876   $   21,709   $   64,482   $   27,618   $ (136,217)  $  3,623  $(21,608)
                                               ==========   ==========   ==========   ==========   ==========   ========  ========

OTHER FINANCIAL DATA:
Ratio of earnings to fixed charges(1).........     2.55x        2.09x       2.69x        1.56x         N/A                  N/A

                                                                              DECEMBER 31,
                                                    ----------------------------------------------------------------    MARCH 31,
                                                      1997          1998         1999          2000          2001         2002
                                                    --------    ----------    ----------    ----------    ----------   -----------
BALANCE SHEET DATA:
Working capital...................................  $ 75,064    $  153,099    $   91,591    $  513,346    $  133,656   $  214,069
Property, plant and equipment net.................   262,797       359,193       413,984       431,025       375,415      361,555
Intangible assets net.............................   153,927       250,070       315,827       389,148       347,061      348,010
Total assets......................................   665,974     1,099,453     1,294,412     1,652,957     1,449,124    1,526,445
Total debt........................................   340,890       583,657       663,349       919,793       852,999      969,253
Shareholders' equity..............................   171,820       299,375       375,310       385,853       241,877      219,076
Book value per share..............................      3.99          6.13          7.63          8.13          5.01         4.53

--------
(1) For purposes of calculating the ratio of earnings to fixed charges, (i) earnings consist of income (loss) from continuing operations before fixed charges and income taxes, and (ii) fixed charges consist of interest expense on all indebtedness (including amounts allocated to discontinued operations), including the amount of amortization of deferred financing costs and capitalized interest in 2001 and 2000. For the three months ended March 31, 2002 and the year ended December 31, 2001, the earnings, as defined above, were less than fixed charges, as defined above, by $11.0 million and $21.0 million, respectively.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

         The following unaudited pro forma condensed consolidated financial data include an unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2001 and the three months ended March 31, 2002. The pro forma statements are derived from our audited consolidated financial statements for the year ended December 31, 2001 and our unaudited consolidated financial statements for the three months ended March 31, 2002, which are included elsewhere in this prospectus. The unaudited pro forma condensed consolidated financial data have been prepared for illustrative purposes only and do not purport to represent what our financial condition or results of operations would actually have been had the transactions described below in fact occurred as of the dates specified. In addition, the unaudited pro forma condensed consolidated financial data do not purport to project our results of operations as of any date or for any future period.

         The unaudited pro forma condensed consolidated statement of operations includes the effects of the issuance of the new notes and other adjustments related to the issuance of the new notes. The unaudited pro forma condensed consolidated financial data should be read in conjunction with our audited financial statements as of December 31, 2001 and the year then ended and our unaudited consolidated financial statements as of March 31, 2002 and the quarter then ended and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2002
                      AND THE YEAR ENDED DECEMBER 31, 2001
                                 (in thousands)
                                   (Unaudited)

                          YEAR ENDED DECEMBER 31, 2001
                          ----------------------------
                                                        PRO FORMA
                                                         OFFERING
                                         HISTORICAL    ADJUSTMENTS        PRO FORMA
                                         ----------    -----------        ---------
Net sales.............................  $ 1,653,471    $                 $  1,653,471
Cost of sales.........................    1,324,091                         1,324,091
                                        -----------    ----------        ------------
   Gross profit.......................      329,380                           329,380
Selling, general and administrative
   expenses...........................      250,774                           250,774
Restructuring, asset impairments and
   other charges......................       44,790
                                        -----------    ----------        ------------
Operating income......................       33,816                            33,816
Interest expense (income).............       52,751        33,688 (a)          67,333
                                                          (19,015)(a)
                                                           (1,299)(b)
                                                              904 (c)
Other expenses........................        1,790                             1,790
                                        -----------    ----------        ------------
Loss from continuing operations
   before income taxes................      (20,725)      (14,278)            (35,307)
Provision (benefit) for income taxes..       (7,684)       (5,497)(d)         (13,181)
                                        -----------    ----------        ------------
Loss from continuing operations.......  $   (13,041)   $   (8,781)       $    (21,822)
                                        ===========    ==========        ============


                        THREE MONTHS ENDED MARCH 31, 2002
                        ---------------------------------
                                                       PRO FORMA
                                                        OFFERING
                                        HISTORICAL    ADJUSTMENTS        PRO FORMA
                                        ----------    -----------        ---------
Net sales............................  $   391,729    $                 $    391,729
Cost of sales........................      317,695                           317,695
                                       -----------    ----------        ------------
   Gross profit......................       74,034                            74,034
Selling, general and administrative
   expenses..........................       59,139                            59,139
Restructuring, asset impairments and
   other charges.....................       13,647                            13,647
                                       -----------    ----------        ------------
Operating income.....................        1,248                             1,248
Interest expense (income)............       12,008         8,422 (a)          16,512
                                                          (3,927)(a)
                                                            (217)(b)
                                                             226 (c)
Other expenses.......................          254                               254
                                       -----------    ----------        ------------
Loss from continuing operations
   before income taxes...............      (11,014)       (4,504)            (15,518)
Benefit for income taxes.............       (2,749)       (1,734)(d)          (4,483)
                                       -----------    ----------        ------------
Net loss from continuing operations..  $    (8,265)   $   (2,770)       $    (11,035)
                                       ===========    ==========        ============

                 NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                    CONSOLIDATED STATEMENT OF OPERATIONS
                           (Amounts in thousands)

(a) Adjustment to record interest on the new notes, less interest incurred on the portions of the Tranche A and B term loans and on other senior debt repaid by the new notes and the reduction of interest expense as a result of assumed decrease in balances outstanding under the revolving credit facility.

                                                    December 31,     March 31,
                                                        2001           2002
                                                        ----           ----
      Interest on new notes.........................  $ 33,688      $   8,422

      Less:
       Interest on Tranche A term loan repaid.......    (7,114)        (1,393)
       Interest on Tranche B term loan repaid.......    (7,242)        (1,429)
       Interest on other senior debt repaid.........      (937)          (158)
       Interest on revolving credit facility........    (3,722)          (946)
                                                      --------      ---------
                                                       (19,015)        (3,927)
                                                      --------      ---------
                                                      $ 14,673      $  (4,495)
                                                      ========      =========

(b) Adjustment to remove amortization of deferred financing fees related to the senior credit facility, which were written off as a result of the sale of the new notes, net of additional amortization on fees incurred to amend the senior credit facility. The pro forma adjustment does not include the impact on results of the write-off of these fees since the write-off is nonrecurring.

(c) Adjustment to record amortization of deferred financing fees related to the new notes.

(d) Adjustment to record the taxes on the above adjustments at the statutory rate of 38.5%.

Ratio of Earnings to Fixed Charges--For purposes of calculating the pro forma ratio of earnings to fixed charges, (i) earnings consist of income (loss) from continuing operations before fixed charges and income taxes, and (ii) fixed charges consist of interest expense on all indebtedness (including amounts allocated to discontinued operations), including the amount of amortization of deferred financing costs and capitalized interest. For the pro forma three months ended March 31, 2002 and the pro forma year ended December 31, 2001, the earnings, as defined above, were less than fixed charges, as defined above, by $15.5 million and $35.6 million, respectively.

              MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                     CONDITION AND RESULTS OF OPERATIONS

CORPORATE OVERVIEW

         We are one of the largest printers in North America competing primarily in the commercial printing and envelope market segments. We believe we are the world's largest manufacturer of envelopes, the leading printer of envelopes in the United States and Canada, the premier high impact color printer in the United States, and a leading general commercial printer in several major U.S. markets. We operate 73 facilities throughout North America in our commercial printing and envelope businesses. The combination of our broad printing facility network and our sales force, which is among the largest in the industry, has enabled us to build our primary customer base to over 20,000 customers.

         In May 2001, we completed a comprehensive review of our operations and adopted a new strategy that focuses on our two primary businesses-- commercial printing and envelopes. In support of this strategy, we announced our intention to sell of our label and printed office products businesses and certain other non-strategic assets. In February 2002, we sold Curtis 1000 Inc., a printed office products company, for approximately $40 million. In addition, we sold our label segment for approximately $75 million in May 2002. We intend to use the net proceeds from the divestitures to reduce our senior secured debt. In connection with our new strategic plan, we also announced plans to consolidate three of our commercial printing plants into one facility, to close 11 of our envelope plants and to redeploy the equipment and assets at other facilities. We have completed the plant consolidations in commercial printing and seven of the closures in envelope, and plan to complete the remaining consolidations by the end of 2002. Our new strategy includes the launch of several initiatives to significantly improve operations and marketing effectiveness. Both the envelope and commercial printing businesses have programs in place to institute best practices, install pricing disciplines and align equipment and services to better serve our customers and markets. We believe these initiatives will significantly improve the performance of our businesses.

         Paper is our most significant raw material. We purchased approximately 437,000 tons of paper in 2001 for our envelope and commercial printing businesses. Prices of uncoated papers, which are the principal grades of paper used to manufacture envelopes, decreased 10% in 2001 after an increase of approximately 5% at the end of 1999. Prices of coated papers, which are used principally in commercial printing, increased approximately 3% in 2000 but decreased approximately 8% in 2001. Changes in paper pricing generally do not affect the operating results of our commercial printing business because we can pass on paper price increases to our customers. Paper pricing does, however, impact the operating margins of our envelope business. When paper prices are rising, operating margins on our envelope products tend to be lower because we generally are not able to increase our prices as quickly as paper prices increase. Thus, when uncoated paper prices increased at the end of 1999, operating margins of the envelope business were negatively impacted in 2000. We expect uncoated and coated paper pricing to be stable in 2002.

         Our significant growth has been primarily due to our acquisition strategy. However, we curtailed our acquisitions in 2001 in order to concentrate on implementing our strategic plan. In 2000, we acquired American Business Products, Inc. and four smaller companies. In 1999, we acquired eight companies. The acquisitions completed in 2000 and 1999 were accounted for as purchase transactions. Recording acquisitions in this manner impacts comparability of our financial statements because the results of each of the acquired companies are included in the consolidated results from the dates acquired. The impacts of our acquisitions are included in the following discussions of our results.

CONSOLIDATED RESULTS OF OPERATIONS

         The financial statements for all periods presented have been restated as required by generally accepted accounting principles to report the results of our label and printed office products businesses as discontinued operations. The summary financial data set forth in the tables that follow present reported amounts as well as comparable financial data for New Mail-Well. When we refer to "New Mail-Well," we are referring to results of the operations that will constitute Mail-Well subsequent to the planned divestitures of the operations reported as discontinued operations and assets held for sale and that exclude restructuring, asset impairments and other charges reported in the consolidated statements of operations for the years ended December 31, 2001, 2000 and 1999, and for the three-month periods ended March 31, 2002 and 2001.

         The economic downturn in 2001 adversely affected the sales and margins of both of our primary businesses, especially the portion of our commercial printing business related to print advertising. The economy continues to adversely affect our business in 2002. The reduced sales and margins have resulted in corresponding decreases in operating income and net income mitigated in part by reductions in operating expenses and interest expense.

SALES

         Comparison of First Quarter 2002 and 2001

                                      QUARTER ENDED MARCH 31           % CHANGE
                                      ----------------------           --------
                                      2002              2001             2001
                                      ----              ----             ----
                                           (DOLLARS IN THOUSANDS)
Reported...................         $391,729         $432,976            (9.5)%
New Mail-Well*.............         $364,836         $410,889           (11.2)%

--------
* Excludes sales of certain operations of our envelope and commercial printing businesses held for sale. New Mail-Well's sales include sales of $4 million and $7 million in 2002 and 2001, respectively, to Curtis 1000 Inc. as well as other operations being divested, which sales are anticipated to continue subsequent to the disposition of the operations.

         New Mail-Well's sales in the first quarter of 2002 were $364.8 million, or 11.2% below sales during the first quarter of 2001. Despite reported improvements in the general economy, we have yet to see improvements in the key markets we serve. Demand for commercial printing continues to be weak, and sales of envelopes into the resale and direct mail markets are below levels of a year ago.

         Comparison of 2001, 2000 and 1999

                                               YEAR ENDED DECEMBER 31                      % CHANGE
                                     ----------------------------------------         -------------------
                                        2001            2000          1999            2001           2000
                                     ----------      ----------    ----------         ----           ----
                                               (DOLLARS IN THOUSANDS)
Reported...................          $1,653,471      $1,823,583    $1,533,840         (9)%            19%
New Mail-Well*.............          $1,563,749      $1,719,393    $1,436,068         (9)%            20%


--------
* Excludes sales of certain operations of our envelope and commercial printing businesses held for sale. New Mail-Well's sales include sales of $23 million and $16 million in 2001 and 2000, respectively, to Curtis 1000 Inc. as well as other operations being divested, which sales are anticipated to continue subsequent to the disposition of the operations.

         New Mail-Well's sales were down $155.6 million, or 9%, in 2001. Excluding the impact of acquisitions completed during 2000, the sales decline was 11%. The slowdown in the economy during 2001 significantly impacted sales. Reductions by our customers in spending on printed advertising material and direct mail promotions impacted sales of commercial printing and envelopes. Problems in the technology, telecommunications and travel industries also adversely affected our business.

         New Mail-Well's sales of $1.7 billion in 2000 were $283.3 million higher than sales in 1999. Sales contributed by acquisitions completed in 2000 and 1999 accounted for $159 million of this increase. Internal growth in both our commercial printing and envelope businesses accounted for the remainder.

         Reported sales in 2001 and 2000 changed from the prior year in the same proportions and were impacted by the same factors as the sales of New Mail-Well.

RESTRUCTURING, ASSET IMPAIRMENTS AND OTHER CHARGES

         2002. As announced in 2001, we are consolidating certain operations to eliminate excess internal capacity in order to reduce costs and improve our long-term competitive position. In addition, we are significantly reducing the size of certain of our facilities in response to current market conditions. The restructuring charge related to these plans totaled $11.7 million in first quarter of 2002. The following table and discussion present the details of this restructuring charge, as well as other related charges recorded during the quarter:

                                                                          COMMERCIAL
                                                           ENVELOPE        PRINTING        CORPORATE        TOTAL
                                                           --------       ----------       ---------       -------
                                                                               (IN THOUSANDS)
     Employee separation and related expenses..........     $    --         $  233            $ --         $   233
     Other exit costs..................................       3,498             --              --           3,498
     Asset impairment charges..........................       4,895             --              --           4,895
     Implementation expenses...........................       3,040             --              --           3,040
                                                            -------         ------            ----         -------
          Total restructuring costs....................      11,433            233              --          11,666
     Other charges.....................................         580            774             627           1,981
                                                            -------         ------            ----         -------
          Total restructure and other charges..........     $12,013         $1,007            $627         $13,647
                                                            =======         ======            ====         =======

         In addition to the three envelope manufacturing facilities consolidated in 2001, our envelope business consolidated four facilities in the first quarter of 2002 and will consolidate four additional operations during the remainder of 2002. When this consolidation plan is completed we will have closed 11 envelope plants and substantially reduced excess internal capacity and improved utilization of equipment and resources at the remaining 27 domestic plants and 12 plants in Canada. In 2001, we accrued the separation and related employee costs covering the 923 employees expected to be terminated over the course of this project. As of March 31, 2002, 553 employees had been separated. Other exit costs of $3.5 million are primarily training costs and other incremental expenses incurred in connection with those employees added at the plants that are absorbing the sales of the plants being closed. Incremental external implementation expenses were $3.0 million. Equipment taken out of service during the first quarter of 2002 as a result of our consolidation program was written down $4.9 million to its fair market value.

         Our commercial printing business completed the consolidation of its operations in the Philadelphia, Pennsylvania area in 2001. We are also reducing fixed costs at certain of our commercial printing facilities in response to changes in market conditions. As a result, we reduced headcount in the first quarter of 2002 by 143 employees and incurred severance costs of $233,000.

         In 2001, we initiated several programs to significantly improve operations and marketing effectiveness. Both the envelope and commercial printing businesses have programs in place to institute best practices, install pricing disciplines and align equipment and services to better serve our customers and markets. We believe these initiatives will significantly improve the performance of our businesses; accordingly, we have expedited the implementation of these programs by investing in outside assistance. The external incremental expenses incurred on these initiatives totaled $2.0 million during the first quarter of 2002 and are reported in other charges.

         We expect to complete our restructuring and other strategic initiatives by the end of 2002 and anticipate further charges of approximately $35.0 million. Implementation expenses are expected to total
$4 million and training and other exit costs are estimated to be $15 million. In addition, $16 million of equipment, which will not be sold or redeployed, will be written-off.

         2001. The restructuring charges related to our new strategic plan totaled $37.4 million in 2001. The following table and discussion present the details of these restructuring charges, as well as other charges recorded in 2001:

                                                                        COMMERCIAL
                                                        ENVELOPE         PRINTING       CORPORATE      TOTAL
                                                        --------         --------       ---------      -----
                                                                             (IN THOUSANDS)
Employee separation and related expenses.....           $ 9,042           $  385         $   --       $ 9,427
Lease termination costs......................             1,368              346             --         1,714
Other exit costs.............................            13,174            1,632             --        14,806
Asset impairment charges.....................             8,178              601             --         8,779
Strategic assessment costs...................                --               --          2,677         2,677
                                                        -------           ------         ------       -------
   Total restructuring costs.................            31,762            2,964          2,677        37,403
Other charges................................             1,360            1,482          1,600         4,442
                                                        -------           ------         ------       -------
Total restructuring, asset impairments and
   other charges.............................           $33,122           $4,446         $4,277       $41,845
                                                        =======           ======         ======       =======

         Our envelope business has implemented a plan to consolidate nine (the decision to close two additional plants was made in the first quarter
2002) of our manufacturing facilities over an 18-month period. This plan will substantially reduce excess internal capacity and improve utilization of equipment and resources at the remaining 41 plants. The separation and related employee costs cover 923 employees to be terminated over the course of this project, of which 359 had been separated as of December 31, 2001. Other exit costs include training costs for those employees at the plants that are absorbing the sales of the plants being closed and external assistance in implementing the plant closures. As of December 31, 2001, we had completed the closure of our facilities in Omaha, Nebraska; Allentown, Pennsylvania; and Santa Fe Springs, California. The $8.2 million asset impairment charge relates to the write down of equipment taken out of service as a result of these plant closures.

         Our commercial printing business consolidated three printing operations in the Philadelphia, Pennsylvania area into one. This consolidation was done to improve the cost effectiveness of these operations and their competitive position in the Philadelphia market. The costs associated with this consolidation included severance and related expenses covering the termination of 25 employees, all of whom have been terminated. Other exit costs include expenses incurred to move and reinstall equipment. Equipment taken out of service was written down $0.6 million to its fair market value.

         In developing our new strategic plan, we engaged outside advisors to research and evaluate our markets, survey our customers and assess existing strategies. In addition, we engaged financial advisors to evaluate options for improving our capital structure. The cost of these advisors was $2.7 million.

         The external incremental cost incurred for the initiatives to improve operations and marketing effectiveness described above totaled $2.1 million in 2001 and is reported as other charges.

         Other charges include the write-off of a $1.6 million investment in a company developing a service to enable online management of the creative process of a printing job and a $0.7 million write-off of the cost incurred for a human resource information system that will not be implemented.

         2000. We began our comprehensive review of our operations in 2000 and identified certain actions that could be taken at that time. The following table and discussion present the details of restructuring charges, as well as other charges recorded in 2000:

                                                                                         COMMERCIAL
                                                                           ENVELOPE       PRINTING        TOTAL
                                                                           --------       --------        -----
                                                                                       (IN THOUSANDS)
Employee separation and related employee costs....................          $   86         $  188        $  274
Lease termination costs...........................................              --            428           428
Asset impairment charges..........................................              --            749           749
Other exit costs..................................................              --             45            45
                                                                            ------         ------        ------
   Total restructuring costs......................................              86          1,410         1,496
Other asset impairments...........................................           1,872          2,036         3,908
                                                                            ------         ------        ------
    Total restructuring, asset impairments and other charges......          $1,958         $3,446        $5,404
                                                                            ======         ======        ======

         Our envelope business closed a resale operation in Vancouver, Washington. The separation and related employee costs covered the termination of 19 employees, all of whom have been terminated.

         Our commercial printing business consolidated two operations in St. Louis into an existing facility and closed our bindery operation in Mexico. We reduced our total workforce by 165 employees by taking these actions.

         We also incurred asset impairment charges in 2000 totaling $3.9 million that were unrelated to the restructuring. These assets were taken out of service and could not be redeployed or sold, and therefore were written off.

         We completed a restructuring program initiated in 1998 during 2000. Changes related to that program, which were recorded in 2000, totaled $0.8 million.

IMPAIRMENT OF ASSETS HELD FOR SALE

         As part of our new strategy, the sale of certain assets that are not strategic to our envelope or commercial printing businesses was approved in May 2001. We incurred a charge of $2.9 million in 2001 to write down certain of these assets to fair value.

OPERATING INCOME

         Comparison of First Quarter 2002 and 2001


                                                       QUARTER ENDED MARCH 31             % CHANGE
                                                       ----------------------             --------
                                                      2002                2001
                                                      ----                ----
                                                       (DOLLARS IN THOUSANDS)
Reported
  Operating income..................                  $ 1,248           $21,684            (94)%
  Operating margin..................                      0.3%              5.0%
New Mail-Well*
  Operating income..................                  $12,607           $19,230            (34)%
  Operating margin..................                      3.5%              4.7%


--------
* Excludes income from continuing operations of certain operations of our envelope and commercial printing businesses held for sale, and restructuring and other charges of $13.6 million in 2002.

         New Mail-Well's operating income declined 34% in the first quarter of 2002 to $12.6 million. The reduction in operating income was due primarily to the contribution lost on the decline in sales, estimated to be approximately $12.5 million. Increased competition resulting from the lower demand reduced contribution margins by more than 6% and total contribution by approximately another

$8.7 million. Offsetting these declines were reductions in fixed costs, which totaled approximately $12 million during the quarter.

         The $13.6 million restructuring and other charges discussed above are the primary difference between reported operating income and the operating income of New Mail-Well.

         Comparison of 2001, 2000 and 1999

                                                      YEAR ENDED DECEMBER 31                       % CHANGE
                                                      ----------------------                  -------------------
                                               2001           2000            1999            2001           2000
                                              -------       --------        --------          ----           ----
                                                      (DOLLARS IN THOUSANDS)
Reported
   Operating income...................        $33,816       $117,523        $137,010          (71)%          (14)%
   Operating margin...................              2%             6%              9%
New Mail-Well*
   Operating income...................        $65,848       $110,497        $127,233          (40)%          (13)%
   Operating margin...................              4%             6%              9%

--------
* Excludes operating income in 2001, 2000 and 1999 of certain operations of our envelope and commercial printing businesses held for sale, the $2.9 million impairment of assets held for sale in 2001 and restructuring, asset impairments and other charges of $41.8 million, $6.2 million and $1.8 million in 2001, 2000 and 1999, respectively.

         New Mail-Well's operating income declined 40% in 2001 to $65.8 million. Excluding earnings contributed by acquisitions completed in 2000, the decline was 42%. The reduction in operating income was primarily due to the estimated $53 million of contribution margin lost on the decline in sales. Increased competition resulting from the lower demand due to the slowdown in the economy impacted contribution margins by approximately $6 million. Offsetting these declines were reductions in fixed manufacturing costs, primarily production support, and administrative expenses, which totaled approximately $13 million during 2001.

         New Mail-Well's operating income in 2000 declined 13%. Excluding the $8.2 million attributable to acquisitions completed in 2000 and 1999, the decline was 19%. This decline was the result of lower margins in our envelope business due to higher paper prices and lower profits in our commercial printing business. The lower earnings of our commercial printing business were due to a change in the mix of the products sold and to poor operating performance at four manufacturing facilities, including asset write-offs and accrual adjustments, totaling $6.1 million at two of these plants. Corporate expenses were also higher primarily due to special retirement expenses of $2.6 million recorded in 2000.

INTEREST EXPENSE

         Comparison of First Quarter 2002 and 2001

                                                      QUARTER ENDED MARCH 31       % CHANGE
                                                      ----------------------       --------
                                                        2002           2001
                                                        ----           ----
                                                      (DOLLARS IN THOUSANDS)
Total interest expense............................    $18,482        $21,533         (14)%
Less:  Allocation to discontinued operations......     (6,474)        (6,782)
                                                      -------        -------
Reported interest expense.........................     12,008         14,751         (19)%
Less:  Allocation to assets held for sale.........       (968)        (1,621)
                                                      -------        -------
New Mail-Well.....................................    $11,040        $13,130         (16)%
                                                      =======        =======

         During the quarter ended March 31, 2002, interest before allocations to discontinued operations and assets held for sale declined 14% due to lower average debt balances and lower average interest rates. Our weighted average interest rate will increase as a result of the issuance of $350 million of 9 5/8% senior notes on March 13, 2002.

         Reported interest excludes an allocation of total interest expense to discontinued operations based on the net assets of those operations. Interest expense applicable to New Mail-Well excludes interest allocated to certain operations of the envelope and commercial printing businesses that are held for sale based on the net proceeds anticipated from the sales of these assets.

         Comparison of 2001, 2000 and 1999

                                                            YEAR ENDED DECEMBER 31                    % CHANGE
                                                            ----------------------                ------------------
                                                      2001           2000          1999           2001          2000
                                                    --------       --------      --------         ----          ----
                                                           (DOLLARS IN THOUSANDS)
Total interest expense....................          $ 78,891       $ 92,138      $ 55,247         (14)%          67%
Less: Allocated to discontinued
   operations.............................           (26,140)       (30,011)      (15,039)
                                                    --------       --------      --------
Reported interest expense.................            52,751         62,127        40,208         (15)%          55%
Less: Allocated to assets held for sale...            (5,255)        (6,013)       (4,796)
                                                    --------       --------      --------
New Mail-Well.............................          $ 47,496       $ 56,114      $ 35,412         (15)%          58%
                                                    ========       ========      ========

         In 2001, total interest expense declined 14% due to lower average debt balances and lower average interest rates. Interest rates and expense are expected to increase in 2002 due to anticipated debt refinancing related to the repayment of our 5% convertible notes on or before their maturity at November 1, 2002.

         In February 2000, we entered into a new senior secured credit facility to finance the acquisition of American Business Products, Inc. The increase in interest in 2000 was due to higher total borrowings and higher average interest rates.

INCOME TAXES

         Comparison of First Quarter 2002 and 2001

                                                                 QUARTER ENDED MARCH 31
                                                                 ----------------------
                                                                    2002        2001
                                                                    ----        ----
                                                                 (DOLLARS IN THOUSANDS)
Reported
  Provision (benefit) for income taxes.................           $(2,749)     $2,220
  Effective tax rate...................................              25.0%       34.6%
New Mail-Well
  Provision for income taxes...........................           $   524      $2,500
  Effective tax rate...................................              41.0%       45.5%

         New Mail-Well's effective tax rate for 2002 decreased by 4.5 percentage points due to higher estimated pre-tax income in 2002, which decreased the impact of nondeductible permanent differences on the effective rate.

         The reported effective tax rate for 2002 reflects the tax impact of the restructuring and other charges.

         Comparison of 2001, 2000 and 1999

                                                                                 YEAR ENDED DECEMBER 31
                                                                                 ----------------------
                                                                            2001          2000          1999
                                                                            ----          ----          ----
                                                                                (DOLLARS IN THOUSANDS)
Reported
   Provision (benefit) for income taxes...........................        $(7,684)       $20,213       $39,428
   Effective tax rate.............................................           37.1%          37.1%         40.2%
New Mail-Well
   Provision for income taxes.....................................        $ 7,146        $19,242       $37,428
   Effective tax rate.............................................           43.4%          36.1%         40.2%

         New Mail-Well's effective tax rate for 2001 increased by 7.3 percentage points due to lower pre-tax income, which increased the impact of nondeductible goodwill amortization on the effective rate.

         The 4.1 percentage point decline in New Mail-Well's effective tax rate for 2000 was due in part to a reduction in the statutory rates in Canada. In addition, net impact of permanent differences reduced taxable income in 2000.

         The reported effective tax rate for 2001 reflects the tax impact of the restructuring charge.

INCOME (LOSS) FROM CONTINUING OPERATIONS AND INCOME PER SHARE--ASSUMING
DILUTION

         Comparison of First Quarter 2002 and 2001

                                                           QUARTER ENDED MARCH 31     % CHANGE
                                                           ----------------------     --------
                                                             2002         2001
                                                             ----         ----
                                                           (DOLLARS IN THOUSANDS)
Income (loss) from continuing operations
   Reported.........................................       $(8,265)      $4,187        (297)%
   New Mail-Well*...................................       $   755       $2,779         (73)%
Income (loss) from continuing operations per share
   Reported.........................................       $ (0.17)      $ 0.09        (289)%
   New Mail-Well*...................................       $  0.02       $ 0.06         (67)%

--------
* Excludes income from continuing operations of certain operations of our envelope and commercial printing businesses held for sale, and restructuring and other charges of $13.6 million in 2002.

         New Mail-Well's income from continuing operations per share declined 67% in the first quarter of 2002, reflecting a similar decrease in income from continuing operations. The earnings decline was due to lower sales and lower margins partially offset by lower fixed costs, lower amortization expense and lower interest expense. Lower amortization expense was due to the implementation of SFAS 142 whereby goodwill is no longer required to be amortized.

         Our reported loss from continuing operations of $8.3 million, or $.17 per share, includes the restructuring and other charges of $13.6 million.

         Comparison of 2001, 2000 and 1999

                                                            YEAR ENDED DECEMBER 31                 % CHANGE
                                                      ----------------------------------      --------------------
                                                        2001        2000          1999         2001          2000
                                                      --------     -------       -------      ------         -----
                                                            (DOLLARS IN THOUSANDS)
Income (loss) from continuing operations
   Reported...................................        $(13,041)    $34,209       $58,602      (138)%         (42)%
   New Mail-Well*.............................        $  9,319     $34,060       $55,622       (73)%         (39)%
Income (loss) from continuing operations
    per share--assuming dilution
   Reported...................................        $  (0.27)    $  0.69       $  1.10      (139)%         (38)%
   New Mail-Well*.............................        $   0.19     $  0.69       $  1.05       (72)%         (34)%

--------
* Excludes income from continuing operations in 2001, 2000 and 1999 of certain operations of our envelope and commercial printing businesses held for sale, the $2.9 million impairment of assets held for sale in 2001 and restructuring, asset impairments and other charges of $41.8 million, $6.2 million and $1.8 million in 2001, 2000 and 1999, respectively.

         New Mail-Well's income (loss) from continuing operations per share declined 72% in 2001, reflecting a similar decrease in income from continuing operations. The earnings decline was due to lower sales and lower margins partially offset by lower fixed costs and lower interest expense. In addition, our reported loss from continuing operations of $13 million, or $0.27 per share, was also negatively impacted by the restructuring, asset impairments and other charges of $41.8 million and the impairment charge recorded on assets held for sale of $2.9 million which are excluded from income from continuing operations of New Mail-Well.

         In 2000, income from continuing operations for New Mail-Well declined 39% with a corresponding 34% decrease in earnings per share. This decline in earnings reflected lower operating margins, higher fixed costs, higher amortization expense and higher interest expense than in 1999.

LOSS ON DISCONTINUED OPERATIONS

         In June 2001, we announced our intention to sell our label and printed office products businesses. Generally accepted accounting principles require that our financial statements be restated to exclude the sales and expenses of these business and that their results be reported as discontinued operations.

         During the quarter ended March 31, 2002, we recorded a loss of $8.6 million from discontinued operations, which included a loss from operations of $1.0 million after the allocation of interest and taxes and $7.6 million of additional loss estimated on the disposition of our label and printed office products businesses. During the quarter, we competed the sale of Curtis 1000 for approximately $40.0 million, which includes the assumption of debt. Curtis 1000 was reported as part of our printed office products business.

         Our estimates of the sales proceeds expected from the divestitures are based on data provided by our financial advisors and indications of value received from prospective buyers. The loss is adjusted once the actual sales proceeds are known or management has information indicating that the actual sales proceeds are likely to be different than the estimates. We do not expect the actual sales proceeds to be significantly different from those assumed, and we expect to complete these dispositions during the second quarter or early in the third quarter of 2002.

         Sales of our label and printed office products businesses during the first quarter of 2002 totaled $127.8 million. The operating income earned by these businesses was $6.7 million.

         The loss reported from discontinued operations for the year ended December 31, 2001 was $123.2 million, or $2.59 per share, after income tax benefits from the loss and included the following:

         o A write-down to net realizable value based on estimated sales proceeds; and

         o The actual and forecasted results of these businesses from the date of the announcement through the expected date of disposal, including an allocation of interest expense.

         Sales of our label and printed office products businesses in 2001 totaled $605.6 million. The operating income earned by these businesses in 2001 was $19.3 million.

EXTRAORDINARY ITEM

         Results for the quarter ended March 31, 2002 include an extraordinary charge of $4.8 million, net of tax, or $0.10 per share. We wrote-off the pro rata portion of the deferred financing fees, $8.2 million, incurred in connection with our bank credit facility which related to the portion of the term debt repaid with the proceeds from the senior notes issued in March 2002 and from the sale of Curtis 1000 in February 2002.

NET INCOME (LOSS) AND NET INCOME (LOSS) PER SHARE--ASSUMING DILUTION

         Comparison of First Quarter 2002 and 2001

                                                           QUARTER ENDED MARCH 31        % CHANGE
                                                           ----------------------        --------
                                                             2002            2001
                                                             ----            ----
                                                           (DOLLARS IN THOUSANDS)
Net income (loss)
   Reported.......................................         $(21,608)        $3,623        (696)%
   New Mail-Well*.................................         $    755         $2,779         (73)%
Net income (loss) per share - assuming dilution
   Reported.......................................         $  (0.45)        $ 0.08        (663)%
   New Mail-Well*.................................         $   0.02         $ 0.06         (67)%

--------
* Excludes income from continuing operations of certain operations of our envelope and commercial printing businesses held for sale, and restructuring and other charges of $13.6 million in 2002.

         Our reported net loss for the first quarter of 2002 was $21.6 million, or $0.45 per share. This loss was due to lower income from continuing operations, the charges taken in connection with our restructuring and other strategic initiatives, the loss on discontinued operations and the extraordinary charge.

         Comparison of 2001, 2000 and 1999

                                                             YEAR ENDED DECEMBER 31                       % CHANGE
                                                     --------------------------------------           -------------------
                                                        2001          2000           1999             2001           2000
                                                        ----          ----           ----             ----           ----
                                                             (DOLLARS IN THOUSANDS)
Net income (loss)
   Reported.....................................     $(136,217)      $27,618        $64,482          (593)%          (57)%
   New Mail-Well*...............................     $   9,319       $34,060        $55,622           (73)%          (39)%
Net income (loss) per share--assuming dilution
   Reported.....................................     $   (2.86)      $  0.56        $  1.20          (611)%          (53)%
   New Mail-Well*...............................     $    0.19       $  0.69        $  1.05           (72)%          (34)%

--------
* Excludes operating income in 2001, 2000 and 1999 of certain operations of our envelope and commercial printing businesses held for sale, the $2.9 million impairment of assets held for sale in 2001 and restructuring, asset impairments and other charges of $41.8 million, $6.2 million and $1.8 million in 2001, 2000 and 1999, respectively.

         In 2001, the reported net loss was $136.2 million, or $2.86 per share assuming dilution. This loss was due to lower operating results from continuing operations, the restructuring, asset impairments and other charges and the losses recognized on discontinued operations and assets held for sale. Net income in 2000 included an extraordinary gain of $1.4 million. Reported net income and net income per share in 2000 were down over 50% from 1999 because of lower operating results, higher amortization expense and higher interest expense.

         New Mail-Well's net income and net income per share are the same as shown from New Mail-Well's continuing operations because New Mail-Well excludes results of discontinued operations, the impairment on assets held for sale and the restructuring, asset impairments and other charges.

BUSINESS SEGMENTS

ENVELOPE

         The following tables present the reported sales and operating income of our envelope business, as well as sales and operating income excluding the results of operations that are held for sale ("New Envelope") and restructuring and other charges.

         Comparison of First Quarter 2002 and 2001

                                     QUARTER ENDED MARCH 31      % CHANGE
                                     ----------------------      --------
                                      2002           2001
                                      ----           ----
                                    (DOLLARS IN THOUSANDS)
Net sales
   Reported....................     $200,975       $221,616         (9)%
   New Envelope*...............     $185,099       $209,022        (11)%

Operating income
   Reported....................     $  7,738       $ 22,975        (66)%

   New Envelope*...............     $ 18,318       $ 21,022        (13)%

--------
* Excludes sales and operating income of certain operations of our envelope business held for sale. New Envelope sales include sales of $3 million and $7 million in 2002 and 2001, respectively, to Curtis
    1000 Inc. as well as other operations being divested, which sales are anticipated to continue subsequent to the disposition of the operations.

         New Envelope's sales in the first quarter of 2002 were down 11.0% from the first quarter of the prior year. We continue to experience lower sales in the direct mail segment of our market. Sales to our direct mail customers were down approximately $8.0 million in the quarter. Demand in the resale segment of our market, which began to soften in the second half of 2001, continues to be weak. Sales to our merchant and office products customers were down $8.5 million.

         Operating income of New Envelope declined 13%. Reductions of $8.1 million in fixed costs were not sufficient to offset the contribution lost due to lower sales and lower margins. Margins are down from the prior year due to competitive pressures and lower sales of higher value added products.

         Reported results of our envelope business are significantly lower due to the $12.0 million of restructuring and other charges recorded during the first quarter of 2002.

         Comparison of 2001, 2000 and 1999

                                                  YEAR ENDED DECEMBER 31                    % CHANGE
                                                  ----------------------                -----------------
                                            2001          2000          1999            2001         2000
                                          --------      --------      --------          ----         ----
                                                  (DOLLARS IN THOUSANDS)
Net sales
   Reported.....................          $835,534      $861,803      $738,288          (3)%          17%
   New Envelope*................          $781,463      $801,253      $679,257          (2)%          18%
Operating income
   Reported.....................          $ 54,168      $ 90,202      $ 90,996         (40)%         (1)%
   New Envelope*................          $ 79,286      $ 84,980      $ 86,344          (7)%         (2)%

--------
* Excludes sales and operating income of certain operations of our envelope business held for sale. New Envelope sales include sales of $20 million and $15.5 million in 2001 and 2000, respectively, to Curtis 1000 Inc. as well as other operations being divested, which sales are anticipated to continue subsequent to the disposition of the operations.

         New Envelope's sales in 2001 were down 2% from the prior year. Excluding the impact of acquisitions completed in 2000, sales were down approximately $35.6 million, or approximately 4%. This decline was due primarily to the general decline in the economy. Sales to direct mail customers were lower in 2001 by approximately $12.2 million due to reductions in spending on direct mail promotions. Sales of specialty packaging were down approximately $12.6 million primarily due to reduced demand from the U.S. Postal Service. We also experienced lower sales of approximately $4.7 million in the resale segment of our market as customers reduced inventories.

         In 2000, approximately $78.2 million of New Envelope's sales increase was due to the impact of companies acquired in 2000. Internal growth accounts for the remaining increase of $43.8 million.

         Operating income of New Envelope was down 7% in 2001 from the prior year. Excluding the earnings of companies acquired in 2000 the decline was 9%. The decline in operating income in 2001 was due to lower sales and the resulting decrease in gross profit of $11.2 million. In response to the lower sales, we reduced fixed manufacturing costs in 2001 such that gross profit margin was down only 50 basis points to 20.5%. Excluding the impact of acquisitions, selling and administrative expenses were down $3.5 million from 2000 reflecting lower sales commissions and reductions in administrative overhead.

         In 2000, New Envelope's operating income was also down from the prior year. Excluding earnings of companies acquired in 2000 and 1999, the decline in operating income was 10%. In 2000, selling prices remained relatively constant with selling prices in 1999 despite higher paper costs in 2000 compared to 1999. Lower margins reduced gross profits by $14.5 million. Excluding the impact of acquisitions, administrative expenses were $1.8 million lower in 2000 than in 1999.

COMMERCIAL PRINTING

         The following tables present the reported sales and operating income of our commercial printing business, as well as sales and operating income excluding the results of its operations that are held for sale ("New Commercial Printing") and restructuring and other charges.

         Comparison of First Quarter 2002 to 2001

                                                  QUARTER ENDED MARCH 31       % CHANGE
                                                  ----------------------       --------
                                                    2002          2001
                                                    ----          ----
                                                  (DOLLARS IN THOUSANDS)
Net sales
   Reported................................       $190,754      $211,360         (10)%
   New Commercial Printing*................       $184,588      $203,587          (9)%
Operating income (loss)
   Reported................................       $ (3,463)     $  6,361        (154)%
   New Commercial Printing*................       $ (2,473)     $  5,585        (144)%

--------
* Excludes sales and operating income of certain operations of our commercial printing business held for sale. New Commercial Printing sales include sales of $1 million in 2002 to Curtis 1000 Inc. as well as other operations being divested, which sales are anticipated to continue subsequent to the disposition of the operations.

         Sales of New Commercial Printing in the first quarter of 2002 were down 9.0% from the prior year. While total revenues from our annual report and car brochure business were lower than in the first quarter of 2001, they were higher than the first quarter of 2000. Demand for general commercial printing continues to decline. Approximately 50% of the first quarter sales decline was low margin work, which we chose not to retain due to competitive pricing pressures in the market.

         The decline in operating income of New Commercial Printing in the first quarter of 2002 is due the contribution lost on lower sales and lower margins, which were down 270 basis points from the first quarter of 2001. Fixed costs are $2.8 million lower than the first quarter of 2001.

         Reported results of our Commercial Printing business were lower due to the $1.0 million of restructuring and other charges recorded during the first quarter of 2002.

         Comparison of 2001, 2000 and 1999


                                                       YEAR ENDED DECEMBER 31                 % CHANGE
                                                 ----------------------------------       ------------------
                                                   2001         2000         1999         2001          2000
                                                 --------     --------     --------       ----          ----
                                                       (DOLLARS IN THOUSANDS)
Net sales
   Reported...............................       $817,937     $961,780     $795,552       (15)%           21%
   New Commercial Printing*...............       $782,286     $918,140     $756,811       (15)%           21%
Operating income
   Reported...............................       $ 14,763     $ 54,758     $ 65,108       (73)%         (16)%
   New Commercial Printing*...............       $ 15,974     $ 52,648     $ 59,673       (70)%         (12)%

--------
* Excludes sales and operating income of certain operations of our commercial printing business held for sale. New Commercial Printing sales include sales of $3 million and $0.5 million in 2001 and 2000, respectively, to Curtis 1000 Inc. as well as other operations being divested, which sales are anticipated to continue subsequent to the disposition of the operations.

         The economic slowdown in 2001 had a significant impact on our commercial printing business. Sales of New Commercial Printing were down 15% from the prior year. Excluding the impact of acquisitions completed in 2000, the sales decline was $147.3 million, or 16%. Customers have reduced spending on advertising in reaction to the recession, which has directly impacted our commercial printing business. We estimate that approximately 50% of commercial printing sales are related to advertising. Reductions in spending by our customers on print advertising account for approximately 28% of the sales decline in 2001. In addition, sales to our technology and telecommunications customers were down approximately $30 million, or approximately 20% of the decline, in 2001. The remaining sales decline was due to general reductions in demand and increased competition.

         New Commercial Printing's sales in 2000 were up 21%. Excluding the impact of sales by companies acquired in 2000 and 1999, the increase was 13%. Sales of annual reports, automotive brochures, magazine inserts and printed educational materials were strong in 2000 and responsible for much of this growth.

         The decline in operating income of New Commercial Printing in 2001 was primarily related to the significant sales decline in 2001. Contribution margin lost due to lower sales was more than $40 million. This reduction was offset by a reduction in administrative expenses, before considering acquisitions, of $3.3 million.

         In 2000, New Commercial Printing's operating income declined 12%. Excluding the impact of acquisitions completed in 2000 and 1999, the decline in operating income was 17%. Despite the increase in sales during 2000, margins declined primarily due to significant operating problems at four of our printing plants. The operating income at these four plants was $10.1 million lower in 2000 than in 1999, before considering charges of $6.1 million to write-off assets and adjust accruals at two of these plants. A change in mix of business in 2000 also had a negative impact on results.

LIQUIDITY AND CAPITAL RESOURCES

         In March 2002, we sold $350 million of 9 5/8% senior notes due 2012. We used the proceeds from this offering to repay $197.0 million of our bank term debt and $22.0 million of other debt. The remaining proceeds will be used to fund working capital needs and provide the liquidity needed for the repayment of our convertible debt due in November 2002. In March 2002, we applied $20.5 million of the proceeds received from the sale of Curtis 1000 to the repayment of our bank term debt. Also, in May 2002, we applied $65.0 million of the net proceeds received from the sale of our label segment to the repayment of our bank term debt.

         Since December 31, 2001, we have reduced the bank borrowings under our secured senior credit facility from $393.7 million to $168.8 million at March 31, 2002. Our senior secured credit facility contains certain cash flow financial covenants which we could violate if some or all of our divestitures are successfully completed in the near future. Even if the divestitures do not occur as planned, these covenants could be violated if our operating results continue to be disappointing. Rather than seek a waiver from these restrictive covenants, as we have done successfully in the past, we have determined to pursue an asset-based lending arrangement of the kind which does not typically have similar restrictions. We believe we will be able to refinance our senior secured credit facility in such a manner prior to any possible violation of the existing covenants.

         Cash flow from continuing operations was $3.6 million in the first quarter of 2002 compared to $58.1 million in the first quarter of 2001. Capital expenditures totaled $8.0 million in the first quarter of 2002 compared to $4.9 million in the first quarter of 2001. In addition, we made a $1.0 million contractual payment on a small acquisition that was consummated in the first quarter of 2001 for $3.9 million.

         Our debt, net of cash, was 71.4% to total capital at March 31, 2002, up from 70.2% at December 31, 2001.

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

         The following table summarizes our cash obligations as of March 31, 2002:

                                                            PAYMENTS DUE BY YEAR
                                                            --------------------
                                         2002           2003 AND 2004  2005 AND 2006    THEREAFTER        TOTAL
                                         ----           -------------  -------------    ----------        -----
                                                               (IN THOUSANDS)
Long-term debt...................      $310,372           $ 45,059        $ 95,951       $517,871      $  969,253
Operating leases.................        33,844             56,913          42,545         32,066         165,368
                                       --------           --------        --------       --------      ----------
Total cash obligations...........      $344,216           $101,972        $138,496       $549,937      $1,134,621
                                       ========           ========        ========       ========      ==========

         Long-term debt due during 2002 includes the retirement of our convertible notes, other current debt and the portion of our bank borrowings that will be paid from the proceeds from our planned divestitures pursuant to the terms of our senior credit facility, net of amounts that would become available as a result of such repayments under our revolving credit facility.

         Our convertible notes mature in November 2002. We have provided for the mandatory retirement of these notes as a result of our bond offering in March 2002 and the amendment obtained on our secured senior credit facility.

         At March 31, 2002, we had outstanding letters of credit of approximately $6.2 million related to performance and payment guarantees. In addition, we have issued letters of credit of $2.4 million as credit enhancements in conjunction with other debt. Based on our experience with these arrangements, we do not believe that any obligations that may arise will be significant.

         We expect to be able to fund our operations, capital expenditures and debt and other contractual commitments within the next year from the proceeds from the sales of our planned divestitures, which we expect to approximate $290 million (of which approximately $40 million has been received from the sale of Curtis 1000 and approximately $75 million from the sale of Label), internally generated cash flow and funds available under our revolving credit facility. At March 31, 2002, we had $150 million of unused credit available under our revolving credit facility.

         We generated cash of $152.0 million from continuing operations in 2001 compared to $131.4 million in 2000 and $107.2 million in 1999. While earnings declined in 2001 and 2000, noncash charges increased primarily due to the increase in the noncash portion of the restructuring and asset impairment charges recorded in 2001 and 2000. In addition, working capital, which consists of current assets exclusive of cash and cash equivalents, net assets of discontinued operations and net assets held for sale, less current liabilities, exclusive of the current portion of long-term debt, was reduced $88.5 million in 2001 to $135.2 million at December 31, 2001 compared to a reduction of $35.0 million in 2000 and an increase of $4.3 million in 1999.

         Capital expenditures, excluding acquisitions, were $26.8 million in 2001, $57.8 million in 2000 and $65.1 million in 1999. We anticipate capital expenditures of approximately $42 million in 2002.

         Consistent with our new strategy to reduce our leverage, free cash flow in 2001 was used primarily to reduce debt. There were no significant acquisitions in 2001 or during the quarter ended March 31, 2002. In 2000, we obtained a new senior secured credit facility to fund the acquisition of American Business Products, Inc. for $331.1 million in cash plus $7.5 million of assumed debt. We sold the extrusion coating and laminating operation of American Business Products in September 2000 for after-tax cash proceeds of approximately $110.6 million. Other acquisitions in 2000 included three commercial printing companies and an envelope company. The cash paid for these four companies totaled $48.1 million. Debt was the principal source of funds used in 1999 for the acquisitions of seven printing companies and one envelope company for purchase prices totaling $130.9 million.

         We repurchased 1,821,000 shares of common stock for an aggregate purchase price of $10.0 million during 2000. We did not repurchase any common stock in 2001 and have no plans to do so in 2002. In addition, we repurchased $13.0 million of our outstanding convertible subordinated notes in 2000. These transactions reduced the number of shares outstanding on a fully diluted basis by 473,402 and 541,491, respectively. The impact on diluted earnings per share was not material.

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

SEASONALITY AND ENVIRONMENT

         Our commercial printing business experiences seasonal variations. Our revenues from annual reports are generally concentrated from February through April. Revenues associated with holiday catalogs and automobile brochures tend to be concentrated from July through October, and calendars from May to September. As a result of these seasonal variations, we are at or near capacity in some facilities at certain times during these periods.

         Several consumer direct market segments served by our envelope business, such as photo finishing packaging and certain segments of the direct mail market, experience seasonality, with a higher percentage of the volume of products sold to these markets occurring during the fourth quarter of the year. This seasonality is due to the increase in sales to the direct mail market due to holiday purchases. Seasonality is offset by the diversity of our other products and markets, which are not materially affected by seasonal conditions.

         Environmental matters have not had a material financial impact on our historical operations and are not expected to have a material impact in the future.

CRITICAL ACCOUNTING POLICIES AND JUDGMENTS

         In preparing our financial statements, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. We evaluate our estimates and judgments on an ongoing basis, including those related to bad debts, inventory valuations, property, plant and equipment, intangible assets, income taxes, restructuring costs, and contingencies and litigation. We base our estimates and judgments on historical experience and on various other factors that we believe to be reasonable under the circumstances. Actual results may differ from these estimates.

         The most significant judgments made in our financial statements for 2001 involve the estimation of net sales proceeds to be received form the sales of our discontinued operations and assets held for sale. We have based our estimates on indications of value expressed by prospective buyers and the advice of our financial advisors. We do not expect the actual proceeds to be significantly different from our estimates; however, until we have completed each of our planned divestitures, the possibility exists that actual proceeds could be materially different from our estimates.

         We exercise judgment in evaluating our long-lived assets for impairment. We believe our businesses will generate sufficient undiscounted cash flow to more than recover the investments we have made in property, plant and equipment, as well as the goodwill and other intangibles recorded as a result of our acquisitions.

         We are self insured for the majority of our workers' compensation costs and group health insurance costs. We rely on claims experience and the advice of consulting actuaries and administrators in determining an adequate liability for self-insurance claims.

         The determination of our tax provision is complex due to the number of acquisitions we have completed and due to operations in several tax jurisdictions outside the United States. In addition, realization of certain deferred tax assets is dependent upon our ability to generate future taxable income.

NEW ACCOUNTING STANDARDS

         In June 2001, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. Statement 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001.
Statement 141 also includes guidance on the initial recognition and measurement of goodwill and other intangible assets arising from business combinations completed after June 30, 2001. Statement 142 prohibits the amortization of goodwill and intangible assets with indefinite useful lives. Statement 142 requires that these assets be reviewed for impairment at least annually. Intangible assets with finite lives will continue to be amortized over their estimated useful lives. Additionally, Statement 142 requires that goodwill included in the carrying value of equity method investments no longer be amortized.

         We began our application of Statement 142 beginning on January 1, 2002. We have completed the first step of the two-step process prescribed in Statement 142 to test goodwill for impairment and have concluded that a portion of the $213.5 million of goodwill related to our commercial printing business is impaired. We will not know the extent of this impairment until we have completed step two of the process, which we expect to begin prior to the end of the second quarter. We will recognize the amount of the impairment as a cumulative effect of a change in accounting principle as of January 1, 2002, when it is determined.

         In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. Statement 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. Mail-Well will adopt Statement 143 on January 1, 2003. We are evaluating the impact of the adoption of Statement 143 on the consolidated financial statements.

         In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which establishes one accounting model to be used for long-lived assets to be disposed of by sale and broadens the presentation of discontinued operations to include more disposal transactions. Statement 144 supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets to Be Disposed Of and the accounting and reporting provisions of ABP Opinion No. 30, Reporting the Results of Operations--Reporting the Effects Of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. Mail-Well adopted Statement 144 as of January 1, 2002 and there was no impact from the adoption of this statement. Because the sale of the discontinued operations and the assets held for sale were amortized in 2001, these were accounted for under APB 30.

MARKET RISK

         We are exposed to market risks such as changes in interest and foreign currency exchange rates, which may adversely affect results of operations and financial position. Risks from interest and foreign currency exchange rate fluctuations are managed through normal operating and financing activities. We do not utilize derivatives for speculative purposes, nor do we hedge interest rate exposure through the use of swaps and options or foreign exchange exposure through the use of forward contracts.

         Exposure to market risk from changes in interest rates relates primarily to our variable rate debt obligations. The interest on this debt is the London Interbank Offered Rate ("LIBOR") plus a margin. At March 31, 2002, we had outstanding variable rate debt outstanding of $171.0 million. A 1% increase in LIBOR on the maximum amount available under our credit agreement, which is $321.0 million, would increase our annual interest expense by $3.2 million and reduce annual net income by approximately $2.0 million.

         We have operations in Canada, the United Kingdom and Mexico, and thus are exposed to market risk for changes in foreign currency exchange rates of the Canadian dollar, the British pound and the Mexican peso.

RECENT DEVELOPMENT

         On May 21, 2002, we consummated the sale of our label segment to MWL Acquisition Corp., for approximately $75 million. The label segment generated $219 million of sales for the year ended December 31, 2001, $53 million of sales for the three months ended March 31, 2002 and $56 million of sales for the three months ended March 31, 2001.

                                  BUSINESS

         We are one of the largest printers in North America competing primarily in the commercial printing and envelopes market segments. We believe we are the world's largest manufacturer of envelopes, the leading printer of envelopes in the United States and Canada and the largest high impact color printer in the United States. We operate 85 printing manufacturing facilities throughout North America. The combination of our broad printing facility network and our sales force, which is among the largest in the industry, has enabled us to build our customer base to over 20,000 in the commercial printing and envelope segments, including major national and regional accounts. In addition to our two primary business segments, we also operate a printed office products segment. As discussed below, we are actively trying to sell this business.

         In May 2001, we completed a comprehensive review of our operations and adopted a new strategy that focuses on our two core businesses--commercial printing and envelopes. In support of this strategy, we sold our label segment and announced our intention and are in the process of seeking to sell our printed office products segment and certain other non-core assets in our commercial printing and envelope businesses. We intend to use any proceeds from these divestitures to decrease our secured indebtedness. Accordingly, in the second quarter of 2001 we began reporting the label and printed office products segments as discontinued operations, began reporting the other non-core assets as assets held for sale, and recorded the loss anticipated on these dispositions. In February 2002, we sold Curtis 1000
Inc., a printed office products company, for $40 million, including the assumption of debt. In addition, we sold our label segment for $75 million in May 2002. As of the date of this prospectus, we have not entered into any other definitive agreements to sell any of the companies in these segments or our other non-core assets. In connection with our new strategic plan, we also announced plans to consolidate three of our commercial printing plants into one facility, to close nine of our envelope plants and to redeploy their assets for other facilities by the end of 2002.

         Our new strategy also includes the launch of several initiatives to significantly improve operations and marketing effectiveness. Both the commercial printing and envelope businesses have programs in place to institute best practices, install pricing disciplines and align equipment and services to better serve our customers and markets.

THE PRINTING AND ENVELOPE INDUSTRIES

         The printing industry is one of the largest and most fragmented industries in the United States with total estimated 2000 sales of $163 billion among an estimated 47,667 printing businesses, according to the Printing Industry of America, Inc. The printing industry includes general commercial printing, financial printing, printing and publishing of books, labels, newspapers and periodicals, quick printing and production of business forms and greeting cards. The envelope industry is not as highly fragmented as the print industry, and envelope printing and manufacturing combined constitute a $4.3 billion market in North America. Products in the envelope industry include customized envelopes for direct mailing, transactional envelopes, non-custom envelopes for resale and specialty envelopes and files.

OUR COMPETITIVE STRENGTHS

         We believe that our business is characterized by the following competitive strengths:

         SUPERIOR INFRASTRUCTURE AND SCALE. We currently operate one of the world's largest print, envelope and label manufacturing and distribution networks, with 103 printing and manufacturing facilities throughout North America and three in the United Kingdom. Our extensive network allows us to cost-effectively deliver high quality products to our customers on a just-in-time basis. Our network also has enabled us to increase sales to national customers that require our products and services in multiple regions of the country. In addition to the distribution and marketing advantages provided by our strategically located infrastructure, our scale enables us to realize cost savings as a result of volume related purchases of paper, ink and other raw materials used in the printing process. We are one of the largest U.S. buyers of several paper grades. In 2001, we purchased


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

         466,000 tons of coated and uncoated paper. Our scale also enables us to achieve cost savings through the consolidation of insurance administration, financial management and other administrative functions.

         BROAD RANGE OF QUALITY PRODUCTS AND SERVICES. We provide one of the broadest offerings of quality products and services in our industry. We print virtually anything that can be printed, from business cards to premium full-color brochures and annual reports and from white envelopes to highly customized direct mailers. We offer a broad range of services that are tailored to our customers' needs, including direct-to-plate technology and color sheet-fed presses. The quality of our work has been recognized in the commercial printing industry, and we were awarded numerous Gold Ink Awards in 2001 for various brochures and reports that we printed. We believe our commitment to quality, combined with our broad range of specialized products and services, has allowed us to continually meet our customers' needs.

         STRONG, LONGSTANDING CUSTOMER RELATIONSHIPS IN DIVERSE END MARKETS. We sell our products to more than 20,000 customers in our commercial printing and envelope segments and over 24,000 customers in our label and printed office products segments, and we maintain longstanding relationships with leading retailers, advertising agencies and other Fortune 500 Companies. Our largest ten customers for 2001 included United Stationers Inc., the U.S. Postal Service, Corporate Express, Inc., the U.S. Government Printing Office and Compaq Computer Corporation. The length of our relationships with our ten largest 2001 customers ranged from seven to 42 years, with an average of approximately 16 years.

         INDUSTRY LEADING TECHNOLOGY AND INNOVATION. Since our inception, we have dedicated significant resources to our print technology in order to be a leading innovator in the industry. We were one of the first printing companies in the United States to operate an eight-unit web press and ten color sheet-fed press. In addition, we were one of the earliest adopters of direct-to-plate technology. Our state of the art Anderson printing facility in Los Angeles is considered one of the premier high impact printing facilities in the United States. Our leading technology enables us to better meet our customers' needs for product innovation, consistent quality and cost efficiency.

         EXPERIENCED MANAGEMENT AND OPERATIONS TEAM. Our senior management team has significant experience in printing and manufacturing and has substantial experience implementing cost-cutting and facility consolidation programs, integrating acquisitions, and managing a company through changing economic conditions. Our chief executive officer, Paul Reilly, has spent over 20 years in the printing and publishing industry with our company and at Polychrome Corporation, a pre-press supplier to the printing industry. Our chief financial officer, Michel P. Salbaing, has served as chief financial officer of several businesses over the course of his 34 year career, including with Quebecor World, a leading Canadian printing company. Our plant managers in the commercial printing and envelopes segments are some of the most experienced in the business, averaging over 19 years in the printing industry.

OUR STRATEGY

         Our objective is to continue to increase our cash flows and profits through a business strategy that enhances operating leverage and achieves cost efficiencies in our core business segments. The key elements of our strategy include:

         FOCUS ON COMMERCIAL PRINTING AND ENVELOPE CORE BUSINESSES. As mentioned previously, in May 2001 we completed a comprehensive review of our operations and adopted a new strategy that focuses on our two core businesses--commercial printing and envelope. We decided to sell our label and printed office products segments and certain other non-core assets in order to concentrate our resources on our core businesses in which we believe there is significant opportunity for growth. Additionally, we plan to target our resources on specific companies and industries that offer the greatest potential opportunities for our core business. In conjunction with our new strategy, we plan to consolidate operations within the commercial printing and envelope

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

         segments and improve our financial condition by reducing our outstanding debt. We are taking these measures in order to optimize capacity utilization and the use of our resources. We expect the consolidation of our operations to generate approximately $26 million in annual cost savings.

         IMPLEMENT INITIATIVES TO INCREASE OPERATING EFFICIENCY AND CASH FLOW. We continually reevaluate our cost structure and processes to identify potential cost savings and productivity improvements that will increase our profitability and cash flow. In addition to the significant savings we expect to realize from consolidating our plants, we commenced the Excellence Demands Group Effort or EDGE Initiative in June 2001. The EDGE Initiative and other initiatives we commenced in 2001 include implementing firm-wide "best practices," installing standard pricing and cost accounting models across our business, more effectively aligning equipment and employee capabilities with the needs of targeted customers and industries, reducing waste, and regionalizing our sales and general administration functions. As part of all these initiatives, we have developed dedicated teams to track and benchmark operating performance as well as implement organizational changes.

         EXPAND OUR PRODUCT AND SERVICE OFFERINGS. Since our inception, we have worked closely with our customers to develop innovative products that meet their specific requirements. During 2001, we introduced several new commercial printing and envelope products and services. The Visulope(TM), which is an envelope we began to manufacture in the fourth quarter of 2001, has an extra window to detect unusual substances prior to opening. In addition, we introduced Mail-Well 1-2-1, an Internet-based advertising solution that allows our clients to send out personalized marketing materials. We also implemented our innovative "Go-to" marketing program, a team approach to expanding customer service relationships that we believe is unique in the printing industry. We will continue our focus on product and service improvements and new innovations in order to meet our customers needs and grow our business.

OUR PRODUCTS

         Commercial Printing. We believe we are the leading printer of envelopes in the United States and Canada, the largest high impact color printer in the United States, and a leading general commercial printer in several major U.S. markets. Our commercial printing segment generated $818 million of sales for the year ended December 31, 2001, representing 39% of our total pro forma sales. We serve two primary commercial printing markets:
(i) high impact color printing, in which we print a wide range of longer run premium products for national and regional accounts; and (ii) general commercial printing, in which we print a wide array of products and offer printing services to local commercial customers. Our printing products include advertising literature, corporate identity materials, annual reports, car brochures, calendars, greeting cards, brand marketing materials, catalogs, maps, CD packaging and direct mail. We offer a wide range of commercial printing services to our customers, including electronic prepress, digital archiving, direct-to-plate technology, and high quality web and color sheet-fed presses. Our high impact printing customers include The Coca-Cola Company, Microsoft Corporation and DaimlerChrysler AG, and our general commercial customers include Anheuser-Busch Inc., Compaq Computer Corporation and GlaxoSmithKline PLC. In 2001, we served over 12,000 commercial customers. We printed over 24 million annual reports for 122 public companies, including 10 of the Fortune 50 companies, and we printed over 40 million auto brochures for 14 automobile manufacturers. Our commercial printing segment operates 29 plants throughout the United States and one in Canada.

         Envelope. We believe we are the world's largest manufacturer of envelopes. Our envelopes segment generated $836 million of sales for the year ended December 31, 2001, representing 40% of our total pro forma sales. We serve two primary markets: (i) customized envelopes and packaging products, including Tyvek(R) mailers used by the U.S. Postal Service, sold directly to end users or to independent distributors who sell to end users; and (ii) envelopes and other products sold to wholesalers, paper merchants, printers, brokerage firms, office product establishments and superstores. In the customized envelope market, we offer printed customized conventional envelopes for billing and

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remittance, filing systems, direct mail marketers, photo processing, medical records, catalog orders and other end-users, such as banks, brokerage firms and credit card companies. In addition to the U.S. Postal Service, our major customized envelope customers include State Farm Insurance Company, Reader's Digest and the Internal Revenue Service. In the wholesale envelope market, we manufacture and print a broad line of custom envelopes that are featured in national catalogs for the office products market or offered through office products retailers, including contract stationers. Our wholesale market customers include United Stationers Inc., S.P. Richards Co., Boise Cascade Office Products and Corporate Express, Inc. In 2001, we served over 8,000 envelope customers. We manufacture envelopes in 30 U.S. plants and 13 Canadian plants.

         Printed Office Products. In addition to our two primary business segments, we also operate a printed office products segment. As discussed elsewhere in this prospectus, we are seeking to sell this business and therefore account for it as discontinued operation. Our printed office products segment generated $215 million of sales for the year ended December 31, 2001, representing 10% of our total pro forma sales. We believe we are the largest manufacturer of printed office products sold through distributors. The printed office products segment prints a diverse line of custom products for small and medium-sized businesses including both traditional and specialty forms for use with desktop PCs and laser printers. Printed office products customers include Data Supplies, Wall Street Business Products and Minuteman Press International, Inc. Our printed office products segment has 12 manufacturing facilities located throughout the United States.

OUR SERVICES

         We offer our customers a wide variety of related services to enhance the value of our products, such as:

         Prepress. The traditional design phase typically requires us to incorporate customer-submitted graphics, photograph the artwork, develop the file and prepare a plate from which to print.

         Electronic Prepress. This is a fully automated electronic process that allows the customer to submit its artwork and other data in digital format, either on a diskette, high speed transmission line or in hard copy that can be computer-scanned. We can then manipulate the image, prepare color separations and edit the design on a computer to create the file from which the printing plate is made. Electronic prepress greatly reduces the time and the number of people involved in the production of plates, and we believe that we are an industry leader in fully automated electronic prepress operations.

         Direct-to-Plate Technology. We offer digital direct-to-plate technology, which eliminates the production of film and several manual functions in the platemaking process. This technology offers a complete digital workflow, providing a better printed product and faster turnaround without additional cost.

         Mail-Well 1-2-1. We offer on-demand digital printing services using variable imaging and other features to produce personalized marketing material, direct mail and other forms of targeted customer communications.

         Digital Archiving. We allow customers to store digitally rendered artwork on our file servers. The artwork can then be accessed and retrieved either at the plant during the prepress stage or from a remote site via high speed transmission during the design stage.

         Delivery Systems. We offer a flexible "just-in-time" delivery program. This program allows customers to receive their products just prior to when they are needed.

         Warehousing Services. A customer will often place an order for significantly more product than it may need at the time. When this occurs, we offer to store the finished product and drop-ship them on an "as-needed" basis.

         Inventory Management Systems. We offer this service primarily to large national organizations with centralized purchasing and supply departments that service multiple locations. We facilitate order

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

processing by giving customers information on usage by item and/or available supply in our warehouses and provide for summary billing.

         Fulfillment. We offer a complete fulfillment center with online ordering, pic n' pac and barcoding located in Denver.

         E-commerce. We have the capability to offer our customers a full range of e-commerce services to order printing or other products through their web page.

         Printmailwell.com. We offer a full range of robust Internet-based print procurement and print management solutions via our Printmailwell.com e-commerce platform, powered by PrintCafe.

         Our goal is to offer the highest standards in meeting our customers' needs with our primary focus on responding quickly and competitively to customer demands and requirements. Many of our production facilities are open 24 hours a day, seven days a week, to allow for timely production of materials. At certain facilities we also offer a number of unique services to our customers such as complimentary transportation between the airport and our offices, in-plant overnight accommodations, on-site meeting rooms and lounge, travel and hotel arrangements and computers for use by the customers when on-site.

         We believe that the consolidation of the printing industry is being driven in part by the rapid pace of technological change. Recent advances in computer-based prepress equipment, such as electronic prepress, allow for faster and more precise manipulation of images and text prior to printing. Similarly, recent advances in photo imaging technology have greatly increased the quality of the final image produced in the printing process. These advances have increased the capital requirements for maintaining technologically advanced equipment. We believe that many smaller local and regional commercial printers will find it increasingly difficult to obtain adequate financial resources to remain competitive in the segments of the commercial printing market in which we operate.

MARKETING, DISTRIBUTION AND CUSTOMERS

         As a result of the wide array of applications, customer preferences and order sizes, our marketing efforts vary significantly among markets and by region. Although our marketing efforts traditionally have been local or regional, we continue to emphasize a more focused national accounts program to attract customers whose needs are national or cover multiple regions. We now have a national marketing director and a print marketing campaign.

         We maintain one of the largest sales staffs in the industry, with over 640 sales representatives in the commercial printing and envelope segments and 85 in the label and printed office products segments as of December 31, 2001. The vast majority of our printed products are sold through sales representatives, the exception being occasional "house" or company accounts. Our sales representatives work closely with customers from the initial concept through prepress, proofing and finally the press run. Because our sales representatives are our primary contacts with our customers, our goal is to attract, train and retain an experienced, qualified sales force in each of our business segments. Sales representatives typically are compensated by straight commission. Commissions generally depend on such factors as order size and type, prepress work, reruns or rework and overall profitability of the job. We also coordinate sales efforts among regions within our operating segments, and among the operating segments themselves, in order to compete for national account business, enhance the internal dissemination of successful new product ideas, efficiently allocate our production equipment, share technical expertise and increase company-wide selling of specialty products manufactured at selected facilities.

         In commercial printing our marketing efforts differ between two broad product areas: high impact color products, such as auto brochures, annual reports and high-end catalogs, and general commercial work. We market high impact printing primarily on a regional basis, through sales representatives working out of sales offices across the United States. Because of the highly fragmented nature of the general commercial printing and envelope businesses, and the wide array of customer needs and preferences, we market most of our general commercial printing and envelopes locally. Due to the project-oriented nature of these market segments, sales to particular customers may vary significantly from year to year depending upon the number and size of their projects. Our customer supply agreements are typically on an order by order basis or for a specified period of time. The sales force is supported by a technical service team that provides customers with highly customized printing solutions. Most of our printing facilities have customer service representatives that work with the sales team and the customers to manage orders efficiently and effectively. In some cases, the customer service representatives have direct responsibility for accounts. In 2001, we implemented our innovative "Go-to" marketing program as part of our strategic plan. This program utilizes a team approach to customer service relationships that we believe is unique in the printing industry.

         Our customer base totals more than 20,000 in the commercial printing and envelope segments, and over 24,000 in the label and printed office products segments. Our customers in the high impact commercial printing market include Fortune 500 companies, graphic designers and advertising agencies. Our customers in the general commercial printing and envelope businesses include national and local businesses, government agencies and not for profit organizations. None of our customers accounted for more than 2% of revenue in 2001.

PRINTING AND MANUFACTURING

         Our commercial printing segment operates 29 printing facilities throughout the United States, and one in Canada. These plants combine advanced prepress technology with high-quality web and sheet-fed color presses and extensive binding and finishing operations. Many of our commercial printing facilities operate seven days a week, 24 hours a day to meet customer printing requirements.

         Our envelope segment operates 43 printing facilities throughout North America. Envelopes are produced from either flat sheets or rolls of paper. The paper is folded into an envelope, which is glued at the seams and on the flap, and then printed as required. Webs are typically used for larger runs with multiple colors and numerous features, and die cut machines, which require a preliminary step to provide die cut envelope blanks from paper sheets, are used primarily for smaller orders typically including customized value-added features. The manufacturing process used is dependent upon the size of a particular order, custom features required, machine availability and delivery requirements.

         In our printed office products segment, we operate 12 facilities in North America. In printed office products, we design and print forms and other customized materials for a wide range of businesses. A majority of printed office products orders are delivered to us "camera ready," and we perform prepress and platemaking functions and print on web presses.

MATERIALS AND SUPPLY ARRANGEMENTS

         The primary materials used in each of our printing divisions are paper, ink, film, offset plates, chemicals and cartons, with paper accounting for the majority of total material costs. We are the largest U.S. buyer of several paper grades. In 2001, we purchased 466,000 tons of coated and uncoated paper. We purchase these materials from a number of suppliers and have not experienced any significant difficulties in obtaining the raw materials necessary for operations. We have implemented an inventory management system in which a limited number of paper suppliers supply all of our paper needs. These suppliers are responsible for delivering paper on a "just-in-time" basis directly to our facilities. We believe that this system has allowed us to enhance the flexibility and speed with which we can serve customers, improve pricing on paper purchases, eliminate a significant amount of paper inventory and reduce costs by reducing warehousing capacity. We believe that we purchase our materials and supplies at very competitive prices due to our volume leverage.

PATENTS, TRADEMARKS AND BRAND NAMES

         We market products under a number of trademarks and brand names. We also hold or have rights to use various patents relating to our envelope business, which expire at various times through 2012. Our sales do not materially depend upon any single or related group of patents.

COMPETITION

         The commercial printing industry is highly competitive and fragmented. We compete against a number of large, diversified and financially stronger printing companies, as well as regional and local commercial printers, many of which are capable of competing with us in both volume and production quality. Although we believe customers are price sensitive, we also believe that customer service and high quality products are important competitive factors. We believe we provide premium quality and customer service while maintaining competitive prices through stringent cost control efforts. The main competitive factors in our markets are customer service, product quality, reliability, flexibility, technical capabilities and price. We believe we compete effectively in each of these areas.

         In envelope printing, we compete with a few multi-plant and many single-plant companies that primarily service regional and local markets. We also face competition from alternative sources of communication and information transfer such as facsimile machines, electronic mail, the Internet, interactive video disks, interactive television and electronic retailing. Although these sources of communication and advertising may eliminate some domestic envelope sales in the future, we believe that we will experience continued demand for envelope products due to (i) the ability of our customers to obtain a relatively low-cost information delivery vehicle that may be customized with text, color, graphics and action devices to achieve the desired presentation effect, (ii) the ability of our direct mail customers to penetrate desired markets as a result of the widespread delivery of mail to residences and businesses through the U.S. Postal Service and the Canadian Post Corporation and (iii) the ability of our direct mail customers to include return materials in their mail-outs. Principal competitive factors in the envelope business are quality, service and price. Although all three are equally important, various customers may emphasize one or more over the others. We believe we compete effectively in each of these areas.

EMPLOYEES

         Following the sale of our label segment, we employed approximately 11,800 people as of May 31, 2002. Approximately 2,200 people we employ at the various facilities are represented by unions affiliated with the AFL-CIO or Affiliated National Federation of Independent Unions. These employees are governed by collective bargaining agreements, each of which covers the workers at a particular facility, expires from time to time and is negotiated separately. Accordingly, we believe that no single collective bargaining agreement is material to our operations as a whole.

PROPERTIES

         Following the sale of our label segment, as of May 31, 2002, we occupied 85 printing and manufacturing facilities in the United States and Canada, of which 43 were owned and 42 were leased. In addition to on-site storage at these facilities, we store products in 16 warehouses, of which two are owned. We also lease 47,754 square feet of office space in Englewood, Colorado for our corporate headquarters and an additional 10,258 square feet of office space in Chicago, Illinois for information systems support persons. We believe that we have adequate facilities for the conduct of our current and future operations.

LEGAL PROCEEDINGS

         From time to time we may be involved in claims or lawsuits that arise in the ordinary course of business. Accruals for claims or lawsuits have been provided for to the extent that losses are deemed probable and estimable. Although the ultimate outcome of these claims or lawsuits cannot be
                                     44
ascertained, on the basis of present information and advice received from counsel, it is our opinion that the disposition or ultimate determination of such claims or lawsuits will not have a material adverse effect on us. In the case of administrative proceedings related to environmental matters involving governmental authorities, we do not believe that any imposition of monetary damages or fines would be material.

ENVIRONMENTAL

         Our operations are subject to federal, state, local and foreign environmental laws and regulations, including those relating to air emissions, wastewater discharge, waste generation, handling, management and disposal, and remediation at contaminated sites. We have implemented environmental programs designed to ensure that we operate in compliance with the applicable laws and regulations governing environmental protection. We believe that we are in substantial compliance with applicable laws and regulations relating to environmental protection. We do not anticipate that material capital expenditures will be required to achieve or maintain compliance with environmental laws and regulations. However, there can be no assurance that newly discovered conditions or new or stricter enforcement of existing requirements will not result in material expenses.

                                 MANAGEMENT

         The name, age and position of each of the directors and executive officers of the Parent Company are set forth below:

                                                                                                      DIRECTOR
NAME                                   AGE     POSITION                                               SINCE(1)
----                                   ---     --------                                               --------
Paul V. Reilly..................       49      Director, Chairman of the Board & Chief                  1998
                                                 Executive Officer
Michel P. Salbaing..............       56      Senior Vice President & Chief Financial Officer
Herbert H. Davis III............       54      Senior Vice President--Corporate Development &
                                                 Chief Legal Officer
Gordon Griffiths................       59      Chief Executive Officer--Commercial Print
Robert C. Hart..................       64      Chief Executive Officer--Envelope
Roger Wertheimer................       42      Vice President--General Counsel & Secretary
D. Robert Meyer, Jr.............       45      Vice President--Treasurer
Mark L. Zoeller.................       42      Vice President--Corporate Development
William W. Huffman, Jr..........       53      Vice President--Controller
Keith T. Pratt..................       55      Vice President--Purchasing
Frank P. Diassi(4)..............       68      Director                                                 1993
Frank J. Hevrdejs(2)(3).........       56      Director                                                 1993
Janice C. Peters(3).............       50      Director                                                 1999
Jerome W. Pickholz(2)(4)........       69      Director                                                 1994
W. Thomas Stephens(2)(3)........       59      Director                                                 2000
Alister W. Reynolds.............       45      Director                                                 2002

--------
(1) Directors serve one-year terms.
(2) Member of the Nominating Committee.
(3) Member of the Compensation Committee.
(4) Member of the Audit Committee.

         PAUL V. REILLY was named our Chief Executive Officer in March 2001 and he became Chairman of the Board in September 2001. Prior to that Mr. Reilly was our President and Chief Operating Officer from January 1998 to March 2001 and was our Senior Vice President--Finance and Chief Financial Officer from September 1995 to January 1998. Mr. Reilly spent 14 years with Polychrome Corporation, a prepress supplier to the printing industry, where he held a number of positions including Assistant Corporate Treasurer, Corporate Treasurer, Vice President and Chief Financial Officer, and General Manager of United States Operations. Mr. Reilly is a Certified Public Accountant.

         MICHEL P. SALBAING has been our Senior Vice President--Finance and Chief Financial Officer since November 2000. From 1996 to November 2000, Mr. Salbaing was with Quebecor World, the largest North American printer, where he held a number of positions including Chief Financial Officer of the overall corporation, President and Chief Executive Officer of Quebecor Printing Europe and Senior Vice President and Chief Financial Officer of Quebecor World North America. Prior to 1996, Mr. Salbaing held various senior financial positions with three large Canadian manufacturing firms and spent eight years with Ernst & Young LLP. Mr. Salbaing is a member of the Canadian Institute of Chartered Accountants.

         HERBERT H. DAVIS III has been our Senior Vice President--Corporate Development and Chief Legal Officer since August 2001. Prior to that time, Mr. Davis was in the private practice of law and was a partner at the Denver, Colorado law firm of Rothgerber Johnson & Lyons LLP for over 20 years.

         GORDON GRIFFITHS has served as Chief Executive Officer of the commercial print segment of the Company since April 8, 2002. Mr. Griffiths most recently served as the chairman, CEO and co-founder of Caxton Group, a marketing services organization. Prior to founding Caxton Group, Mr. Griffiths served Canada's largest privately owned printer, St. Joseph Corporation, as president and chief operating officer. St. Joseph is Canada's third largest printing and communications organization. For 18 years, Mr. Griffiths was associated with Quebecor Printing, Inc., serving in various positions including president of Quebecor Printing Canada. His experience in the printing industry dates back to 1964.

         ROBERT C. HART has served as Chief Executive Officer of the envelope segment of the Company since October 2000. From 1998 until he joined Mail-Well, he owned his own consulting firm after having spent over thirty years, from 1967 to 1998, with Riverwood International, a $1.3 billion paperboard and packaging company headquartered in Atlanta, GA. Throughout his tenure with Riverwood, Mr. Hart served as Vice President & Mill Manager; Vice President, Sales and Marketing; Vice President, and General Manager of Paperboard Operations. Most recently, as Senior Vice President of the $600 million Paperboard Operation, Mr. Hart directed the operations of three paper mills, producing 1.4 million tons of packaging products to improve productivity over 250,000 tons in eight years.

         ROGER WERTHEIMER has been our Vice President--General Counsel and Secretary since February 1995. Mr. Wertheimer began practicing law in 1984 and served as Corporate Counsel for PACE Membership Warehouse, Inc. from 1988 to 1994. Mr. Wertheimer was in private practice from March 1994 until February 1995, when he joined us.

         D. ROBERT MEYER, JR. has been our Vice President--Treasurer and Tax since 1998. Mr. Meyer is a licensed attorney, Certified Public Accountant and Certified Financial Planner. From 1988 to 1998, Mr. Meyer was a partner in the tax department of the accounting firm of Deloitte & Touche LLP.

         MARK L. ZOELLER has been our Vice President--Corporate Development since May 2001. Mr. Zoeller joined us in 1997 as Corporate Counsel, and from May 2000 to May 2001, he was Assistant General Counsel. Prior to joining us, Mr. Zoeller was an associate at the law firm of Rothgerber Johnson & Lyons LLP, and he is a licensed attorney.

         WILLIAM W. HUFFMAN, JR. has been our Vice President--Controller since November 2000. Prior to that he served in various financial capacities at Custom Papers Group, Specialty Coatings International, and James River Corporation. Mr. Huffman began his career with Coopers & Lybrand, and is a Certified Public Accountant.

         KEITH T. PRATT has been our Vice President--Purchasing since 1998. From 1994 to 1998, Mr. Pratt was Vice President of Material Sourcing and Logistics of Ply Gem Industries. From 1981 to 1994, Mr. Pratt was responsible for purchasing and logistics with several companies where he held a variety of positions up to the director level.

         FRANK P. DIASSI has been a director since our inception in 1993.
Mr. Diassi was Chairman of Sterling Chemicals, Inc., a manufacturer of commodity petrochemicals and chemicals used primarily in the pulp and paper industry, from August 1996 through December 2001. He was a founding director of Arcadian Corporation, the largest nitrogen fertilizer company in North
America. From 1989 to 1994, Mr. Diassi was a Director and Chairman of the Finance Committee of Arcadian Corporation. Mr. Diassi is a director of Fibreglass Holdings, Inc., a truck accessory manufacturer, a director and Chairman of Amerlux Inc., a commercial lighting company, and director and Chairman of Software Plus, Inc., a human resources/payroll software design firm. On July 16, 2001, Sterling Chemicals, Inc., a company for which
Mr. Diassi has served as an executive officer, filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code.
Mr. Diassi is a member of the Audit Committee of the Board of Directors.

         FRANK J. HEVRDEJS has been a director since our inception in 1993. In 1982 Mr. Hevrdejs co-founded The Sterling Group, L.P., a major management buyout company, where he is currently a principal shareholder and president. He also serves as Chairman of First Sterling Ventures Corp., an investment company, Endoro Holdings, Inc., a structural and electrical manufacturing company, and Fibreglass Holdings, Inc., a truck accessory manufacturer. He is a director of Eagle U.S.A., an air-freight company, Sterling Chemicals, Inc., a petroleum chemical company and serves on the Houston Regional Board of J.P. Morgan Chase and Co., a financial institution. Mr. Hevrdejs serves as Chairman of the Nominating Committee and is a member of the Compensation Committee of the Board of Directors.

         JANICE C. PETERS has been a director since 1999. From 1997 to 2000, Ms. Peters served as President and Chief Executive Officer of MediaOne(R), the broadband services arm of MediaOne Group. From 1995 to 1997, Ms. Peters was employed by US WEST, MediaOne's former parent company, in various positions including Executive Vice President of Media One Group, Managing Director of One2One, a United Kingdom wireless communications joint venture between US WEST and Cable & Wireless, and President of Wireless Operations for US WEST Media Group. Ms. Peters serves as a director of Primus Knowledge Solutions, Inc., a knowledge-enabled software provider and 3COM, a communications company specializing in network solutions. Ms. Peters serves as Chairperson of the Compensation Committee of the Board of Directors.

         JEROME W. PICKHOLZ has been a director since September 1994. From 1978 until 1994, he was Chief Executive Officer of Ogilvy & Mather Direct Worldwide, a direct advertising agency. From 1994 until September 1995, he served as Chairman of the Board of Ogilvy & Mather Direct worldwide where he is now Chairman Emeritus. Since January 1, 1996, Mr. Pickholz has served as founder and Chairman of Pickholz, Tweedy, Cowan, L.L.C., a marketing communications company. Mr. Pickholz serves as the Chairman of the Audit Committee and as a member of the Nominating Committee of the Board of Directors.

         W. THOMAS STEPHENS has been a director since 2000 and served as Chairman of the Board from February 2001 to June 2001. From 1997 to 1999, Mr. Stephens served as President and Chief Executive Officer of MacMillan Bloedel, Canada's largest forest products company. From 1986 to 1996, he served as CEO and President of Johns Manville Corporation serving as Chairman from 1993 to 1996. Currently, Mr. Stephens is a director of Qwest Communications International, Inc., Norske Skog Canada Limited, Xcel Energy, Inc., TransCanada PipeLines Ltd., and a trustee of Putnam Mutual Funds. Mr. Stephens is a member of the Compensation Committee and the Nominating Committee of the Board of Directors.

         ALISTER W. REYNOLDS was elected a director at the 2002 Annual Meeting. Mr. Reynolds has been employed by Quest Diagnostics, Inc., a Delaware corporation, since 1996 in various positions, including Senior Vice President--U.S. Operations, and, most recently, Senior Advisor to the Chairman and CEO. He serves as director of Soma Logic Incorporated, a Delaware corporation, and Health Care Waste Solutions, a Delaware corporation.

                             THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

         Mail-Well I Corporation originally issued and sold $350,000,000 aggregate principal amount of 9 5/8% Senior Notes due 2012 on March 13, 2002, in an offering that was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Rule 144A and Regulation S of the Securities Act. Accordingly, the old notes may not be transferred in the United States unless registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act and applicable state securities laws is available.

         As a condition to the sale of the old notes, we entered into a registration rights agreement dated as of March 13, 2002 with the initial purchasers of the old notes. In the registration rights agreement, we agreed to file with the Securities and Exchange Commission a registration statement under the Securities Act no later than June 11, 2002, with respect to the $350,000,000 aggregate principal amount of 9 5/8% senior notes due 2012 offered by this prospectus. We also agreed to use our reasonable best efforts to have the registration statement declared effective within 90 days after June 11, 2002. In addition, we agreed to use our reasonable best efforts to cause the registration statement to be effective for a period of not less than 20 business days after the date notice of the exchange offer is mailed to the holders of the old notes, to keep the exchange offer open for a period of not less than 20 business days, and to cause the exchange offer to be consummated no later than the 30th business day after the registration statement is declared effective by the Commission.

         Pursuant to the exchange offer, holders of the old notes may exchange their old notes for registered new notes. For each old note surrendered pursuant to the exchange offer, the holder of the old note will receive a new note having a principal amount equal to that of the surrendered old note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the old note surrendered in exchange for the new note or, if no interest has been paid on such old note, from the date the old note was issued.

         To participate in the exchange offer, each holder must represent that:

         o it is acquiring the new notes in the exchange offer in its ordinary course of business;

         o it has no arrangement or understanding with any person to participate in a distribution of the new notes, and if it is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of the new notes;

         o it is not an "affiliate" of Mail-Well I Corporation, as defined in Rule 405 of the Securities Act, or if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

         o if it is broker-dealer, it will receive new notes for its own account in exchange for old notes that it acquired as a result of market-making activities or other trading activities.

         Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution." The Commission has taken the position that these broker-dealers may fulfill their prospectus delivery requirements with respect to new notes, other than a resale of an unsold allotment from the original sale of the old notes, with this prospectus. Under the registration rights agreement, we are required to allow these broker-dealers and other persons, if any, with similar prospectus delivery requirements to use this prospectus in connection with the resale of the new notes. We have filed a copy of the registration rights agreement as an exhibit to the registration statement of which this prospectus is a part.

RESALE OF THE NEW NOTES

         Based on no-action letters issued by the staff of the Commission to persons who are not associated with us, we believe that the new notes issued in exchange for old notes pursuant to this exchange offer will in general be freely transferable after this exchange offer without further registration under the Securities Act and without the holder's delivery of a prospectus under the Securities Act. This presumes that the holder of the new notes makes the representations described above and, if the holder is a broker-dealer, it represents that it will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of the new notes. However, the Commission has not considered this exchange offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to this exchange offer as it made in the no-action letters to the unrelated persons.

         Holders of old notes wishing to accept the exchange offer must complete and sign the letter of transmittal that will be mailed to each holder of the old notes. The letter of transmittal contains the required representations described above and an agreement to comply with the agreements and covenants set forth in the registration rights agreement.

         This prospectus, as it may be amended or supplemented from time to time, may be used by broker-dealers in connection with resales of new notes received in exchange for old notes where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. A broker-dealer that signs a letter of transmittal and delivers a prospectus to purchasers in connection with resales may be deemed to be an "underwriter" within the meaning of the Securities Act; however, the holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

         Upon the terms and subject to the conditions described in this prospectus and contained in the letter of transmittal, we will accept for exchange any and all old notes that are properly tendered on or prior to the
expiration date of the exchange offer,              , 2002, and are not
                                       -------------
withdrawn as permitted below. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding old notes surrendered pursuant to this exchange offer. Old notes may be tendered only in integral multiples of $1,000.

         The form and terms of the new notes are the same as the form and terms of the old notes except that:

         o the new notes will be registered under the Securities Act and hence the new notes will not bear legends restricting their transfer, and

         o holders of the new notes will not be entitled to most rights under the registration rights agreement, which will terminate upon the closing of the exchange offer.

         The new notes will evidence the same debt as the old notes and will be issued under, and be entitled to the benefits of, the same indenture.

         As of the date of this prospectus, an aggregate of $350,000,000 in principal amount of the old notes is outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about
                 , 2002, to all holders of old notes known to us.
-----------------

         Holders of the old notes do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the federal securities laws.

         We expressly reserve the right, at any time or from time to time, to extend the period of time during which the exchange offer is open, and by the extension to delay acceptance for exchange of any old notes. Notice of any extension will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During the extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by Mail-Well I Corporation. We will return any old notes not accepted for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration of the exchange offer. We will give written notice of any extension, amendment or nonacceptance to the holders of the old notes as promptly as practicable.

PROCEDURES FOR TENDERING OLD NOTES

         Your tender to Mail-Well I Corporation of old notes as described below and our acceptance of the old notes will create a binding agreement between us upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. Except as set forth below, a holder who wishes to tender old notes for exchange must send a completed and signed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent, State Street Bank and Trust Company, at the address set forth below under "--Exchange Agent" on or before the expiration date. In addition, either:

         (1) certificates for the old notes must be received by the exchange agent, or

         (2) a timely confirmation of a book-entry transfer of the old notes into the exchange agent's account at the Depository Trust Company pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent before the expiration date, or

         (3) the holder must comply with the guaranteed delivery procedures described below.

The method of delivery of old notes, letters of transmittal and all other required documents is at the election and risk of the holders. If the delivery is by mail, we recommend you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or old notes should be sent to Mail-Well I Corporation.

         Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trustee or other nominee and who wishes to tender should contact the registered holder of the old notes promptly and instruct the registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on its own behalf, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering its old notes, either make appropriate arrangements to register ownership of the old notes in the beneficial owner's name or obtain a properly completed power of attorney from the registered holder of the old notes. The transfer of record ownership may take considerable time.

         Signatures on a letter of transmittal or a notice of withdrawal need not be guaranteed if the old notes surrendered for exchange are tendered:

         (1) by a registered holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

         (2)   for the account of an eligible institution.

An "eligible institution" means a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trustee having an office or correspondent in the United States. In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an eligible institution. If old notes are registered in the name of a person other than a signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by the registered holder, or be accompanied by appropriate powers of attorney or by a written instrument or instruments of transfer

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

or exchange, in satisfactory form as determined by Mail-Well I Corporation in its sole discretion, signed by the registered holder with the signature guaranteed by an eligible institution.

         We will determine all questions as to the validity, form, eligibility and acceptance of old notes tendered for exchange in our sole discretion, and our determination shall be final and binding. We reserve the absolute right to reject any tenders of any particular old notes not properly tendered or not to accept any particular old notes whose acceptance might, in our judgment or the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old notes either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer. Our interpretation of the terms and conditions of the exchange offer as to any particular old notes either before or after the expiration date shall be binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time as we shall determine. Neither Mail-Well I Corporation, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor shall any of them incur any liability for failure to give the notification.

         If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and, unless waived by Mail-Well I Corporation, proper evidence satisfactory to Mail-Well I Corporation of their authority to so act must be submitted.

BOOK-ENTRY TRANSFER

         The exchange agent will request to establish an account for the old notes at DTC for the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's systems may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer.

         Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile, or an agent's message, with any required signature guarantees and any other required documents, must, in any case, be received by the exchange agent at the address set forth below under "--Exchange Agent" on or before the expiration date or the guaranteed delivery procedures described below must be complied with.

         The term "agent's message" means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that the participant has received and agrees to be bound by the terms of the letter of transmittal, and Mail-Well I Corporation may enforce the letter of transmittal against the participant.

GUARANTEED DELIVERY PROCEDURES

         If a registered holder of the old notes wishes to tender the old notes and the old notes are not immediately available, or time will not permit the holder's old notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on time, a tender may be effected if:

         (1)   the tender is made through an eligible institution;

         (2) prior to the expiration date, the exchange agent has received from the eligible institution:

                  (a) a completed and signed letter of transmittal, or a facsimile;

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

                  (b) notice of guaranteed delivery substantially in the form provided by Mail-Well I Corporation, setting forth the name and address of the holder of the old notes and the amount of old notes, stating that the tender is being made by that holder and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

         (3) the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of signing the notice of guaranteed delivery.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

         Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will then promptly issue the new notes. For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange when, as and if we have given either oral or written notice to the exchange agent. Oral notices will promptly be confirmed in writing. Holders whose old notes are accepted for exchange will be deemed to have waived the right to receive any accrued but unpaid interest on the old notes.

         In all cases, the issuance of new notes for old notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for the old notes or a timely book-entry confirmation of the old notes into the exchange agent's account at DTC, a completed and signed letter of transmittal, or an agent's message, and all other required documents. If any tendered old notes are not accepted, or if old notes are submitted for a greater amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to the tendering holder as promptly as practicable after the exchange offer expires or terminates. In the case of old notes tendered by book-entry procedures described above, the non-exchanged old notes will be credited to an account maintained with DTC designated by the tendering holder as promptly as practicable after the exchange offer expires or terminates.

CONDITIONS OF THE EXCHANGE OFFER

         Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or to issue new notes in exchange for, any old notes. We may terminate or amend the exchange offer prior to the expiration date if any of the conditions to the exchange offer are not met. These conditions include that the exchange offer, or the making of any exchange by a holder of old notes, does not violate applicable law or any applicable interpretation of the staff of the Commission. The conditions also include that none of the following has occurred which in our judgment would reasonably be expected to impair our ability to proceed with the exchange offer:

         (1) institution or threat of an action or proceeding in any court or by or before any governmental agency or body with respect to the exchange offer;

         (2)   adoption or enactment of any law, statute, rule or regulation;

         (3) declaration of a banking moratorium by United States federal or New York State authorities; or

         (4) suspension of trading on the New York Stock Exchange or generally in the United States over-the-counter market by order of the Commission or any other governmental authority.



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

In addition, we may impose such other conditions as may be reasonably acceptable to the initial purchasers of the old notes. We will give written notice of any termination to the holders of the old notes as promptly as practicable.

WITHDRAWAL RIGHTS

         Tenders of old notes may be withdrawn at any time prior to the expiration date. For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at the address set forth below under "--Exchange Agent." Any notice of withdrawal must specify the name of the person who tendered the old notes to be withdrawn, identify the old notes to be withdrawn, including the amount of the old notes, and specify the name in which the old notes are registered, if different from that of the withdrawing holder. If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless the holder is an eligible institution.

         If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

         We will determine all questions as to the validity, form and eligibility of the notices, and our determination will be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, the old notes will be credited to an account with DTC specified by the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following one of the procedures for tendering old notes as previously described at any time on or before the expiration date.

EXCHANGE AGENT

         State Street Bank and Trust Company has been appointed as the exchange agent for the exchange offer. All signed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

               State Street Bank and Trust Company, Exchange Agent 2 Avenue de Lafayette, Sixth Floor
               Boston, Massachusetts 02111
               Telecopier No.: (617) 662-1452
               Attention: MacKenzie Elijah, Corporate Actions

         Delivery of a letter of transmittal to an address other than as set forth above or transmission of instructions via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

FEES AND EXPENSES

         We will pay the cash expenses we will incur in connection with the exchange offer. Also, in connection with the registration statement for the new notes, we will reimburse the holders for the reasonable fees and disbursements of not more than one counsel, who shall be chosen by the holders

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

of a majority in principal amount of the old notes for whose benefit the registration statement has been prepared.

ACCOUNTING TREATMENT

         For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. The expenses of the exchange offer will be amortized over the term of the new notes.

TRANSFER TAXES

         Holders who tender their old notes for exchange will not be required to pay any transfer taxes, except that holders who instruct Mail-Well I Corporation to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, will be responsible for paying any applicable transfer tax.

REGULATORY MATTERS

         We are not aware of any governmental or regulatory approvals that are required in order to complete the exchange offer.

CONSEQUENCES OF FAILURE TO EXCHANGE

         Participation in the exchange offer is voluntary. Holders of the old notes are urged to consult their financial and tax advisors in making their own decisions on what action to take. See "Material Federal Income Tax Considerations."

         The old notes that are not exchanged for the new notes in the exchange offer will remain restricted securities. Accordingly, those old notes may only be transferred:

         (1)   to Mail-Well I Corporation or any of its subsidiaries,

         (2) to a person whom the seller reasonably believes is a qualified institutional buyer purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A,

         (3) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 under the Securities Act,

         (4) in a transaction meeting the requirements of Rule 144 under the Securities Act,

         (5) in accordance with another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel acceptable to Mail-Well I Corporation, or

         (6)   pursuant to an effective registration statement,

and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction.


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

                        DESCRIPTION OF THE NEW NOTES

         Mail-Well I Corporation will issue the new notes under an indenture dated March 13, 2002, among itself, the guarantors and State Street Bank and Trust Company, as trustee. The terms of the new notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

         The following description is a summary of the material provisions of the indenture for the old notes and the new notes. It does not restate those provisions in their entirety. You may obtain a copy of the indenture from us; the indenture has also been filed as an exhibit to the registration statement of which this prospectus is a part.

BRIEF DESCRIPTION OF THE NEW NOTES AND THE GUARANTEES

     THE NEW NOTES

         The new notes:

         o are identical to the old notes in all material respects, including the guarantees on the new notes, except that the new notes are registered under the federal securities laws and will not contain any legends restricting their transfer;

         o    are general unsecured obligations of Mail-Well I Corporation;

         o are not secured by any of our assets and will be effectively subordinated to any of our secured obligations to the extent of the value of the assets securing such obligations, including obligations under our credit facilities;

         o are pari passu in right of payment to all of our other existing and future unsecured and unsubordinated obligations;

         o are senior in right of payment to our existing and future subordinated indebtedness, including Mail-Well I Corporation's 8 3/4% Senior Subordinated new notes, Mail-Well, Inc's 5% Convertible Subordinated new notes, and any obligations of the guarantors with respect thereto; and

         o    are unconditionally guaranteed by the guarantors.

     THE GUARANTEES

         The new notes are unconditionally guaranteed on an unsecured basis, jointly and severally, by Mail-Well, Inc. and certain of the current subsidiaries of Mail-Well I Corporation that were formed under the laws of a state of the United States (including the District of Columbia) and have their principal place of business within the United States. The following is a list of the guarantors as of the date of this prospectus:

         ABP Books, Inc.
         Hill Graphics, Inc.
         Mail-Well Commercial Printing, Inc.
         Mail-Well Mexico Holdings, Inc.
         Mail-Well Services, Inc.
         Mail-Well Texas Finance LP
         Mail-Well West, Inc.
         Wisco III, L.L.C.

         The new notes also will be guaranteed by the following subsidiaries, which are subsidiaries that are held for sale under our strategic plan. These subsidiaries will be released from their guarantees upon

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

their sale or other disposition, provided that we comply with the requirements for release set forth in "Note Guarantees; Restrictions on Mail-Well, Inc. and Subsidiaries" below.

         Discount Labels, Inc.
         Mail-Well Label USA, Inc.
         National Graphics Company
         Poser Business Forms, Inc.

         The new notes will be guaranteed by each new subsidiary of Mail-Well I Corporation or Mail-Well, Inc., other than any special purpose financing vehicle, that:

         o has not been designated as an unrestricted subsidiary by Mail-Well I Corporation's board of directors under the indenture,

         o    is or becomes a "significant subsidiary," as defined in
              Article 1, Rule 1-02 of Regulation S-X under the Securities Act of 1933, of Mail-Well I Corporation or Mail-Well, Inc., as applicable,

         o is formed under the laws of the state of the United States or the District of Columbia, and

         o    has its principal place of business within the United States.

         The guarantees of the new notes:

         o    are general unsecured obligations of each guarantor;

         o are not secured by any assets of any of the guarantors and will be effectively subordinated to any secured obligations of the guarantors to the extent of the value of the assets securing such obligations, including obligations of the subsidiaries under our credit facilities;

         o are pari passu in right of payment to all other existing and future unsecured and unsubordinated obligations of each guarantor; and

         o are senior in right of payment to any existing and future subordinated indebtedness of each guarantor including guarantees of the obligations under Mail-Well I Corporation's 8 3/4% Senior Subordinated new notes.

         As of December 31, 2001, and after adjustment for the application of the net proceeds from the sale of the old notes, we would have had total secured indebtedness of approximately $187 million, with an additional $150 million (less any outstanding letters of credit) available under our senior credit facility. As indicated above, payments on the new notes and under the guarantees will be effectively subordinated to the payment of the secured indebtedness to the extent of the value of any assets securing such secured indebtedness. The indenture permits us to incur additional secured indebtedness under certain circumstances.

         Not all of our subsidiaries will guarantee the new notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. The subsidiary guarantors generated approximately 69% of our consolidated revenues in the year period ended December 31, 2001 and held approximately 61% of our consolidated assets as of December 31, 2001. In addition, following their sale the subsidiary guarantors that are held for sale will be released from their guarantees upon their sale or other disposition, provided that we comply with the conditions to release set forth in "Note Guarantees; Restrictions on Mail-Well, Inc. and Subsidiaries" below. These subsidiaries generated approximately 22% of our consolidated revenues in the year ended December 31, 2001 and held approximately 17% of our consolidated assets as of December 31, 2001.

PRINCIPAL, MATURITY AND INTEREST

         We will issue new notes with an aggregate principal balance of $350 million in exchange for old notes, which have an aggregate outstanding principal amount of $350 million. We will issue the new

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notes in denominations of $1,000 and integral multiples of $1,000. The new notes will mature on March 15, 2012. Subject to our compliance with the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness," we may, without the consent of the holders, issue more notes under the indenture on the same terms and conditions and with the same CUSIP numbers as the new notes, in an unlimited principal amount. Any such additional notes that are actually issued will be treated as issued and outstanding new notes for all purposes of the indenture and this "Description of the New Notes" unless the context indicates otherwise.

         Interest on the new notes will accrue at the rate of 9 5/8% per annum and will be payable semiannually in arrears on March 15 and September 15 commencing on September 15, 2002. We will make each interest payment to the holders of record of the new notes on the immediately preceding March 1 and September 1.

         Interest on the new notes will accrue from the date the old notes were issued or, if interest has already been paid on the old notes, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

NOTE GUARANTEES; RESTRICTIONS ON MAIL-WELL, INC. AND SUBSIDIARIES

         The guarantors will jointly and severally guarantee the obligations of Mail-Well I Corporation under the new notes. Each guarantee will be effectively subordinated to the prior payment in full of all secured indebtedness of that guarantor to the extent of the value of any assets securing such obligations. Each guarantee will be pari passu with all unsecured and unsubordinated obligations of that guarantor and to the guarantees of that guarantor of our future unsecured and unsubordinated obligations.

         The guarantees will rank at least on a parity with claims of all unsecured creditors (including unsecured trade creditors and tort claimants) of the respective guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law.

         Except in a transaction as a result of which a subsidiary guarantor would be released from its guarantee as provided in the indenture and described below, no guarantor may sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such guarantor is the surviving person), another person (other than Mail-Well I Corporation or a subsidiary guarantor) unless:

         (1)   either: (a) such guarantor is the surviving corporation; or
               (b) the person formed by or surviving any such consolidation or merger (if other than such guarantor) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia or the jurisdiction in which such guarantor is organized and under the laws of which it is existing;

         (2) the person formed by or surviving any such consolidation or merger (if other than such guarantor), or the person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of such guarantor under the guarantees and the indenture, as applicable, pursuant to agreements reasonably satisfactory to the trustee;

         (3) immediately after such transaction no default or event of default exists under the indenture; and

         (4) such guarantor or the person formed by or surviving any such consolidation or merger (if other than such guarantor) will have consolidated net worth immediately after the transaction equal to or greater than the consolidated net worth of such guarantor immediately preceding the transaction.


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         The guarantee of a subsidiary guarantor will be released:

         (1) in connection with any sale or other disposition of all or substantially all of the assets of that subsidiary guarantor (including by way of merger or consolidation), if we apply the net proceeds of that sale or other disposition in accordance with the applicable provisions of the indenture; or

         (2) in connection with any sale of all of the capital stock of a subsidiary guarantor, if we apply the net proceeds of that sale in accordance with the applicable provisions of the indenture.

See "Repurchase at the Option of Holders--Asset Sales."

OPTIONAL REDEMPTION

         The new notes will not be redeemable at our option prior to March 15, 2007.

         After March 15, 2007, we may redeem all or a part of the new notes (which includes additional notes, if any) upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:


               YEAR                          PERCENTAGE
               ----                          ----------
               2007........................  104.813%
               2008........................  103.208%
               2009........................  101.604%
               2010 and thereafter.........  100.000%

         In addition, prior to March 15, 2005, we may at our option on any one or more occasions redeem new notes (including additional notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the new notes (including additional notes, if any) originally issued at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net cash proceeds of one or more equity offerings; provided that:

         (1) at least 65% of such aggregate principal amount of new notes (including additional notes, if any) originally issued remains outstanding immediately after the occurrence of such redemption (other than new notes held directly or indirectly by us and our affiliates); and

         (2) each such redemption must occur within 90 days of the date of the closing of such equity offering.

REPURCHASE AT THE OPTION OF HOLDERS

     CHANGE OF CONTROL

         If a change of control under the indenture occurs, each holder of new notes will have the right to require us to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder's notes pursuant to the offer described below. In a change of control offer, Mail-Well I Corporation will offer a change of control payment in cash equal to 101% of the aggregate principal amount of new notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 30 days following any change of control, we will mail a notice to each holder describing the transaction or transactions that constitute the change of control and offering to repurchase new notes on the date specified in such notice, pursuant to the procedures required by the indenture and described in such notice. We will comply with the requirements of Rule 14e-l under the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the new notes as a result of a change of control. To the extent the provisions of any securities laws are inconsistent with the


                                     59


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

terms of the indenture, we will not be deemed to have breached this covenant by complying with such laws.

         On the change of control payment Date, we will, to the extent lawful:

         (1) accept for payment all new notes or portions thereof properly tendered pursuant to the change of control offer;

         (2) deposit with the paying agent an amount equal to the change of control payment in respect of all new notes or portions thereof so tendered; and

         (3) deliver or cause to be delivered to the trustee the new notes so accepted together with an officers' certificate stating the aggregate principal amount of new notes or portions thereof that we are purchasing.

         The paying agent will promptly mail to each holder of new notes so tendered the change of control payment for such new notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of the new notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof. We will publicly announce the results of the change of control offer on or as soon as practicable after the change of control payment date.

         The provisions described above that require us to make a change of control offer following a change of control will be applicable regardless of whether or not any other provisions of the indenture are applicable. Except as described above with respect to a change of control, the indenture does not contain provisions that permit the holders of the new notes to require that we repurchase or redeem the new notes in the event of a takeover, recapitalization or similar transaction.

         We will not be required to make a change of control offer upon a change of control if a third party makes the change of control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a change of control offer made by Mail-Well I Corporation and purchases all new notes validly tendered and not withdrawn under such change of control offer.

         The definition of change of control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Mail-Well I Corporation and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of new notes to require us to repurchase such new notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Mail-Well I Corporation and its subsidiaries taken as a whole to another person or group may be uncertain.

     ASSET SALES

         We will not, and will not permit any of our restricted subsidiaries to, consummate an asset sale unless:

         (1) We, or our restricted subsidiary, as the case may be, receive consideration at the time of such asset sale at least equal to the fair market value of the assets or equity interests issued or sold or otherwise disposed of;

         (2) such fair market value is determined by our board of directors and evidenced by a resolution of the board of directors set forth in an officers' certificate delivered to the trustee; and

         (3) at least 80% of the net proceeds received by us or our restricted subsidiary is in the form of cash. For purposes of this provision, each of the following shall be deemed to be cash:

               o any liabilities (as shown on the most recent balance sheet of us or our restricted subsidiary, of us or any of our restricted subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the new notes or any guarantee) that are assumed by the


                                     60


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                  transferee of any such assets pursuant to a customary
                  novation agreement that releases us or our restricted subsidiary from further liability; and

               o any securities, new notes or other obligations received by us or any of our restricted subsidiaries from such transferee that we contemporaneously (subject to ordinary settlement periods) convert into cash (to the extent of the cash received in that conversion).

         Within 360 days after the receipt of any net proceeds from an asset sale, we must apply such net proceeds:

         (1)   to be reinvested in our business;

         (2) to the extent that the net proceeds relate to a disposition of assets or stock of a restricted subsidiary that is not formed under the laws of a state of the United States, including the District of Columbia, or which does not have its principal place of business within the United States, to repay or retire indebtedness under credit facilities; or

         (3) to make an offer to purchase the new notes at 100% of principal amount, plus accrued and unpaid interest, if any, and if applicable, to make an offer to the holders of other indebtedness that ranks pari passu with the new notes and that by its terms requires us to make an offer to purchase such other debt upon consummation of an asset sale, to purchase such other debt on a pro rata basis with the new notes.

     SELECTION AND NOTICE

         If less than all of the new notes are to be redeemed at any time, the trustee will select new notes for redemption on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate.

         No new notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of new notes to be redeemed at its registered address. Notices of redemption may not be conditional.

         If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on new notes or portions of them called for redemption.

CERTAIN COVENANTS

     RESTRICTED PAYMENTS

         We will not, directly or indirectly, make any of the following restricted payments:

         (1) declare or pay any dividend or make any other payment or distribution on account of Mail-Well I Corporation's or any of its restricted subsidiaries' equity interests (including, without limitation, any payment in connection with any merger or consolidation involving Mail-Well I Corporation or any of its restricted subsidiaries) or to the direct or indirect holders of Mail-Well I Corporation's or any of its restricted subsidiaries' equity interests in their capacity as such (other than dividends or distributions payable in equity interests of Mail-Well I Corporation or to Mail-Well I Corporation or one of its restricted subsidiaries);

         (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving us) any of our equity interests (other than any such equity interests owned by Mail-Well I Corporation or any of its restricted subsidiaries);

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         (3)   make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any indebtedness that is pari passu with or subordinated to the new notes or the guarantees (other than the new notes or the guarantees), except a payment of interest or principal at the stated maturity thereof; or

         (4)   make any restricted investment,

         unless, at the time of and after giving effect to such restricted payment:

         (1) no default or event of default under the indenture shall have occurred and be continuing or would occur as a consequence thereof; and

         (2) at the time of such restricted payment and after giving pro forma effect thereto as if such restricted payment had been made at the beginning of the applicable four-quarter period, we would have been permitted to incur at least $1.00 of additional indebtedness pursuant to the fixed charge ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness;" and

         (3) such restricted payment, together with the aggregate amount of all other restricted payments we made or make after December 31, 2001 (excluding restricted payments permitted by clauses
               (3), (5), (7), (8) and (9) of the next succeeding paragraph), is less than the sum, without duplication, of

               o 50% of our consolidated net income (or, in each case such consolidated net income is a deficit, minus 100% of such deficit) since December 31, 2001, plus

               o the aggregate net cash proceeds we receive after December 31, 2001 from the sale of equity interests or any indebtedness that is convertible into capital stock and has been so converted, plus

               o the aggregate cash received by Mail-Well I Corporation as capital contributions after December 31, 2001, plus

               o  $25 million.

         So long as no default under the indenture has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

         (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the indenture;

         (2) the repurchase, redemption, defeasance, retirement or other acquisition of any pari passu or subordinated indebtedness of Mail-Well I Corporation or any guarantor or of any equity interests of Mail-Well I Corporation or any restricted subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a subsidiary of Mail-Well I Corporation) of, equity interests of Mail-Well I Corporation;

         (3) the redemption, repurchase, defeasance, retirement or other acquisition of pari passu or subordinated indebtedness of Mail-Well I Corporation or any guarantor with the net cash proceeds from an incurrence of permitted refinancing indebtedness;

         (4) the payment of any dividend by any of our restricted subsidiaries to the holders of its common equity interests on a pro rata basis;

         (5) the repurchase, redemption or other acquisition or retirement for value of any equity interests of Mail-Well I Corporation or any restricted subsidiary of Mail-Well I Corporation held by any member of Mail-Well I Corporation's (or any of its subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the indenture; provided that the aggregate price paid for all such repurchased,

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               redeemed, acquired or retired equity interests shall not
               exceed $1 million in any twelve-month period;

         (6) the making of any restricted investment, directly or indirectly, out of the net cash proceeds of substantially concurrent sales (other than to a subsidiary) of equity interests of Mail-Well I Corporation;

         (7) the repurchase, redemption, retirement or other acquisition of equity interests of Mail-Well I Corporation or any restricted subsidiary issued, or indebtedness incurred, by Mail-Well I Corporation or any restricted subsidiary in connection with the acquisition of any person or any assets to the former owners of such person or assets;

         (8) the redemption, repurchase, defeasance, retirement or other acquisition of Mail-Well, Inc.'s 5% Convertible Subordinated new notes, and the payment of a demand note issued by Mail-Well I Corporation to Mail-Well, Inc. in connection with the new notes, in an aggregate amount not to exceed $140 million of principal, plus accrued interest thereon; and

         (9)   permitted payments to Mail-Well, Inc. under the indenture.

         The amount of all restricted payments (other than cash) shall be the fair market value on the date of the restricted payment of the asset(s) or securities proposed to be transferred or issued by Mail-Well I Corporation or such restricted subsidiary, as the case may be, pursuant to the restricted payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the board of directors whose resolution with respect thereto shall be delivered to the trustee. The board of directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10 million. Not later than the date of mailing any restricted payment, we will deliver to the trustee an officers' certificate stating that such restricted payment is permitted and setting forth the basis upon which the calculations required by this "restricted payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

     INCURRENCE OF INDEBTEDNESS

         Mail-Well I Corporation will not, and will not permit any of its restricted subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any indebtedness, including acquired debt); provided, however, that Mail-Well I Corporation and any restricted subsidiary may incur indebtedness (including acquired debt), if the fixed charge coverage ratio for Mail-Well I Corporation's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional indebtedness is incurred would have been at least 2 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional indebtedness had been incurred at the beginning of such four-quarter period.

         The first paragraph of this covenant will not prohibit the incurrence of any of the following items of indebtedness (collectively, "permitted debt"):

         (1) the incurrence by Mail-Well I Corporation and any restricted subsidiary of indebtedness under credit facilities (including amounts outstanding on the date we sold the old notes); provided that the aggregate principal amount of all indebtedness under such credit facilities (including all permitted refinancing indebtedness incurred to refund, refinance or replace any indebtedness incurred pursuant to this clause (1)) permitted by this clause (1) does not exceed an amount equal to $375 million, less any repayments actually made thereunder with the net proceeds of asset sales in accordance with clause (2) of the second paragraph of the covenant described under "Repurchase at the Option of the Holders--Asset Sales;"

         (2) the incurrence by Mail-Well I Corporation and its subsidiaries of existing indebtedness (excluding amounts outstanding under credit facilities on the date we sold the old notes);

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         (3)   the incurrence by Mail-Well I Corporation and the subsidiary guarantors of indebtedness represented by the new notes and the guarantees issued on the date we sold the old notes;

         (4) the incurrence by Mail-Well I Corporation or any of its restricted subsidiaries of indebtedness represented by capital lease obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Mail-Well I Corporation or such restricted subsidiary, in an aggregate principal amount (including all permitted refinancing indebtedness incurred to refund, refinance or replace any indebtedness incurred pursuant to this clause (4)) not to exceed $50 million at any time outstanding;

         (5) the incurrence by Mail-Well I Corporation or any of its restricted subsidiaries of permitted refinancing indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, indebtedness (other than intercompany indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (1), (2), (3), (4) or (9) of this paragraph;

         (6) the incurrence by Mail-Well I Corporation or any of its restricted subsidiaries of intercompany indebtedness between or among Mail-Well I Corporation and any of its wholly owned restricted subsidiaries; provided, however, that:

               o indebtedness is owed to or held by a restricted subsidiary that is not a subsidiary guarantor, such indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the new notes, in the case of Mail-Well I Corporation, or the guarantee of such subsidiary guarantor, in the case of a subsidiary guarantor, and

               o (i) any subsequent issuance or transfer of equity interests that results in any such indebtedness being held by a person other than Mail-Well I Corporation or a wholly owned restricted subsidiary thereof and (ii) any sale or other transfer of any such indebtedness to a person that is not either Mail-Well I Corporation or a wholly owned restricted if Mail-Well I Corporation or any subsidiary guarantor is the obligor on such indebtedness and such subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such indebtedness by Mail-Well I Corporation or such restricted subsidiary, as the case may be, that was not permitted by this clause (6);

         (7) the incurrence by Mail-Well I Corporation or any of its restricted subsidiaries of hedging obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate indebtedness that is permitted by the terms of this indenture to be outstanding;

         (8) the guarantee by Mail-Well I Corporation or any of its restricted subsidiaries of indebtedness of Mail-Well I Corporation or a restricted subsidiary of Mail-Well I Corporation that was permitted to be incurred by another provision of this covenant;

         (9) the incurrence by Mail-Well I Corporation or any of its restricted subsidiaries of additional indebtedness in an aggregate principal amount (or accrued value, as applicable) at any time outstanding, including all permitted refinancing indebtedness incurred to refund, refinance or replace any indebtedness incurred pursuant to this clause (9), not to exceed $50 million;

         (10) the incurrence by Mail-Well I Corporation's unrestricted subsidiaries of non-recourse debt; provided, however, that if any such indebtedness ceases to be non-recourse debt of an unrestricted subsidiary, such event shall be deemed to constitute an incurrence of indebtedness by a restricted subsidiary of Mail-Well I Corporation that was not permitted by this clause (10);

         (11) the incurrence by Mail-Well I Corporation or any of its restricted subsidiaries of indebtedness in respect of judgment, appeal, surety, performance and other like bonds,

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               bankers acceptances and letters of credit provided by
               Mail-Well I Corporation and its subsidiaries in the ordinary course of business (including any indebtedness incurred to refinance, retire, renew, defease, refund or otherwise replace any indebtedness referred to in this clause (11)); and

         (12) indebtedness incurred by Mail-Well I Corporation or any of its subsidiaries arising from agreements or their respective bylaws providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees of letters of credit, surety bonds or performance bonds securing the performance of Mail-Well I Corporation or any of its subsidiaries to any person acquiring all or a portion of such business or assets of a subsidiary of Mail-Well I Corporation.

         For purposes of determining compliance with this incurrence of indebtedness covenant, in the event that an item of proposed indebtedness meets the criteria of more than one of the categories of permitted debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, we will be permitted to classify such item of indebtedness on the date of its incurrence in any manner that complies with this covenant.

     LIENS

         Mail-Well I Corporation will not, and will not permit any of its restricted subsidiaries to, directly or indirectly, create, incur, assume or suffer to own any lien of any kind securing indebtedness, attributable debt or trade payables on any asset now owned or hereafter acquired, except permitted liens under the indenture.

     DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

         Mail-Well I Corporation will not permit any of its restricted subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any restricted subsidiary to pay dividends or make any other distributions or pay indebtedness to Mail-Well I Corporation or any of Mail-Well I Corporation's restricted subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Mail-Well I Corporation or any of Mail-Well I Corporation's restricted subsidiaries.

     MERGER, CONSOLIDATION, OR SALE OF ASSETS

         Mail-Well I Corporation may not, directly or indirectly: (1) consolidate or merge with or into another person (whether or not Mail-Well I Corporation is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another person; unless:

         (1) either: (a) Mail-Well I Corporation is the surviving corporation; or (b) the person formed by or surviving any such consolidation or merger (if other than Mail-Well I Corporation) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

         (2) the person formed by or surviving any such consolidation or merger (if other than Mail-Well I Corporation) or the person to which such sale, assignment, transfer, conveyance or other disposition shall have been made, expressly assumes all the obligations of Mail-Well I Corporation under the new notes and the indenture pursuant to agreements reasonably satisfactory to the trustee;

         (3) immediately after such transaction no default or event of default exists under the indenture; and



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         (4)   Mail-Well I Corporation or the person formed by or surviving any such consolidation or merger (if other than Mail-Well I Corporation):

               (1) will have consolidated net worth immediately after the transaction equal to or greater than our consolidated net worth immediately preceding the transaction; and

               (2) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional indebtedness pursuant to the fixed charge coverage ratio test set forth in the first paragraph of the covenant described above under the caption "Incurrence of Indebtedness."

In addition, we may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other person. This "Merger, Consolidation, or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Mail-Well I Corporation and any of its wholly owned subsidiaries. For the avoidance of doubt, this covenant also will not apply to sales of the assets or stocks of subsidiaries Mail-Well I Corporation currently is holding for sale as part of its strategic plan.

     TRANSACTIONS WITH AFFILIATES

         Mail-Well I Corporation will not, and will not permit any of its restricted subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any affiliate, unless:

         (1) such affiliate transaction with an affiliate is on terms that are no less favorable to Mail-Well I Corporation or the relevant restricted subsidiary than those that would have been obtained in a comparable transaction by Mail-Well I Corporation or such restricted subsidiary with an unrelated person; and

         (2)   we deliver to the trustee:

               o with respect to any affiliate transaction or series of related affiliate transactions involving aggregate consideration in excess of $1 million, a resolution of the board of directors set forth in the officers' certificate certifying that such affiliate transaction complies with this covenant and that such affiliate transaction has been approved by a majority of the disinterested members of the board of directors; and

               o with respect to any affiliate transaction or series of related affiliate transactions involving aggregate consideration in excess of $10 million, an opinion as to the fairness to the holders of such affiliate transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         The following items shall not be deemed to be affiliate transactions and, therefore, will not be subject to the provisions of the prior paragraph:

         (1) any employment agreement entered into by Mail-Well I Corporation or any of its restricted subsidiaries in the ordinary course of business and consistent with the past practice of Mail-Well I Corporation or such restricted subsidiary;

         (2) indemnification agreements permitted by law entered into by Mail-Well I Corporation or any of its restricted subsidiaries with any of its affiliates who are directors, employees or agents of Mail-Well I Corporation or any of its restricted subsidiaries;

         (3) transactions between or among Mail-Well I Corporation and/or its restricted subsidiaries;

         (4) payment of reasonable directors fees to persons who are not otherwise our affiliates; and



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         (5)   restricted payments that are permitted by the provisions of the indenture described above under the caption "--Restricted Payments."

     ADDITIONAL SUBSIDIARY GUARANTEES

         If after the date we sold the old notes Mail-Well I Corporation or any restricted subsidiary of Mail-Well I Corporation acquires or creates another restricted subsidiary (other than a special purpose financing vehicle) and such restricted subsidiary is formed under the laws of a state of the United States (including the District of Columbia) and has its principal place of business within the United States, then at such time as such restricted subsidiary first becomes a significant subsidiary of Mail-Well I Corporation, that newly acquired or created restricted subsidiary must become a guarantor and execute a supplemental indenture satisfactory to the trustee and deliver an opinion of counsel to the trustee within 10 business days of the date on which it was acquired or created.

     DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

         As of the date we sold the old notes all of the subsidiaries of Mail-Well I Corporation will be restricted subsidiaries. The board of directors may designate any subsidiary to be an unrestricted subsidiary if that designation would not cause a default under the indenture. If a subsidiary is designated as an unrestricted subsidiary, all outstanding Investments owned by Mail-Well I Corporation and its subsidiaries in the subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for restricted payments under the first paragraph of the covenant described above under the caption "--Restricted Payments" or permitted Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation. In addition, such designation will only be permitted if such restricted payment would be permitted at that time and if such subsidiary otherwise meets the definition of an unrestricted subsidiary. The board of directors may redesignate any unrestricted subsidiary to be a restricted subsidiary if the redesignation would not cause a default under the indenture.

     LIMITATIONS ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS

         Mail-Well I Corporation will not permit any of its restricted subsidiaries that is not a guarantor of the new notes, directly or indirectly, to guarantee or pledge any assets to secure the payment of any other indebtedness of Mail-Well I Corporation or Mail-Well, Inc. unless such restricted subsidiary simultaneously executes and delivers a supplemental indenture providing for the guarantee of the payment of the new notes by such restricted subsidiary to the same extent as such guarantee of such other indebtedness, which guarantee shall be senior to or pari passu with such restricted subsidiary's guarantee of or pledge to secure such other indebtedness.

         Notwithstanding the provision described in the preceding paragraph, any guarantee of the new notes will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described above under the caption "Note Guarantees;
Restrictions on Mail-Well, Inc. and Subsidiaries." The form of the guarantee will be attached as an exhibit to the indenture.

     BUSINESS ACTIVITIES

         Mail-Well I Corporation will not, and will not permit any restricted subsidiary to, engage in any business other than permitted businesses under the indenture.

     ADVANCES TO SUBSIDIARIES

         All advances to restricted subsidiaries that are not guarantors made by Mail-Well I Corporation after the date of the indenture will be evidenced by intercompany notes in favor of Mail-Well I Corporation. Each intercompany note will be payable upon demand and will bear interest at the same rate as the new notes. A form of intercompany note will be attached as an exhibit to the indenture.



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     PAYMENTS FOR CONSENT

         Mail-Well I Corporation will not, and will not permit any of its subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of new notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the new notes unless such consideration is offered to be paid and is paid to all holders of the new notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     REPORTS

         Whether or not required by the Commission, so long as any new notes are outstanding, Mail-Well I Corporation will furnish to the holders of new notes, within the time periods specified in the Commission's rules and regulations:

         (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, if Mail-Well I Corporation were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Mail-Well I Corporation's certified independent accountants; and

         (2) all current reports that would be required to be filed with the Commission on Form 8-K if Mail-Well I Corporation were required to file such reports.

The quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Mail-Well I Corporation and its subsidiary guarantors separate from the financial condition and results of operations of the other subsidiaries of Mail-Well I Corporation.

         In addition, whether or not required by the Commission, Mail-Well I Corporation will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

         The foregoing reporting obligation may be satisfied by reports prepared and filed by Mail-Well, Inc. on a consolidated basis under the requirements of the Exchange Act.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

         We entered into a registration rights agreement with the initial purchasers of the old notes on March 13, 2002. In the registration rights agreement, we agreed, among other things, to file with the Commission the registration statement of which this prospectus is a part.

         If any of the following occurs:

         (1) because of any change in law or applicable interpretations of the staff of the Commission we are not permitted to effect this exchange offer;

         (2) for any other reason this exchange offer is not consummated within 210 days of the date on which we sold the old notes;

         (3) any initial purchaser so requests with respect to old notes not eligible to be exchanged for new notes in the exchange offer by it following consummation of the exchange offer; or

         (4) any holder (other than certain dealers) is not eligible to participate in the exchange offer or in the case of any holder (other than certain dealers) that participates in the exchange offer, such

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               holder does not receive freely tradeable new notes on the
               date of the exchange and any such holder so requests,

         then we will, at our cost:

         (1) promptly, but in no event later than 30 days after the date of the request or other event giving rise to the obligation, file a shelf registration statement covering resales of the old notes or the new notes, as the case may be, from time to time and use reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act no later than 90 days after that date; and

         (2) subject to certain customary exceptions, use our reasonable best efforts to keep the shelf registration statement continuously effective until all the notes covered by the shelf registration statement

                  (a)   have been sold pursuant thereto or

                  (b) are no longer restricted securities (as defined in Rule 144 under the Securities Act, or any successor rule thereof).

         We will, in the event a shelf registration statement is filed, among other things, provide to each holder for whom such shelf registration statement was filed copies of the prospectus which is part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the old notes or the new notes, as the case may be. A Holder selling such notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such holder (including certain indemnification obligations).

         For the purposes of the registration rights agreement, "transfer restricted securities" means each note until the earliest on the date of which

         (1) such note is exchanged in the exchange offer and entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act,

         (2) such note has been disposed of in accordance with the shelf registration statement,

         (3) such note is disposed of by a broker-dealer pursuant to the "Plan of Distribution" herein, or

         (4) such note is distributed to the public pursuant to Rule 144 under the Securities Act.

         The registration rights agreement provides that

         (1) if the registration statement of which this prospectus is part is not declared effective by the Commission on or prior to the 180th day after the date that we sold the old notes,

         (2) if this exchange offer is not consummated on or before the 30th business day after such registration statement is declared effective,

         (3) if obligated to file the shelf registration statement with the Commission and we fail to do so on or prior to the 30th business day after such filing obligation arises,

         (4) if obligated to file the shelf registration statement and the shelf registration statement is not declared effective on or prior to the 90th day after the obligation to file the shelf registration statement arises (but no earlier than 180 days after the date on which we sold the old notes), or


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         (5)   if the registration statement for the exchange offer or the shelf registration statement, as the case may be, is declared effective but thereafter ceases to be effective or useable in connection with resales of the notes, for such time of non-effectiveness or non-usability, we agree to pay to each holder of notes affected thereby liquidated damages in an amount equal to $0.05 per week per $1,000 in principal amount of affected notes held by such holder for each week or portion thereof that such registration default continues for the first 90-day period immediately following the occurrence of the registration default. The amount of the liquidated damages increases by an additional $0.05 per week per $1,000 in principal amount of notes at the beginning of and for each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages of $0.50 per week per $1,000 in principal amount of affected notes. We will not be required to pay liquidated damages for more than one registration default at any given time. No holder of affected notes will be entitled to receive liquidated damages pursuant to the registration rights agreement unless and until such holder has provided certain information to us for use in connection with the applicable registration statement. Following the cure of all registration defaults, the accrual of liquidated damages will cease.

         We will pay all accrued liquidated damages to holders entitled thereto in the same manner as interest payments on the notes on semi-annual damages payment dates which correspond to interest payment dates for the notes.

         This summary of provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part, and we incorporate the registration rights agreement into this prospectus by this reference. A copy of the registration rights agreement is available from Mail-Well I Corporation or the Commission upon request. See "Where You Can Find More Information."

EVENTS OF DEFAULT AND REMEDIES

         Each of the following is an event of default under the indenture:

         (1) default for 30 days in the payment when due of interest on, or liquidated damages with respect to, the new notes;

         (2) default in payment when due of the principal of or premium, if any, on the new notes;

         (3) failure by Mail-Well I Corporation or any of its restricted subsidiaries to comply with the provisions described under the captions "--Change of Control," "--Asset Sales," "--Restricted Payments" or "--Incurrence of Indebtedness";

         (4) failure by Mail-Well I Corporation or any of its restricted subsidiaries to comply with any of the other agreements in the indenture for 60 days after notice to Mail-Well I Corporation by the trustee or the holders of at least 25% in aggregate principal amount of the new notes then outstanding;

         (5) default under any mortgage, indenture or instrument under which they may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Mail-Well I Corporation or any of its restricted subsidiaries (or the payment of which is guaranteed by Mail-Well I Corporation or any of its restricted subsidiaries) whether such indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

               o is caused by a failure to pay principal of or premium, if any, or interest on such indebtedness prior to the expiration of the grace period provided in such indebtedness; or

               o results in the acceleration of such indebtedness prior to its express maturity,



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               o  and, in each case, the principal amount of any such
                  indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $25 million or more;

         (6) failure by Mail-Well I Corporation or any of its restricted subsidiaries to pay final judgments aggregating in excess of $25 million, which judgments are not paid, discharged or stayed within 60 days following entry of judgment;

         (7) except as permitted by the indenture, any guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, shall deny or disaffirm its obligations under its guarantee; and

         (8) certain events of bankruptcy or insolvency with respect to Mail-Well I Corporation or any restricted subsidiary that is a significant subsidiary, or any group of restricted subsidiaries that, taken together, would constitute a significant subsidiary.

         In the case of an event of default arising from certain events of bankruptcy or insolvency, with respect to Mail-Well I Corporation, any restricted subsidiary that is a significant subsidiary or any group of restricted subsidiaries that, taken together, would constitute a significant subsidiary, all outstanding new notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding new notes may declare all the new notes to be due and payable immediately.

         Holders of the new notes may not enforce the indenture or the new notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding new notes may direct the trustee in its exercise of any trust or power.

         The holders of a majority in aggregate principal amount of the new notes then outstanding by notice to the trustee may on behalf of the holders of all of the new notes waive any existing default or event of default and its consequences under the indenture except a continuing default or event of default in the payment of interest on, or the principal of, the new notes.

         We are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any default or event of default under the indenture, we are required to deliver to the trustee a statement specifying such default or event of default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS

         No director, officer, employee, incorporator or shareholder of Mail-Well I Corporation or any guarantor, as such, shall have any liability for any obligations of Mail-Well I Corporation or the guarantors under the new notes, the indenture, the note guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of new notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the new notes. The waiver may not be effective to waive liabilities under the federal securities laws.

SATISFACTION AND DISCHARGE OF THE INDENTURE

         We may terminate the obligations of Mail-Well I Corporation and the guarantors under the new notes, the indenture, and the guarantees when (i) either (A) all outstanding new notes have been delivered to the trustee for cancellation or (B) all such new notes not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to

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pay and discharge the entire indebtedness on the new notes not theretofore delivered to the trustee for cancellation, for principal of (premium, if any, on) and interest to the date of deposit or stated maturity or date of redemption; (ii) we have paid or caused to be paid all sums then due and payable by us under the indenture; and (iii) we have delivered an officers' certificate and an opinion of counsel relating to compliance with the conditions set forth in the indenture.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         We may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding new notes, which we refer to as "legal defeasance," except for:

         (1) the rights of holders of outstanding new notes to receive payments in respect of the principal of, premium, if any, and interest thereon, and the rights of the holders of old notes to receive any payments of liquidated damages on any old notes remaining outstanding when such payments are due from the trust referred to below;

         (2) our obligations with respect to the new notes concerning issuing temporary new notes, registration of new notes, mutilated, destroyed, lost or stolen new notes and the maintenance of an office or agency for payment and money for security payments held in trust;

         (3) the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

         (4)   the legal defeasance provisions of the indenture.

         In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants that are described in the indenture, which we refer to as "covenant defeasance," and thereafter any failure to comply with such obligations shall not constitute a default or event of default with respect to the new notes. In the event covenant defeasance occurs, certain events (other than nonpayment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an event of default with respect to the new notes.

         In order to exercise either legal defeasance or covenant defeasance,

         (1) We must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the new notes, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on all outstanding notes, and liquidated damages on any outstanding old notes on the stated maturity or on the applicable redemption date, as the case may be, and we must specify whether notes are being defeased to maturity or to a particular redemption date;

         (2) in the case of legal defeasance, we must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date we sold the old notes, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding new notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

         (3) in the case of covenant defeasance, we must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders of the outstanding new notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same

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               amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

         (4) no event of default or default under this indenture shall have occurred and be continuing on the date of such deposit (other than an event of default or default resulting from the borrowing of funds to be applied to such deposit);

         (5) such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the credit agreement or any other material agreement or instrument (other than the indenture) to which Mail-Well I Corporation or any of its subsidiaries is a party or by which Mail-Well I Corporation or any of its subsidiaries is bound;

         (6) we must have delivered to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         (7) we must deliver to the trustee an officers' certificate stating that we did not make the deposit with the intent of preferring the holders of new notes over our other creditors with the intent of defeating, hindering, delaying or defrauding such creditors or others; and

         (8) we must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for, in the case of the officers' certificate, (1) through (7) and, in the case of the opinion of counsel, clauses (2), (3), (5) and (6) of this paragraph relating to the legal defeasance or the covenant defeasance, as applicable, have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

         Without the consent of each holder affected, an amendment or waiver may not (with respect to any new notes held by a non-consenting holder):

         (1) reduce the principal amount of new notes whose holders must consent to an amendment, supplement or waiver;

         (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the new notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders");

         (3) reduce the rate of or change the time for payment of interest on any note;

         (4) waive a default or event of default in the payment of principal or premium, if any, or liquidated damages or interest on the new notes or any old notes remaining outstanding (except a rescission of acceleration of the new notes by the holders of at least a majority in aggregate principal amount of the new notes and a waiver of the payment default that resulted from such acceleration);

         (5) make any note payable in money other than that stated in the new notes;

         (6) make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of new notes to receive payments of principal of or premium, if any, or liquidated damages or interest on the new notes or any old notes remaining outstanding;

         (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders");

         (8) release any guarantor from any of its obligations under its guarantee or the indenture, or amend the provisions of the indenture relating to the release of guarantors, except as set forth in the indenture; or



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         (9)   make any change in the preceding amendment and waiver provisions.

         Notwithstanding the preceding, without the consent of any holder of new notes, Mail-Well I Corporation and the trustee may amend or supplement the indenture or the new notes:

         (1)   to cure any ambiguity, defect or inconsistency;

         (2) to provide for uncertificated new notes in addition to or in place of certificated new notes;

         (3) to provide for the assumption of Mail-Well I Corporation's obligations to holders of new notes in the case of a merger or consolidation or sale of all or substantially all of Mail-Well I Corporation's assets;

         (4) to make any change that would provide any additional rights or benefits to the holders of new notes or that does not adversely affect the legal rights under the indenture of any such holder; or

         (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

BOOK-ENTRY; DELIVERY AND FORM

         The new notes initially will be in the form of one or more registered "global new notes" without interest coupons. The global notes will be deposited with, or on behalf of, the Depository Trust Company and registered in the name of DTC or its nominee, who will be the global notes holder. Except as set forth below, the global notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC in limited circumstances. Investors may hold their beneficial interests in the global notes directly through DTC if they are participating organizations or "participants" in such system or indirectly through organizations that are participants in such system. Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of certificated new notes. Such certificated notes may, unless the global note has previously been exchanged for certificated notes, be exchanged for an interest in the global note representing the principal amount of new notes being transferred. In addition, transfer of beneficial interests in global notes will be subject to the applicable rules and procedures of DTC and its direct participants or indirect participants, including, if applicable, those of Euroclear and CEDEL, which may change from time to time.

         The new notes may be presented from registration of transfer and exchanged at the offices of the registrar.

DEPOSITORY PROCEDURES

         The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

         DTC has advised us that DTC is a limited-purpose trust company that was created to hold securities for its participants and to facilitate the clearance and settlement of transactions in such securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies, which we refer to as "indirect participants," that clear through or maintain a custodial relationship with a participant, either directly or indirectly, persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants.


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         We expect that pursuant to procedures established by DTC (i) upon deposit of the global notes, DTC will credit the accounts of participants designated by the initial purchasers with portions of the principal amount of the global notes and (ii) ownership of the new notes evidenced by the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the participants), the participants and the indirect participants.

         Investors in the global notes may hold their interests therein directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system. Euroclear and Clearstream Banking will hold interests in the global notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Mail-Well I Corporation of New York, Brussels office, as operator of Euroclear and Citibank, N.A., as operator of Clearstream Banking. These depositories, in turn, will hold the interests in the global notes in customer's securities accounts in the depositaries' names on the books of DTC. All interests in a Global note may be subject to the procedures and requirements of DTC.

         The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global note to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a Global note to pledge such interests to persons or entities that do not participate in the DTC systems, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

         Except as described below, owners of interest in the global notes will not have new notes registered in their names, will not receive physical delivery of new notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

         Payments in respect of the principal of, premium, if any, and interest on a Global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the new notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the trustee nor any agent of us or the trustee has or will have any responsibility or liability for (1) any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global notes or (2) any other matter relating to the actions and practices of DTC or any of its participants or indirect participants. DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the new notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the participants and the indirect participants to the beneficial owners of new notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the new notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Interests in the global notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds,

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subject in all cases to the rules and procedures of DTC and its participants. See "--Same-Day Settlement and Payment."

         Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds.

         Cross-market transfers between direct participants in DTC, on the one hand, and indirect participants who hold interests in the new notes through Euroclear on CEDEL, on the other hand, will be effected by Euroclear's or CEDEL's respective nominee through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL; however, delivery of instructions relating to crossmarket transactions must be made directly to Euroclear or CEDEL, as the case may be, by the counterparty in accordance with the rules and procedures of Euroclear or CEDEL and within their established deadlines, using Brussels time for Euroclear and U.K. time for CEDEL. Indirect participants who hold interest in the new notes through Euroclear and CEDEL may not deliver instructions directly to Euroclear's or CEDEL's nominee. Euroclear or CEDEL will, if the transaction meets its settlement requirements, deliver instructions to its respective nominee to deliver or receive interests on Euroclear's or CEDEL's behalf in the relevant global note in DTC, and make or receive payment in accordance with normal procedures for same-day funds settlement applicable to DTC.

         Because of time zone differences, the securities of accounts of an indirect participant who holds an interest in the new notes through Euroclear or CEDEL purchasing an interest in a global note from a direct participant in DTC will be credited, and any such crediting will be reported to Euroclear or CEDEL during the European business day immediately following the settlement date of DTC in New York. Although recorded in DTC's accounting records as of DTC's settlement date in New York, Euroclear and CEDEL customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a global note to a DTC participant until the European business day for Euroclear or CEDEL immediately following DTC's settlement date.

         DTC has advised us that it will take any action permitted to be taken by a holder of new notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the new notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the new notes, DTC reserves the right to exchange the global notes for legended new notes in certificated form, and to distribute such new notes to its participants.

         Although DTC, Euroclear and Clearstream Banking have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream Banking, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream Banking or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED SECURITIES

         Subject to certain conditions, any person having a beneficial interest in a global note may, upon request to the trustee, exchange such beneficial interest for new notes in the form of certificated securities. Upon any such issuance, the trustee is required to register such certificated securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). If:

         (a) we notify the trustee in writing that DTC is no longer willing or able to act as a depositary and we are unable to locate a qualified successor within 90 days, or

         (b) we, at our option, notify the trustee in writing that we elect to cause the issuance of new notes in the form of certificated securities under the indenture, then, upon surrender by the global

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               notes holder of its global notes, new notes in such form will be issued to each person that the global notes holder and DTC identify as being the beneficial owner of the related new notes.

         Neither we nor the trustee will be liable for any delay by the global notes holder or DTC in identifying the beneficial owners of new notes and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the global notes holder or DTC for all purposes.

SAME-DAY SETTLEMENT AND PAYMENT

         The indenture will require that payments in respect of the new notes represented by the global notes (including principal, premium, if any, and interest) be made by wire transfer of immediately available funds to the accounts specified by the global notes holder. With respect to certificated securities, we will make all payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address.

METHODS OF RECEIVING PAYMENTS ON THE NEW NOTES

         If a holder has given wire transfer instructions to us, we will make all principal, premium and interest payments on those new notes in accordance with those instructions. All other payments on these new notes will be made at the office or agency of the payment agent and registrar within the City and State of New York unless we elect to make interest payments by check mailed to the holders at their address set forth in the register of holders.

PAYING AGENT AND REGISTRAR FOR THE NEW NOTES

         The trustee will initially act as paying agent and registrar for the new notes. We may change the paying agent or registrar without prior notice to the holders of the new notes, and we or any of our subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

         A holder may transfer or exchange new notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes and fees required by law or permitted by the indenture. We are not required to transfer or exchange any senior note selected for redemption. Also, we are not required to transfer or exchange any senior note for a period of 15 days before a selection of new notes to be redeemed.

         The registered holder of a senior note will be treated as the owner of it for all purposes.

CONCERNING THE TRUSTEE

         If the trustee becomes a creditor of us, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

CERTAIN DEFINITIONS

         Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.


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         "Acquired Debt" means, with respect to any specified person:

         (1) Indebtedness of any other person existing at the time such other person is merged with or into or became a subsidiary of such specified person, whether or not such indebtedness is incurred in connection with, or in contemplation of, such other person merging with or into, or becoming a subsidiary of, such specified person; and

         (2) Indebtedness secured by a lien encumbering any asset acquired by such specified person.

         "Additional Notes" has the meaning set forth above under the caption "--Principal, Maturity and Interest."

         "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control," as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting stock of a person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

         "Asset Sale" means:

         (1) the sale, lease, conveyance or other disposition of any assets or rights, including sales and leasebacks, but excluding sales of inventory and equipment in the ordinary course of business consistent with past practices; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Mail-Well I Corporation and its restricted subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "--Change of Control", and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the asset sale covenant; and

         (2) the issuance of equity interests by any of Mail-Well I Corporation's restricted subsidiaries or the sale of equity interests in any of its subsidiaries,

         Notwithstanding the preceding, the following items shall not be deemed to be asset sales:

         o    any single transaction or series of related transactions that:
              (a) involves assets having a fair market value of less than $5 million; or (b) results in net proceeds to Mail-Well I Corporation and its restricted subsidiaries of less than $5 million;

         o a transfer of assets between or among Mail-Well I Corporation and its wholly owned restricted subsidiaries;

         o an issuance of equity interests by a wholly owned restricted subsidiary to Mail-Well I Corporation or to another wholly owned restricted subsidiary;

         o a disposition of assets or stock of Mail-Well Label Company, MWL U.K. Limited, and Lancer Label Canada, Inc.; and

         o a restricted payment that is permitted by the covenant described above under the caption "--restricted payments."

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

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         "Beneficial Owner" has the meaning assigned to such term in Rule
l3d-3 and Rule l3d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

         "Capital Stock" means:

         (1)   in the case of a corporation, corporate stock;

         (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

         (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

         (4) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

         "Change of Control" means the occurrence of any of the following:

         (1) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Mail-Well I Corporation and its subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a principal or a related party of a principal;

         (2) the adoption of a plan relating to the liquidation or dissolution of Mail-Well I Corporation;

         (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the principals and their related parties, becomes the beneficial owner, directly or indirectly, of more than 35% of the voting stock of Mail-Well I Corporation or Mail-Well, Inc., measured by voting power rather than number of shares;

         (4) the first day on which a majority of the members of the board of directors of Mail-Well I Corporation or Mail-Well, Inc. are not continuing directors; or

         (5) Mail-Well I Corporation or Mail-Well, Inc. consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Mail-Well I Corporation or Mail-Well, Inc., in any such event pursuant to a transaction in which any of the outstanding voting stock of Mail-Well I Corporation or Mail-Well, Inc. is converted into or exchanged for cash, securities or other property, other than any such transaction where the voting stock of Mail-Well I Corporation or Mail-Well, Inc. outstanding immediately prior to such transaction is converted into or exchanged for voting stock of the surviving or transferee person constituting a majority of the outstanding shares of such voting stock of such surviving or transferee person immediately after giving effect to such issuance. For the avoidance of doubt, the sales of the assets or stocks of subsidiaries that Mail-Well I Corporation is currently holding for sale as part of its strategic plan will not constitute a change of control.

         "Consolidated Cash Flow" means, with respect to any person for any period, the consolidated net income of such person for such period plus:

         (1) an amount equal to any extraordinary loss plus any net loss realized in connection with an asset sale, to the extent such losses were deducted in computing such consolidated net income; plus

         (2) provision for taxes based on income or profits of such person and its subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such consolidated net income; plus


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         (3)   consolidated interest expense of such person and its
               subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with capital lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to hedging obligations), to the extent that any such expense was deducted in computing such consolidated net income; plus

         (4) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses of such person and its subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such consolidated net income; minus

         (5) non-cash items increasing such consolidated net income for such period, other than items that were accrued in the ordinary course of business, in each case on a consolidated basis.

         Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a subsidiary of Mail-Well I Corporation shall be added to consolidated net income to compute Consolidated Cash Flow of Mail-Well I Corporation only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Mail-Well I Corporation by such subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that subsidiary or its shareholders.

         "Consolidated Net Income" means, with respect to any specified person for any period, the aggregate of the Net Income of such person and its restricted subsidiaries for such period, on a consolidated basis, provided that:

         (1) the net income (but not loss) of any person that is not a restricted subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified person or a wholly owned subsidiary thereof;

         (2) the net income of any non-guarantor restricted subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that non-guarantor restricted subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that non-guarantor restricted subsidiary or its shareholders;

         (3) the net income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

         (4) the net income (but not loss) of any unrestricted subsidiary shall be excluded, whether or not distributed to the specified person or one of its subsidiaries; and

         (5) any writedowns with respect to, or losses on dispositions of, subsidiaries and assets held for sale as of the date of the indenture, and all restructuring charges incurred by Mail-Well I Corporation, Mail-Well, Inc. and the subsidiaries, shall be excluded; and

         (6) the cumulative effect of a change in accounting principles shall be excluded.

         "Consolidated Net Worth" means, with respect to any person as of any date, the sum of:

         (1) the consolidated equity of the common shareholders of such person and its consolidated subsidiaries as of such date; plus


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

         (2) the respective amounts reported on such person's balance sheet as of such date with respect to any series of preferred stock that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such person upon issuance of such preferred stock.

         "Continuing Directors" means, as of any date of determination, any member of the board of directors of Mail-Well I Corporation or Mail-Well, Inc. who:

         (1) was a member of such board of directors on the date we sold the old notes; or

         (2) was nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of the board of directors of Mail-Well, Inc. at the time of such nomination or election.

         "Credit Facilities" means, with respect to Mail-Well I Corporation or any restricted subsidiary, one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or other asset securitizations or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an event of default.

         "Equity Interests" mean capital stock and all warrants, options or other rights to acquire capital stock (but excluding any debt security that is convertible into, or exchangeable for, capital stock).

         "Equity Offering" means any private or underwritten public offering of common stock of Mail-Well I Corporation or Mail-Well, Inc. in which the gross proceeds to Mail-Well I Corporation or Mail-Well, Inc., as applicable, are at least $50 million and, in the case of an offering by Mail-Well, Inc., the net proceeds are contributed to Mail-Well I Corporation.

         "Exchange Offer Registration Statement" means that certain registration statement filed by Mail-Well I Corporation with the Commission to register the exchange offer.

         "Exchange Offer" means the offer made to the holders of the new notes to exchange their new notes for the new notes.

         "Exchange Notes" means the new notes.

         "Existing Indebtedness" means indebtedness of Mail-Well I Corporation and its restricted subsidiaries in existence on the date we sold the old notes.

         "Fixed Charges" means, with respect to any person for any period, the sum, without duplication, of:

         (1) the consolidated interest expense of such person and its restricted subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with capital lease obligations, imputed interest with respect to attributable debt, commissions, discounts, and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to hedging obligations; plus

         (2) the consolidated interest expense of such person and its restricted subsidiaries that was capitalized during such period; plus


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         (3)   any interest expense on indebtedness of another person that is guaranteed by such person or one of its restricted subsidiaries or secured by a lien on assets of such person or one of its restricted subsidiaries, whether or not such guarantee or lien is called upon; plus

         (4) cash dividend payments on any series of preferred stock of such person or any of its restricted subsidiaries.

         "Fixed Charge Coverage Ratio" means, with respect to any specified person for any period, the ratio of the consolidated cash flow of such person and its restricted subsidiaries for such period to the fixed charges of such person for such period. In the event that the specified person or any of its restricted subsidiaries incurs, assumes, guarantees or redeems any indebtedness or issues or redeems preferred stock subsequent to the commencement of the period for which the fixed charge coverage ratio is being calculated but prior to the date on which the event for which the calculation of the fixed charge coverage ratio is made (the "calculation date"), then the fixed charge coverage ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period; provided, however, borrowings in the ordinary course of business under any revolving credit agreement shall not be given pro forma effect and shall be included in the calculation of the fixed charge coverage ratio only to the extent such borrowings were actually outstanding during the applicable four-quarter reference period.

         In addition, for purposes of calculating the fixed charge coverage ratio:

         (1) acquisitions that have been made by the specified person or any of its restricted subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the calculation date shall be deemed to have occurred on the first day of the four-quarter reference period and consolidated cash flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of consolidated net income;

         (2) the consolidated cash flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the calculation date, shall be excluded; and

         (3) the fixed charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the calculation date, shall be excluded, but only to the extent that the obligations giving rise to such fixed charges will not be obligations of the specified person or any of its restricted subsidiaries following the calculation date.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements, and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any indebtedness.


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

         "Guarantors" means each of:

         (1)   Mail-Well, Inc.,

         (2)   each subsidiary guarantor; and

         (3) any other subsidiary that executes a note guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns.

         "Hedging Obligations" means, with respect to any person, the obligations of such person under:

         (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

         (2) other agreements or arrangements designed to protect such person against fluctuations in interest rates or the value of foreign currencies purchased or received by such person in the ordinary course of business; and

         (3) any commodity futures or option contract or other similar commodity hedging contract designed to protect such person against fluctuations in commodity prices.

         "Holder" means the person in whose name a note is registered on the registrar's books.

         "Indebtedness" means, with respect to any specified person, any indebtedness of such person, whether or not contingent, in respect of:

         (1)   borrowed money;

         (2) evidenced by bonds, new notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

         (3)   banker's acceptances;

         (4)   representing capital lease obligations;

         (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

         (6)   representing any hedging obligations,

if and to the extent any of the preceding items (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of the specified person prepared in accordance with GAAP. In addition, the term "indebtedness" includes all indebtedness of others secured by a lien on any asset of the specified person (whether or not such indebtedness is assumed by the specified person) and, to the extent not otherwise included, the guarantee by such person of any indebtedness of any other person.

         The amount of any indebtedness outstanding as of any date shall be:

         (1) the accreted value thereof, in the case of any indebtedness issued with original issue discount; and

         (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other indebtedness.

         "Intercompany Notes" means the intercompany new notes issued by restricted subsidiaries of Mail-Well I Corporation that are not guarantors in favor of Mail-Well I Corporation or a guarantor to evidence advances by Mail-Well I Corporation or such guarantor, in each case, in the form attached as Exhibit F to the indenture.

         "Investments" means, with respect to any person, all investments by such person in other persons (including affiliates) in the forms of direct or indirect loans (including guarantees of indebtedness or


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

other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of indebtedness, equity interests or other securities, together with all items that would be classified as investments on a balance sheet prepared in accordance with GAAP excluding hedging obligations. If Mail-Well I Corporation or any restricted subsidiary of Mail-Well I Corporation sells or otherwise disposes of any equity interests of any direct or indirect restricted subsidiary of Mail-Well I Corporation such that, after giving effect to any such sale or disposition, such person is no longer a restricted subsidiary of Mail-Well I Corporation, Mail-Well I Corporation shall be deemed to have made an investment on the date of any such sale or disposition equal to the fair market value of the equity interests of such restricted subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments."

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "Net Income" means, with respect to any person, the net income
(loss) of such person and its restricted subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

         (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any asset sale; or (b) the disposition of any securities by such person or any of its restricted subsidiaries or the extinguishment of any indebtedness of such person or any of its restricted subsidiaries; and

         (2) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

         "Net Proceeds" means the aggregate cash proceeds received by Mail-Well I Corporation or any of its restricted subsidiaries in respect of any asset sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any asset sale), net of the direct costs relating to such asset sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of indebtedness secured by a lien on the asset or assets that were the subject of such asset sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-Recourse Debt" means indebtedness:

         (1) as to which neither Mail-Well I Corporation nor any of its restricted subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

         (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an unrestricted subsidiary) would permit upon notice, lapse of time or both any holder of any other indebtedness (other than the new notes) of Mail-Well I Corporation or any of its restricted subsidiaries to declare a default on such other indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.


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         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness.

         "Permitted Businesses" means the printing business generally including the business conducted by Mail-Well I Corporation and its subsidiaries as of the date we sold the old notes and any other business or businesses ancillary, complementary or related thereto.

         "Permitted Investments" means:

         (1) any investment in Mail-Well I Corporation or in a restricted subsidiary of Mail-Well I Corporation;

         (2)   any investment in cash equivalents;

         (3) any investment by Mail-Well I Corporation or any restricted subsidiary of Mail-Well I Corporation in a person if as a result of such investment:

               o such person becomes a restricted subsidiary of Mail-Well I Corporation; or

               o such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Mail-Well I Corporation or a restricted subsidiary of Mail-Well I Corporation;

         (4) any Investment made as a result of the receipt of non-cash consideration from an asset sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holder--Asset Sales";

         (5)   investments existing as of the date we sold the old notes;

         (6) any acquisition of assets solely in exchange for the issuance of equity interests of Mail-Well I Corporation;

         (7) accounts receivable, endorsements for collection, deposits or similar investments arising in the ordinary course of business;

         (8) any investment by Mail-Well I Corporation or a restricted subsidiary in assets of a permitted business or assets to be used in a permitted business;

         (9) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Mail-Well I Corporation or any subsidiary or in satisfaction of judgments;

         (10) the acceptance of new notes payable from employees of Mail-Well I Corporation or its subsidiaries in payment for the purchase of capital stock by such employees; and

         (11) any other investment in any person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) since the date of the date we sold the old notes and existing at the time such Investment was made, did not exceed $25 million.

         "Permitted Liens" means:

         (1) liens securing all indebtedness outstanding under credit facilities and all hedging obligations with respect thereto;

         (2)   liens in favor of Mail-Well I Corporation or the guarantors;

         (3) liens when the new notes are secured by such lien on an equal and ratable basis unless the obligation secured by any such lien is subordinate or junior in right of payment to the new notes, in which case the lien securing such obligation must be subordinate and junior to the


                                     85


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

               lien securing the new notes with the same or lesser relative priority as such obligation shall have been with respect to the new notes;

         (4) liens on property of a person existing at the time such person becomes a restricted subsidiary or is merged with or into or consolidated with Mail-Well I Corporation or any restricted subsidiary of Mail-Well I Corporation, provided that such liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of the person acquired or merged into or consolidated with Mail-Well I Corporation or the restricted subsidiary;

         (5) liens on property existing at the time of acquisition thereof by Mail-Well I Corporation or any restricted subsidiary of Mail-Well I Corporation, provided that such liens were in existence prior to the contemplation of such acquisition;

         (6) liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

         (7) liens to secure indebtedness (including capital lease obligations) permitted by clause (4) of the second paragraph of the covenant described under the caption "Incurrence of Indebtedness" covering only the assets acquired with such indebtedness;

         (8)   liens existing on the date of the indenture;

         (9) liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

         (10) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, old age pension or public liability obligations or to secure the payment or performance of bids, tenders, statutory or regulatory obligations, surety, stay, or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

         (11) easements, rights-of-way, restrictions, defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of Mail-Well I Corporation or any of its subsidiaries;

         (12) purchase money liens (including extensions and renewals thereof);

         (13) liens securing reimbursement obligations with respect to letters of credit which encumber only documents and other property relating to such letters of credit and the products and proceeds thereof;

         (14) judgment and attachment liens not giving rise to an event of default;

         (15) liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements;

         (16) liens arising out of consignment or similar arrangements for the sale of goods;

         (17) any interest or title of a lessor in property subject to any capital lease obligation or operating lease;

         (18) statutory liens of landlords and liens of carriers, warehousemen, mechanics, suppliers, materialmen repairmen and other liens imposed by law incurred in the ordinary course of business for sums not, yet delinquent or being contested in good faith by appropriate proceeding, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;


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         (19)  liens upon specific items of inventory or other goods and proceeds of any person securing such person's obligations in respect of bankers' acceptances issued or created for the account of such person to facilitate the purchase, shipment, or storage of such inventory or other goods;

         (20) liens securing hedging obligations that are otherwise permitted under the indenture;

         (21) leases or subleases granted to others that do not materially interfere with the ordinary course of business of Mail-Well I Corporation and its subsidiaries;

         (22) liens arising from filing Uniform Commercial Code financing statements regarding leases;

         (23) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

         (24) liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of Mail-Well I Corporation or any subsidiary on deposit with or in possession of such bank;

         (25)  liens to secure non-recourse debt; and

         (26) liens to secure any permitted refinancing indebtedness (or successive permitted refinancing indebtedness) which refinances as a whole, or in part, any indebtedness secured by any lien referred to in the foregoing clauses (1), (4),
               (5), (7), (8) and (12); provided, however, that:

               (A) such new lien shall be limited to all or part of the same property that secured the original lien (plus improvements to or on such property) and

               (B) the indebtedness secured by such lien at such time is not increased to any amount greater than the sum of:

                    (i) the outstanding principal amount or, if greater, committed amount of the indebtedness secured by liens described under clauses (1), (4), (5), (7),
                         (8) or (12) at the time the original lien became a permitted lien under the indenture and

                    (ii) an amount necessary to pay any fees and expenses,
                         including premiums, related to such permitted refinancing indebtedness; and

         (27) liens not otherwise permitted by clauses (1) through (26) that are incurred in the ordinary course of business of Mail-Well I Corporation or any subsidiary of Mail-Well I Corporation with respect to obligations that do not exceed $10 million at any one time outstanding.

         "Permitted Payments to Parent Company" means:

         (1) payments to Mail-Well, Inc. in an amount sufficient to permit Mail-Well, Inc. to pay reasonable and necessary operating expenses and other general corporate expenses to the extent such expenses relate or are fairly allocable to Mail-Well I Corporation and its subsidiaries including any reasonable professional fees and expenses not in excess of $1 million in the aggregate during any consecutive 12-month period;

         (2) payment to Mail-Well, Inc. to enable Mail-Well, Inc. to pay foreign, federal, state or local tax liabilities ("tax payment"), not to exceed the amount of any tax liabilities that would be otherwise payable by Mail-Well I Corporation and its subsidiaries to the appropriate taxing authorities if they filed separate tax returns, to the extent that Mail-Well, Inc. has an obligation to pay such tax liabilities relating to the operations, assets or capital of Mail-Well I Corporation or its subsidiaries; provided, however that (a), notwithstanding the foregoing, in the case of determining the amount of a tax payment that is permitted to be paid by Mail-Well I Corporation and any of its U.S. subsidiaries in respect of their federal income tax liability, such payment shall be determined assuming that Mail-Well I Corporation is the parent company of an affiliated group filing a consolidated federal income tax return and that


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               Mail-Well, Inc. and each such U.S. subsidiary is a member of such affiliated group and (b) any tax payments shall either be used by Mail-Well, Inc. to pay such tax liabilities within 90 days of Mail-Well, Inc.'s receipt of such payment or refunded to the party from whom Mail-Well, Inc. received such payments.

         "Permitted Refinancing Indebtedness" means any indebtedness of Mail-Well I Corporation or any of its restricted subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other indebtedness of Mail-Well I Corporation or any of its restricted subsidiaries (other than intercompany indebtedness); provided that:

         (1) the principal amount (or accreted value, if applicable) of such permitted refinancing indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on the indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount reasonable expenses incurred in connection therewith including premiums paid, if any, to the holder thereof);

         (2) such permitted refinancing indebtedness has a final maturity date either later than the final maturity date of the indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or 91 days following the maturity of the new notes, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

         (3) If the indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the new notes, such permitted refinancing indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the new notes on terms at least as favorable to the holders of new notes as those contained in the documentation governing the indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

         (4) such indebtedness is incurred either by Mail-Well I Corporation or by the restricted subsidiary who is the obligor on the indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         "Principals" means the officers and directors of Mail-Well, Inc. at the date we sold the old notes, their affiliates (as such term is defined under the Exchange Act) and Mail-Well, Inc.'s and Mail-Well I Corporation's Employee Stock Ownership Plan and Trust.

         "Registration Rights Agreement" means that certain agreement among Mail-Well I Corporation, the guarantors and the initial purchasers requiring Mail-Well I Corporation to file the exchange offer registration statement and the shelf registration statement.

         "Related Party" with respect to any principal means:

         (1) any controlling shareholder, 80% or more owned subsidiary, or spouse or immediate family member (in the case of an individual) of such principal; or

         (2) any trust, corporation, partnership or other entity, the beneficiaries, shareholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consist of such principal and/or such other persons, referred to in the immediately preceding clause (1).

         "Restricted Investment" means an investment other than a permitted investment.

         "Restricted Subsidiary" of a person means any subsidiary of the referenced person that is not an unrestricted subsidiary.


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         "Shelf Registration Statement" means that certain shelf
registration statement filed by Mail-Well I Corporation with the Commission to register resales of the old notes or the new notes.

         "Significant Subsidiary" means any subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as such Regulation is in effect on the date hereof.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any person:

         (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person (or a combination thereof); and

         (2) any partnership (a) the sole general partner or the managing general partner of which is such person or a subsidiary of such person or (b) the only general partners of which are such person or of one or more subsidiaries of such person (or any combination thereof).

         "Unrestricted Subsidiary" means any subsidiary of Mail-Well I Corporation that is designated by the board of directors as an unrestricted subsidiary pursuant to a board resolution, but only to the extent that such subsidiary:

         (1)   has no indebtedness other than non-recourse debt;

         (2) is not a party to any agreement, contract, arrangement or understanding with Mail-Well I Corporation or any restricted subsidiary of Mail-Well I Corporation unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Mail-Well I Corporation or such restricted subsidiary than those that might be obtained at the time from persons who are not affiliates of Mail-Well I Corporation;

         (3) is a person with respect to which neither Mail-Well I Corporation nor any of its restricted subsidiaries has any direct or indirect obligation (a) to subscribe for additional equity interests or (b) to maintain or preserve such person's financial condition or to cause such person to achieve any specified levels of operating results;

         (4) has not guaranteed or otherwise directly or indirectly provided credit support for any indebtedness of Mail-Well I Corporation or any of its restricted subsidiaries; and

         (5) has at least one director on its board of directors that is not a director or executive officer of Mail-Well I
               Corporation or any of its restricted subsidiaries and has at least one executive officer that is not a director or executive officer of Mail-Well I Corporation or any of its restricted subsidiaries.

         Any designation of a subsidiary of Mail-Well I Corporation as an unrestricted subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments." If, at any time, any unrestricted subsidiary would fail to meet the preceding requirements as an unrestricted subsidiary, it shall thereafter cease to be an unrestricted subsidiary for purposes of the indenture and any indebtedness of such subsidiary shall be deemed to be incurred by a restricted subsidiary of Mail-Well I Corporation as of such date and, if such indebtedness is not permitted to be incurred as of such date under the covenant described under the caption


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

"Incurrence of Indebtedness," Mail-Well I Corporation shall be in default of such covenant. The board of directors of Mail-Well I Corporation may at any time designate any unrestricted subsidiary to be a restricted subsidiary; provided that such designation shall be deemed to be an incurrence of indebtedness by a restricted subsidiary of Mail-Well I Corporation of any outstanding indebtedness of such unrestricted subsidiary and such designation shall only be permitted if (1) such indebtedness is permitted under the covenant described under the caption "Certain Covenants-- Incurrence of Indebtedness," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no default or event of default would be in existence following such designation.

         "Voting Stock" of any person as of any date means the capital stock of such person that is at the time entitled to vote in the election of the board of directors of such person.

         "Weighted Average Life to Maturity" means, when applied to any indebtedness at any date, the number of years obtained by dividing:

         (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by
               (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

         (2)   the then outstanding principal amount of such indebtedness.

         "Wholly Owned Restricted Subsidiary" of any person means a restricted subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such person and/or by one or more wholly owned restricted subsidiaries of such person.


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

                     DESCRIPTION OF CERTAIN INDEBTEDNESS

         The following descriptions of certain of our indebtedness do not purport to be complete and are qualified in their entirety by reference to the provisions of the various agreements and indentures related thereto, copies of which have been filed with the SEC and to which reference is hereby made.

SENIOR CREDIT FACILITY

         In February 2000, we entered into a senior credit facility with Bank of America, N.A. acting as administrative agent for a syndicate of financial institutions. We have executed five amendments to the senior credit facility with our lenders, the most recent of which was completed on February 26, 2002. The senior credit facility originally established a $250 million revolving line of credit, a $300 million Tranche A term loan and a $250 million Tranche B term loan. The Tranche A and Tranche B term loan balances are currently $49.7 million and $50.9 million, respectively, and have been primarily reduced from proceeds from the sale of our former subsidiary Jen-Coat, Inc., from the sale of Curtis 1000 Inc., the sale of our label segment, and from the sale of the old notes. The most recent amendment permanently reduced the amount available under the revolving line of the senior credit facility to $150 million.

         Prior to the application of the proceeds of the sale of the old notes, we were required to repay $31.4 million in principal on the Tranche A term loan in 2002, increasing by $7.4 million in each year through 2005 with a final payment of $13.9 million in 2006. We were also required to pay $.46 million each quarter on the Tranche B term loan through the first quarter of 2006, with four quarterly balloon payments of $43.5 million thereafter. Any optional prepayments of principal must be applied proportionately between the Tranche A and B term loans, and the term loan repayment amounts will adjust to reflect optional principal prepayments. The senior credit facility also provides a letter of credit subfacility. The subfacility does not increase the maximum principal amount of the senior credit facility. All current and future debt outstanding under the senior credit facility will constitute secured indebtedness as defined in the indenture for the new notes.

         Interest on borrowings under the senior credit facility, which is payable quarterly, is based on London Interbank Offer Rate ("LIBOR") plus an applicable margin, as defined in the senior credit facility. The applicable margin varies based on our total leverage ratio, as defined in the senior credit facility.

         The obligations of Mail-Well I Corporation under the senior credit facility are guaranteed by Mail-Well, Inc. and by each of our existing or after-acquired U.S. subsidiaries, as defined in the senior credit facility. Pursuant to a security agreement, the obligations under the senior credit facility are further secured by substantially all of our assets and the assets of Mail-Well, Inc. and our U.S. subsidiaries, including the shares of capital stock of Mail-Well I Corporation and the U.S. subsidiaries.

         The senior credit facility contains covenants and provisions that restrict, among other things, our ability to:

         o    incur liens;

         o    dispose of assets outside the ordinary course of business;

         o    effect certain mergers, consolidations or bulk asset sales;

         o make certain loans or investments, other than investments in similar businesses that do not otherwise cause a default under the senior credit facility;

         o incur additional secured indebtedness and certain contingent obligations;

         o    engage in certain transactions with affiliates;

         o pay dividends and other distributions on, and make repurchases or redemptions of, capital stock; and

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         o    modify or prepay certain debt.

         In addition, the senior credit facility requires us to satisfy certain financial requirements, including:

         o maintaining a certain minimum consolidated net worth of not less than $300 million plus 75% of our consolidated net income for each fiscal quarter ending after September 30, 1999, plus 100% of the net proceeds from the sale of equity securities since such date, less any pre-tax net losses recorded in the fiscal years ending December 31, 2001 and 2002 resulting from book losses on dispositions or restructuring charges, up to an aggregate of $265 million, and less up to $15 million in deferred financing costs in connection with new debt issuances;

         o not to exceed a total leverage ratio, as defined in the senior credit facility, of 5.75 to 1.00 for the first and second fiscal quarters of 2002, and declining on a quarterly or semi-annual basis to a maximum total leverage ratio of 4.00 to
              1.00 for the third fiscal quarter of 2004 and thereafter;

         o maintaining a minimum senior leverage ratio, as defined in the senior credit facility, of 3.50 to 1.00 for the first, second and third fiscal quarters of 2002, and declining on a quarterly basis to a minimum senior leverage ratio of 2.50 to
              1.00 for the third fiscal quarter of 2003 and thereafter;

         o maintaining a minimum fixed charge coverage ratio, as defined in the senior credit facility, of 1.40 to 1.00 for the first and second fiscal quarters of 2002 and 1.50 to 1.00 thereafter; and

         o maintaining a senior secured debt coverage ratio, as defined in the senior credit facility, of 1.25 to 1.00 commencing on September 30, 2002 and thereafter.

         The events of default under the senior credit facility include the following:

         o    failure to pay interest within five days after it becomes due;

         o    failure to pay the principal when due;

         o    breach of any representation or warranty;

         o failure to perform any covenant or agreement in the senior credit facility (in some cases only if the failure continues for a certain period of time);

         o certain defaults under other agreements, debts and other obligations, including certain contingent obligations;

         o    imposition of certain judgments or decrees against us;

         o    certain events of bankruptcy, insolvency or reorganization;

         o    certain violations of the Employee Retirement Income Security Act;

         o    certain changes of control; and

         o    other customary provisions.

8 3/4% SENIOR SUBORDINATED NOTES

         We have outstanding $300 million in 8 3/4% senior subordinated notes issued under an indenture among Mail-Well I Corporation, certain of its subsidiaries as guarantors, and State Street Bank and Trust Company as trustee, a copy of which has been filed with the registration statement of which this prospectus is a part. The $300 million outstanding principal amount of senior subordinated notes mature on December 15, 2008. Mail-Well, Inc. has unconditionally guaranteed the due and punctual payment of principal of (and premium, if any) and interest on the senior subordinated notes. At the present time, the capital stock of Mail-Well I Corporation is substantially the only asset of Mail-Well, Inc., and therefore Mail-Well, Inc.'s guarantee is effectively subordinated to all indebtedness and other liabilities and commitments of our subsidiaries, as well as to all senior indebtedness of the Mail-Well, Inc. Certain of our significant subsidiaries have also unconditionally guaranteed the due and punctual payment of principal of (and premium, if any) and interest on the senior subordinated notes. The


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senior subordinated notes may also be guaranteed by one or more of our other subsidiaries from time to time under certain circumstances. The senior subordinated notes indenture is subject to and governed by the Trust Indenture Act of 1939.

         The senior subordinated notes are unsecured indebtedness ranking pari passu with all of our other existing and future senior subordinated indebtedness. The payment of the principal of, premium, if any, and interest on the senior subordinated notes is subordinated, as set forth in the senior subordinated notes indenture, in right of payment to the prior payment in full in cash and cash equivalents of all of our existing and future senior indebtedness, including borrowings under the bank credit agreement and the new notes.

         The senior subordinated notes indenture contains certain covenants which, subject to certain conditions, limitations and exceptions,

         (a)   restrict our ability:

               o  to incur additional indebtedness;

               o to declare or pay dividends or distributions on shares of our capital stock; to purchase, redeem, acquire or retire for value capital stock of Mail-Well I
                  Corporation or a subsidiary;

               o to retire prior to scheduled maturity indebtedness that is pari passu with or subordinated to the senior subordinated notes; to make loans, advances or payments to Mail-Well, Inc. or our employee stock ownership plan; to guaranty indebtedness of affiliates; or to make investments;

               o  to enter into transactions with affiliates;

               o  to create liens on their property or assets; and

               o  to effect asset sales;

         (b) restrict our ability to merge, consolidate or convey, transfer or lease its properties and assets substantially as an entirety; and

         (c)   restrict the ability of our subsidiaries:

               o  to issue preferred stock; and

               o to guaranty indebtedness without guaranteeing the senior subordinated notes.

In addition, upon a change of control, we must offer to repurchase the senior subordinated notes at 101% of their principal amount, plus accrued interest. In connection with any such offer, we would comply with the applicable tender offer rules, including Rule 14e-1, under the Exchange Act. We are currently prohibited by the senior credit facility from making such an offer to purchase the senior subordinated notes, and failure to do so if required would constitute a default under the senior subordinated notes indenture.

         Other events of default under the senior subordinated notes indenture include default on the payment of principal on the senior subordinated notes when due; default on the payment of interest on the senior subordinated notes for a period of 30 days after it is due; default on the payment (or the acceleration) of certain other indebtedness; default in other covenants under the senior subordinated notes indenture (in certain cases after the passage of a period of time or the giving of notice by the holders or the trustee or both); failure to pay certain final judgments or orders; and certain events of bankruptcy or insolvency.

         The senior subordinated notes are redeemable at a premium to par value on or after December 15, 2003, which premiums decline annually. At any time on or after December 15, 2006, the senior subordinated notes are redeemable at par value.

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5% CONVERTIBLE SUBORDINATED NOTES

         Mail-Well, Inc. has outstanding $139.1 million in aggregate principal amount of 5% convertible subordinated notes due November 1, 2002. The convertible notes are direct, unsecured obligations of Mail-Well, Inc. The convertible notes may be converted at the option of the holder into one share of Mail-Well, Inc. stock at a conversion price of $19.00 per share (equivalent to a conversion rate of 13.1579 shares per $1,000 principal amount of convertible notes), subject to certain adjustments. The convertible notes are traded on the New York Stock Exchange under the symbol "MWL 02." As of May 29, 2002, the closing price of Mail-Well, Inc.'s common stock was $5.33.

         Subject to certain exceptions, the convertible notes are subordinated to all of our current and future senior debt, which is defined as indebtedness of Mail-Well, Inc. that is not expressly made, by its governing instruments, subordinate to or pari passu with the convertible notes. The convertible notes are also effectively subordinated to all existing and future indebtedness and liabilities of subsidiaries of Mail-Well, Inc., including Mail-Well I Corporation. The convertible notes will be subordinated to the new notes.

         The proceeds of the convertible notes were loaned to Mail-Well I Corporation by Mail-Well, Inc. under a demand note that will be subordinated to the notes offered hereby.

         The convertible notes indenture does not restrict the amount of senior debt or other indebtedness that may be incurred in the future by Mail-Well, Inc. or any of its subsidiaries.

         In case of any merger or consolidation of Mail-Well, Inc. or the sale or conveyance by Mail-Well, Inc. of all or substantially all of its assets, the holder of each outstanding convertible note will have the right to convert such convertible note into the kind and amount of shares of stock and other securities and property (including cash) received in such transaction by a holder of the number of shares of Mail-Well, Inc. stock into which such convertible note was convertible immediately prior to the effective date of such transaction.

         Mail-Well, Inc. may from time to time reduce the conversion price of the convertible notes by any amount for any period of at least 20 days, if the board of directors of Mail-Well, Inc. has made a determination that such reduction would be in the best interests of Mail-Well, Inc. Mail-Well, Inc. must give at least 15 days' notice of such reduction.

         The events of default under the convertible notes indenture include the following:

         o failure to pay interest upon any convertible note when it becomes due and payable, and continuance of such default for a period of 30 days;

         o failure to pay the principal of (or premium, if any, on) any convertible note at its maturity;

         o failure to pay the redemption price or the repurchase price when and as due;

         o failure to perform any covenant or agreement in the convertible notes indenture which continues for 60 days after written notice;

         o certain defaults under any mortgage, indenture or instrument of indebtedness of Mail-Well, Inc. or any of its subsidiaries (or the payment of which is guaranteed by Mail-Well, Inc. or any of its subsidiaries);

         o imposition of certain judgments or decrees against Mail-Well, Inc. or any subsidiary; and

         o certain events of bankruptcy, insolvency or reorganization of Mail-Well, Inc. or certain subsidiaries.

         The convertible notes may be redeemed at the option of Mail-Well, Inc., in whole or in part, at any time on or after November 1, 2000, at specified redemption prices, together with accrued and unpaid interest, if any, to the date of redemption. The current redemption price is 101% of the principal amount.


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

         Upon the occurrence of certain change of control events described in the convertible notes indenture, or a termination of trading in Mail-Well, Inc. stock on national securities exchanges, occurring prior to the maturity of the convertible notes, each holder of convertible notes will have the right, at such holder's option, to require Mail-Well, Inc. to purchase all or part of such holder's convertible notes at a redemption price equal to 101% of the principal amount thereof, together with accrued and unpaid interest thereon. The right to require Mail-Well, Inc. to repurchase convertible notes as a result of a change of control could have the effect of delaying or preventing a change of control or other attempts to acquire control of Mail-Well, Inc. unless arrangements have been made to enable Mail-Well, Inc. to repurchase all the convertible notes.


                        DESCRIPTION OF CAPITAL STOCK

         The capital stock of Mail-Well I Corporation consists of 1,000 shares of common stock, par value $0.01 per share. Holders of the common stock are entitled to one vote per share at all meetings of stockholders. Dividends that may be declared on the common stock will be paid in an equal amount to the holder of each share. No pre-emptive rights are conferred upon the holders of such stock and there are no liquidation or conversion rights, nor are there any redemption or sinking fund provisions and there is no liability to further calls or to assessments by Mail-Well I Corporation. All of the shares of common stock are issued and outstanding and are held by Mail-Well, Inc.


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

                 MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion is a summary of certain of the expected material United States federal income tax considerations with respect to the new notes relevant to each registered holder who, except as noted below, is a U.S. holder of the old notes, and who:

         (1)   purchased the old notes from Mail-Well I Corporation for cash,

         (2) exchanges the old notes for new notes in this exchange offer, and

         (3)   holds the old notes and the new notes as capital assets.

         The term "U.S. holder" means a beneficial owner of a new note that is, for U.S. federal income tax purposes,

         (1)   an individual who is a citizen or resident of the United States,

         (2) a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or of any U.S. state or the District of Columbia,

         (3) an estate the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or

         (4) a trust if a U.S. court is able to exercise primary supervision over the trust's administration and one or more U.S. persons have authority to control all substantial decisions of such trust.

         This discussion does not purport to deal with the tax consequences of owning the new notes to all categories of investors, some of which, such as insurance companies, tax-exempt organizations, financial institutions, dealers in securities, investors who own 5% or more of our shares, and investors whose functional currency is not the U.S. dollar, may be subject to special rules. We advise prospective holders of new notes to consult their own tax advisors concerning the overall tax consequences arising in their own particular situations under U.S. federal, state, local or foreign law of the ownership of the new notes.

FEDERAL INCOME TAX CONSIDERATIONS

         This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, existing, temporary and proposed Treasury regulations promulgated under the I.R.C., and administrative and judicial interpretations of the I.R.C. and the regulations under it, all as in effect or proposed on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion does not address the tax consequences to subsequent purchasers of new notes and is limited to purchasers who hold the new notes as capital assets within the meaning of section 1221 of the I.R.C. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to particular registered holders in light of their personal circumstances, including, for example, persons subject to the alternative minimum tax provisions of the I.R.C., or to certain types of initial purchasers, such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities, persons holding new notes as part of a hedging or conversion transaction, straddle or other risk reduction transactions or U.S. expatriates or persons who have hedged the risk of owning a senior note, and purchasers whose functional currency is not U.S. dollars. This discussion also does not address any aspect of foreign, state or local tax law, or U.S. federal estate and gift tax law.

         Holders are urged to consult their own tax advisors as to the particular tax consequences to them of the exchange, ownership and disposition of the new notes, including the applicability of any U.S. federal tax laws or any foreign, state or local tax laws, and any changes or proposed changes in applicable tax laws or interpretations of them.

U.S. FEDERAL INCOME TAXATION OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES

         The federal income tax regulations provide that gain or loss is realized on the sale of property or on the "exchange of property for other property differing materially, either in kind or in extent." Treas. Reg.
Section 1.1001-1(a). In 1991, the United State Supreme Court reviewed this regulation in Cottage Savings Association v. Commissioner, 499 U.S. 554
(1991). In Cottage, a savings and loan association engaged in a series of purchases and sales of mortgage participation interests. In each transaction, the taxpayer sold mortgage participation interests to another financial institution and purchased substantially identical mortgage participation interests from the other institution. Although cast as sales and purchases, the holders exchanged mortgage participation interests. The taxpayer treated the exchanges as realization events under section 1001 of the I.R.C. and claimed losses. The I.R.S. sought to disallow the losses on the ground that the exchanged properties were economically equivalent and thus did not differ materially within the meaning of Section 1.1001-1(a) of the regulations.

         The Court held that the taxpayer had realized a loss. After concluding that Section 1.001-1 of the regulations is a reasonable interpretation of section 1001(a) of the I.R.C., the Court determined that, because the participation interests exchanged by the taxpayer were derived from loans made to different obligors and secured by different homes, the exchanged interests embodied legally distinct entitlements and therefore were materially different. Thus, the transaction resulted in a taxable sale or disposition under section 1001 of the I.R.C.

         In response to the issues raised by the Cottage decision, and in an effort to provide certainty, the I.R.S. issued regulations under section 1001 of the I.R.C. to deal explicitly with the modification of debt instruments. The regulations define when a modification will be deemed to be an exchange of the original instrument or a modified instrument that differs materially either in kind or in extent.

         The new regulations are found in Treas. Reg. Section 1.1001-3. Under the general rule, a "significant modification" of a debt instrument is treated as an exchange of the original instrument for a modified instrument that differs materially either in kind or extent. Modifications that are not significant modifications are not exchanges.

TAXATION OF INTEREST

         This discussion assumes that the new notes will be treated as debt, not equity, for U.S. federal income tax purposes. Interest paid or accrued on a new note will be taxable to a U.S. holder as ordinary interest income, generally at the time it is received or accrued, in accordance with such holder's regular method of accounting for U.S. federal income tax purposes.

         We intend to take the position, which generally will be binding on all U.S. holders, that the new notes are not issued with "OID," or original issue discount, for U.S. federal income tax purposes and that no amounts other than stated interest will be treated as interest. This position is based on the assumption that the price at which the new notes are sold to the public will equal their face amount, or will be within the de minimis exception for OID. This position also is based on the view that the likelihood of the payment of liquidated damages, as of the date the new notes are issued, is remote. In the unlikely event that liquidated damages are paid, then such liquidated damages may be treated as OID, includable by a U.S. holder in income as such interest accrues, in advance of receipt of any cash payment of such interest.

SALE, REDEMPTION OR RETIREMENT OF THE NEW NOTES

         Upon the sale, redemption, retirement at maturity or other taxable disposition of a new note, a U.S. holder generally will recognize gain or loss equal to the difference, if any, between

         (1) the sum of cash plus the fair market value of all other property received on disposition, except to the extent such cash or property is attributable to accrued but unpaid interest not previously included in income, which will be taxable as ordinary income, and

         (2) the U.S. holder's tax basis in the new note, which is generally its cost.

         Gain or loss recognized on the disposition of a new note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of disposition, the new note had been held for more than one year. In the case of a U.S. holder who is an individual, the maximum long-term capital gains rate is 20%.

BACKUP WITHHOLDING AND INFORMATION REPORTING

         Information reporting requirements may apply to certain payments made by a U.S. paying agent or other U.S. intermediary of principal, premium, if any, and interest on a new note and to proceeds of the sale or other disposition of a new note. In addition, backup withholding at the rate of 31% may apply to these payments if a U.S. holder fails to furnish its taxpayer identification number, which is its social security or employer identification number, certify that the number is correct, certify that the U.S. holder is not subject to backup withholding or otherwise comply with the applicable requirements of the backup withholding rules. Certain U.S. holders, including corporations, generally are not subject to backup withholding and information reporting. Recently issued Treasury Regulations modify some of the certification requirements for backup withholding. These modifications generally will apply to payments made after December 31, 1998. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder generally will be allowed as a credit against the U.S. holder's U.S. federal income tax and may entitle the U.S. holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

U.S. FEDERAL INCOME TAXATION OF NON-U.S. HOLDERS

         The following discussion is limited to the U.S. federal income tax consequences relevant to a holder of a new note that is not a U.S. holder. We refer to these holders as "non-U.S. holders."

PAYMENT OF INTEREST ON NEW NOTES

         Payment of interest on the new notes to a non-U.S. holder generally will be exempt from U.S. federal income and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder and the non-U.S. holder:

         (1) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Mail-Well I Corporation;

         (2) is not a controlled foreign corporation with respect to which Mail-Well I Corporation is a "related person" within the meaning of the I.R.C.; and

         (3) certifies, under penalties of perjury, that the holder is not a U.S. person and provides the holder's name and address.

SALE, REDEMPTION OR RETIREMENT OF THE NEW NOTES

         A non-U.S. holder generally will not be subject to U.S. federal income tax, and generally no tax will be withheld, with respect to gain realized on the sale, redemption, retirement at maturity or other disposition of a new note unless:

         (1) the non-U.S. holder is an individual who is present in the United States for 183 or more days in the taxable year of the sale, redemption, retirement at maturity or other disposition of the new note and certain other conditions are met; or

         (2) the gain is treated as effectively connected with a U.S. trade or business conducted by the non-U.S. holder.

WITHHOLDING, REPORTING AND CERTIFICATION REQUIREMENTS

         New regulations effective for payments made after December 31, 1999, do not alter the substantive withholding and incorporation reporting requirements, but unify current certification procedures regarding withholding, backup withholding and information reporting on certain amounts paid to persons other than "United States persons" within the meaning of the I.R.C. Prospective investors should consult their tax advisors concerning the effect, if any, of these new regulations on an investment in the new notes.

THE FOREGOING SUMMARY OF UNITED STATES TAX CONSEQUENCES IS BASED ON THE APPLICABLE UNITED STATES LAW AND REGULATIONS, ADMINISTRATIVE RULINGS AND PRACTICES OF THE UNITED STATES, ALL AS THEY EXIST AS OF THE DATE OF THIS PROSPECTUS. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS THAT MAY BE RELEVANT TO PROSPECTIVE INVESTORS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR OWN PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS, ESTATE TAX LAWS AND PROPOSED CHANGES IN APPLICABLE LAWS.

                            PLAN OF DISTRIBUTION

         Each broker-dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer for use in
connection with any such resale. In addition, until               , 2002,
                                                    --------------
all dealers effecting transactions in the new notes may be required to deliver a prospectus.

         We will not receive any proceeds from any sale of new notes by any broker-dealer. New notes received by broker-dealers for their own account pursuant to this exchange offer may be sold from time to time in one or more transactions in the following manners:

         o    in the over-the-counter market;

         o    in negotiated transactions;

         o    through the writing of options on the new notes;

         o    through a combination of such methods of resale.

         The sales may be at any of the following prices:

         o    market prices prevailing at the time of resale;

         o    prices related to such prevailing market prices;

         o    negotiated prices.

         Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes.

         Any broker-dealer that resells new notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the registered holders of the old notes) other than commissions or concessions of any brokers or dealers, and will indemnify the holders, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

         We have not entered into any arrangements or understandings with any person to distribute the new notes to be received in this exchange offer.

         There is no existing market for the new notes and although the new notes will be traded in the over-the-counter market, there can be no assurance as to the liquidity of any market that may develop for the new notes, the ability of the holders of the new notes to sell their new notes or the price at which holders would be able to sell their new notes. Future trading prices of the new notes will depend on many factors, including, among other things:

         o    prevailing interest rates;

         o    our operating results;

         o    the market for similar securities.

         The initial purchasers of the old notes have advised us that they are making a market in the old notes, and intend to make a market in the new notes, subject to the limits imposed by the Securities Act and the Exchange Act; however, they are not obligated to do so, and may discontinue such market-making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the new notes. In addition, such market-making activities may be limited during the exchange offer and the pendency of any shelf registration statement relating to the new notes.

         This prospectus does not constitute an offer to purchase or a solicitation of an offer to sell any of the new notes in any jurisdiction in which such an offer or a solicitation is unlawful.

                                LEGAL MATTERS

         Faegre & Benson LLP, Denver, Colorado, will pass upon the validity of the new notes for us.

                                   EXPERTS

         The consolidated financial statements of Mail-Well, Inc. as of December 31, 2001 and 2000 and for each of the three years in the period ended
December 31, 2001 included in this prospectus, have been audited by Ernst & Young LLP, independent auditors, as stated in their report appearing herein.

                     WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Exchange Act, and in accordance with the requirements of the Exchange Act we file reports and other information with the SEC. You may read and, for a fee, copy any document that we file with the SEC at the public reference facility maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these documents may also be obtained at prescribed rates from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain the documents that we file electronically from the SEC's web site at http://www.sec.gov. While any notes remain outstanding, we will make available, upon request, to any beneficial owner and any prospective purchaser of notes the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which we are not subject to
Section 13 or 15(d) of the Exchange Act. Any such request should be directed to our Secretary at Mail-Well, Inc., 8310 S. Valley Highway, #400,
Englewood, Colorado 80112.

         Incorporated by reference in this prospectus are the sections captioned "Director Compensation," "Compensation Committee Interlocks and Insider Participation," "Executive Compensation," "Summary Compensation Table," "2001 Long-Term Equity Incentive Plan," "Option Grants in 2001," "Aggregated Option Exercises in 2001 and 2001 Year-End Option Values," "2001 Long-Term Incentive Plans Award in 2001," "Executive Agreements," "Compensation Committee Report on Executive Compensation" and "Stock Price Performance Graph" appearing in our Proxy Statement filed pursuant to Regulation 14A in connection with our 2002 Annual Meeting of Stockholders.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

         Report of Independent Auditors............................ F-2

         Consolidated Balance Sheets as of March 31, 2002,
           December 31, 2001 and December 31, 2000................. F-3

         Consolidated Statements of Operations for the three
           months ended March 31, 2002 and 2001 and the years
           ended December 31, 2001, 2000 and 1999.................. F-4

         Consolidated Statements of Cash Flows for the three
           months ended March 31, 2002 and 2001 and the years
           ended December 31, 2001, 2000 and 1999.................. F-5

         Consolidated Statements of Changes in Shareholders'
           Equity for the period ended March 31, 2002 and the
           years ended December 31, 2001, 2000 and 1999............ F-6

         Notes to Consolidated Financial Statements................ F-7

                       REPORT OF INDEPENDENT AUDITORS

The Shareholders and Board of Directors
Mail-Well, Inc.

         We have audited the accompanying consolidated balance sheets of Mail-Well, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Mail-Well, Inc. and subsidiaries at December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

                                              ERNST & YOUNG LLP

Denver, Colorado
January 23, 2002

                                         MAIL-WELL, INC. AND SUBSIDIARIES
                                           CONSOLIDATED BALANCE SHEETS
                                              (dollars in thousands)

                                                                       MARCH 31, 2002          DECEMBER 31
                                                                       --------------   --------------------------
                                                                        (UNAUDITED)        2001            2000
                                                                        -----------     ----------      ----------
Assets
Current assets:
   Cash and cash equivalents..........................................  $  121,331      $      809      $       94
   Accounts receivable, net...........................................     203,308         207,750         203,968
   Inventories, net...................................................     103,484         104,544         131,417
   Net assets of discontinued operations..............................     219,205         246,377         394,215
   Net assets held for sale...........................................      61,022          54,073              --
   Other current assets...............................................      57,195          67,001          58,026
                                                                        ----------      ----------      ----------
     Total current assets.............................................     765,545         680,554         787,720

Property, plant and equipment, net....................................     361,555         375,415         431,025
Goodwill and other intangible assets, net.............................     348,010         347,061         389,148
Other assets, net.....................................................      51,335          46,094          45,064
                                                                        ----------      ----------      ----------
Total assets..........................................................  $1,526,445      $1,449,124      $1,652,957
                                                                        ==========      ==========      ==========
Liabilities and shareholders' equity
Current liabilities:
   Accounts payable...................................................  $  147,474        $142,521        $127,912
   Accrued compensation and related liabilities.......................      45,491          44,310          48,444
   Other current liabilities..........................................      48,139          57,245          57,978
   Current maturities of long-term debt...............................     310,372         302,822          40,040
                                                                        ----------      ----------      ----------
     Total current liabilities........................................     551,476         546,898         274,374

Long-term debt........................................................     658,881         550,177         879,753
Deferred income taxes.................................................      78,484          93,573          86,765
Other liabilities.....................................................      18,528          16,599          26,212
                                                                        ----------      ----------      ----------
Total liabilities.....................................................   1,307,369       1,207,247       1,267,104

Commitments and contingencies
Shareholders' equity:
   Preferred stock, $0.01 par value; 25,000 shares
     authorized, none issued..........................................          --              --              --
   Common stock, $0.01 par value; 100,000,000 shares authorized,
     48,336,031, 48,325,801 and 47,454,879 shares issued and
     outstanding as of March 31, 2002, December 31, 2001 and
     December 31, 2000, respectively..................................         493             483             474
   Paid-in capital....................................................     214,138         214,138         210,067
   Retained earnings..................................................      25,015          46,623         182,840
   Deferred compensation..............................................      (3,205)         (3,359)             --
   Accumulated other comprehensive loss...............................     (17,355)        (16,008)         (7,528)
                                                                        ----------      ----------      ----------
     Total shareholders' equity.......................................     219,076         241,877         385,853
                                                                        ----------      ----------      ----------
Total liabilities and shareholders' equity............................  $1,526,445      $1,449,124      $1,652,957
                                                                        ==========      ==========      ==========

                                 See notes to consolidated financial statements.

                                        MAIL-WELL, INC. AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (in thousands, except earnings per share amounts)

                                                       THREE MONTHS ENDED
                                                             MARCH 31
                                                    ------------------------
                                                           (UNAUDITED)                  YEAR ENDED DECEMBER 31
                                                    ------------------------    --------------------------------------
                                                      2002            2001         2001          2000          1999
                                                    --------        --------    ----------    ----------    ----------
Net sales.......................................    $391,729        $432,976    $1,653,471    $1,823,583    $1,533,840
Cost of sales...................................     317,695         345,142     1,324,091     1,438,435     1,182,893
                                                    --------        --------    ----------    ----------    ----------
Gross profit....................................      74,034          87,834       329,380       385,148       350,947
Operating expenses:
   Selling, general and administrative..........      58,676          62,875       238,111       248,808       202,721
   Amortization of intangibles..................         463           3,275        12,663        12,657         9,409
   Impairment of assets held for sale...........          --              --         2,945            --            --
   Restructuring, asset impairments and
     other charges..............................      13,647              --        41,845         6,160         1,807
                                                    --------        --------    ----------    ----------    ----------
Operating income................................       1,248          21,684        33,816       117,523       137,010
Other (income) expense:
   Interest expense.............................      12,008          14,751        52,751        62,127        40,208
   Other (income) expense.......................         254             526         1,790           974        (1,228)
                                                    --------        --------    ----------    ----------    ----------
Income (loss) from continuing operations,
   before income taxes..........................     (11,014)          6,407       (20,725)       54,422        98,030
Provision (benefit) for income taxes............      (2,749)          2,220        (7,684)       20,213        39,428
                                                    --------        --------    ----------    ----------    ----------
Income (loss) from continuing operations........      (8,265)          4,187       (13,041)       34,209        58,602
Income (loss) from discontinued operations......          --            (564)       (2,176)       (8,038)        5,880
Loss on disposal of discontinued operations.....      (8,580)             --      (121,000)           --            --
                                                    --------        --------    ----------    ----------    ----------
Income (loss) before extraordinary items........     (16,845)          3,623      (136,217)       26,171        64,482
Extraordinary items.............................      (4,763)             --            --         1,447            --
                                                    --------        --------    ----------    ----------    ----------
Net income (loss)...............................    $(21,608)       $  3,623    $ (136,217)   $   27,618    $   64,482
                                                    ========        ========    ==========    ==========    ==========
Earnings (loss) per share--basic:
   Continuing operations........................    $  (0.17)       $   0.09    $    (0.27)   $     0.70    $     1.20
   Discontinued operations......................       (0.18)          (0.01)        (2.59)        (0.16)         0.12
   Extraordinary item...........................       (0.10)             --            --          0.03            --
                                                    --------        --------    ----------    ----------    ----------
   Earnings (loss) per share--basic.............    $  (0.45)       $   0.08    $    (2.86)   $     0.57    $     1.32
                                                    ========        ========    ==========    ==========    ==========
Earnings (loss) per share--diluted:
   Continuing operations........................    $  (0.17)       $   0.09    $    (0.27)   $     0.69    $     1.10
   Discontinued operations......................       (0.18)          (0.01)        (2.59)        (0.16)         0.10

   Extraordinary item...........................       (0.10)             --            --          0.03            --
                                                    --------        --------    ----------    ----------    ----------
   Earnings (loss) per share--diluted...........    $  (0.45)       $   0.08    $    (2.86)   $     0.56    $     1.20
                                                    ========        ========    ==========    ==========    ==========

   Weighted average shares--basic...............      47,658          47,457        47,562        48,789        48,990
   Weighted average shares--diluted.............      47,658          47,457        47,562        56,678        58,154

                                  See notes to consolidated financial statements.

                                          MAIL-WELL, INC. AND SUBSIDIARIES
                                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                              (dollars in thousands)

                                                       THREE MONTHS ENDED
                                                             MARCH 31
                                                    -------------------------
                                                           (UNAUDITED)                   YEAR ENDED DECEMBER 31
                                                    -------------------------     -------------------------------------
                                                      2002            2001          2001          2000          1999
                                                    ---------       ---------     ---------    ----------     ---------
Cash flows from operating activities:
   Income (loss) from continuing operations......   $  (8,265)      $   4,187     $ (13,041)   $   34,209     $  58,602
   Adjustments to reconcile income (loss)
     from continuing operations to net cash
     provided by operating activities:
       Depreciation..............................       9,823          11,042        40,966        42,855        34,141
       Amortization..............................       1,928           4,776        18,669        17,367        11,653
       Extraordinary gain on early
         retirement of debt......................          --              --            --        (2,355)           --
       Noncash portion of restructuring and
         impairment charges......................       6,723              --        14,022         4,657            --
       Deferred income taxes.....................        (420)          1,421         2,850         8,121        12,215
       Loss (gain) on disposal of assets.........         229            (158)          582          (923)       (1,172)
       Other noncash charges (credits), net......          96            (980)          958           902        (1,203)
   Changes in operating assets and liabilities,
     excluding the effects of acquired
     businesses:
       Accounts receivable.......................       4,688           7,938        56,316       (12,472)      (14,678)
       Inventories...............................         745          (6,544)       18,667          (991)      (12,388)
       Accounts payable and accrued
         compensation............................       1,637          34,355        16,269        24,272        19,019
       Income tax payable........................      (4,712)          7,658        (6,094)       26,817         7,748
       Other working capital changes.............      (9,252)           (649)        3,295        (2,672)       (3,970)
       Other, net................................         354          (4,988)       (1,476)       (8,387)       (2,763)
                                                    ---------       ---------     ---------    ----------     ---------
         Net cash provided by operating
           activities............................       3,574          58,058       151,983       131,400       107,204
Cash flows from investing activities:
       Acquisitions, net of cash acquired........      (1,003)         (3,904)       (3,838)     (227,044)     (130,910)
       Capital expenditures......................      (7,952)         (4,932)      (26,799)      (57,772)      (65,087)
       Proceeds from divestiture.................      31,622              --            --       110,646            --
       Proceeds from sales of property and
         equipment...............................          60           1,805         3,777        30,941         7,259
       Purchase of investment....................          --              --          (100)       (1,500)           --
                                                    ---------       ---------     ---------    ----------     ---------
         Net cash used in investing activities...      22,727          (7,031)      (26,960)     (144,729)     (188,738)
Cash flows from financing activities:
       Increase (decrease) in accounts
         receivable financing facility...........          --         (50,000)      (75,000)      (73,500)       95,900
       Proceeds from exercise of stock
         options.................................          --               6           413           335         2,029
       Proceeds from issuance of long-term debt..     569,000          85,367       634,404     1,131,069       386,116
       Repayments of long-term debt..............    (459,360)       (117,807)     (699,188)     (879,316)     (314,289)
       Capitalized loan fees.....................     (12,037)         (1,841)       (4,439)      (15,002)       (1,481)
       Repurchases of common stock...............          --              --            --       (10,000)           --
       Redemption of a nonvoting common
         stock of a subsidiary...................          --              --            --        (3,508)           --
                                                    ---------       ---------     ---------    ----------     ---------
         Net cash provided by (used in)
           financing activities..................      97,603         (84,275)     (143,810)      150,078       168,275
Effect of exchange rate changes on cash and
  cash equivalents...............................        (322)            (24)          (60)           --            16
Cash flows from discontinued operations..........      (3,060)         33,707        19,562      (136,925)      (86,487)
                                                    ---------       ---------     ---------    ----------     ---------
         Net increase (decrease) in cash
           and cash equivalents..................     120,522             435           715          (176)          270
Cash and cash equivalents at beginning of year...         809              94            94           270            --
                                                    ---------       ---------     ---------    ----------     ---------
Cash and cash equivalents at end of year.........   $ 121,331       $     529     $     809    $       94     $     270
                                                    =========       =========     =========    ==========     =========


                                 See notes to consolidated financial statements.


                                             MAIL-WELL, INC. AND SUBSIDIARIES
                                CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                                      (in thousands)

                                                                                                      ACCUMULATED
                                                                                                         OTHER           TOTAL
                                            COMMON     PAID-IN      RETAINED          DEFERRED       COMPREHENSIVE    SHAREHOLDERS'
                                             STOCK     CAPITAL      EARNINGS        COMPENSATION     INCOME (LOSS)       EQUITY
                                            ------     --------     ---------       ------------     -------------    -------------
Balance at December 31, 1998............     $ 488     $217,218     $  90,740          $    --          $ (9,071)       $ 299,375
Comprehensive income:
  Net income............................                               64,482                                              64,482
  Other comprehensive income (loss):
     Pension liability adjustment,
       net of tax of $76................                                                                     122              122
     Currency translation adjustment....                                                                   8,768            8,768
     Unrealized loss on investment,
       net of tax benefit of $11........                                                                     (18)             (18)
                                                                                                                        ---------
  Other comprehensive income............                                                                                    8,872
                                                                                                                        ---------
     Total comprehensive income.........                                                                                   73,354
Exercise of stock options...............         4        2,025                                                             2,029
Adjustment to deferred tax asset for:
  Pooled entities.......................                   (168)                                                             (168)
  Stock options.........................                    757                                                               757
Other...................................                    (37)                                                              (37)
                                             -----     --------     ---------          -------          --------        ---------
Balance at December 31, 1999............       492      219,795       155,222               --              (199)         375,310
Comprehensive income:
  Net income............................                               27,618                                              27,618
  Other comprehensive income (loss):
     Pension liability adjustment,
       net of tax benefit of $72........                                                                    (115)            (115)
     Currency translation adjustment....                                                                  (6,555)          (6,555)
     Unrealized loss on investments,
       net of tax benefit of $412.......                                                                    (659)            (659)
                                                                                                                        ---------
  Other comprehensive loss..............                                                                                   (7,329)
                                                                                                                        ---------
     Total comprehensive income.........                                                                                   20,289
Exercise of stock options...............         1          334                                                               335
Purchase and retirement of
  common stock..........................       (18)      (9,982)                                                          (10,000)
Other...................................        (1)         (80)                                                              (81)
                                             -----     --------     ---------          -------          --------        ---------
Balance at December 31, 2000............       474      210,067       182,840               --            (7,528)         385,853
Comprehensive income (loss):
  Net loss..............................                             (136,217)                                           (136,217)
  Other comprehensive income (loss):
     Pension liability adjustment,
       net of tax benefit of $581.......                                                                    (928)            (928)
     Currency translation adjustment....                                                                  (8,467)          (8,467)
     Unrealized loss on investments,
       net of tax of $119...............                                                                     915              915
                                                                                                                        ---------
  Other comprehensive loss..............                                                                                   (8,480)
                                                                                                                        ---------
     Total comprehensive loss...........                                                                                 (144,697)
Exercise of stock options...............         2          411                                                               413
Deferred compensation...................         7        3,679                         (3,686)                                --
Amortization of deferred compensation...                                                   327                                327
Other...................................                    (19)                                                              (19)
                                             -----     --------     ---------          -------          --------        ---------
Balance at December 31, 2001............     $ 483     $214,138     $  46,623          $(3,359)         $(16,008)       $ 241,877
Net Loss (unaudited)....................                              (21,608)                                            (21,608)
Currency translation adjustment
  (unaudited)...........................                                                                  (1,347)          (1,347)
                                                                                                                        ---------
     Total other comprehensive loss
       (unaudited)......................                                                                                $ (22,955)
Amortization of deferred compensation
  (unaudited)...........................                                                   154                                154
                                             -----     --------     ---------          -------          --------        ---------
Balance at March 31, 2002 (unaudited)...     $ 483     $214,138     $  25,015          $(3,205)         $(17,355)       $ 219,076
                                             =====     ========     =========          =======          ========        =========

                                  See notes to consolidated financial statements.

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF BUSINESS

         Mail-Well, Inc. and subsidiaries (collectively, the "Company") prints and manufactures envelopes in the United States and Canada and is a leading commercial printer in the United States. The Company, headquartered in Englewood, Colorado, is organized under Colorado law, and its common stock is traded on the New York Stock Exchange.

     BASIS OF PRESENTATION

         The consolidated financial statements include the accounts of Mail-Well, Inc. and its subsidiaries. All significant intercompany accounts and transactions have been eliminated. Except as otherwise noted, all amounts and disclosures have been restated to reflect only the Company's continuing operations (see note 3).

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. The accompanying condensed consolidated financial statements for the periods ended March 31, 2002 and 2001 have been prepared in accordance with generally accepted accounting principles for interim financial statements and with the instructions to Form 10-Q and
Article 10 of Regulation S-X and are unaudited. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 2002 are not necessarily indicative of the results that may be expected for the year ended December 31, 2002.

     REVENUE RECOGNITION

         Revenue is recognized at the time product is shipped or title passes pursuant to the terms of the agreement with the customer, the amount due from the customer is fixed, and collectibility of the related receivable is reasonably assured.

     SHIPPING AND HANDLING COSTS

         Shipping and handling costs are included in cost of sales in the consolidated statements of operations. Shipping and handling costs billed to customers are recognized in net sales.

     CASH AND CASH EQUIVALENTS

         Cash and cash equivalents include cash on deposit and investments with original maturities of three months or less. Cash and cash equivalents are stated at cost, which approximates fair value.

     ACCOUNTS RECEIVABLE

         The Company maintains an allowance for doubtful accounts based upon the expected collectibility of accounts receivable. Allowances for doubtful accounts of $4.7 million and $4.4 million have been applied as reductions of accounts receivable at December 31, 2001 and 2000, respectively.

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)


     INVENTORIES

         Inventory values include all costs directly associated with manufacturing products: materials, labor and manufacturing overhead. These values are presented at the lower of cost or market, with cost determined on a first-in, first-out basis.

     PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment are stated at cost. When assets are retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations. Expenditures for repairs and maintenance are charged to expense as incurred, and expenditures that increase the capacity, efficiency or useful lives of existing assets are capitalized.

         For financial reporting purposes, depreciation is calculated using the straight-line method based on the estimated useful lives of 15 to 45 years for buildings and improvements, 10 to 15 years for machinery and equipment and three to 10 years for furniture and fixtures. For tax purposes, depreciation is computed using accelerated methods.

     GOODWILL AND OTHER INTANGIBLES

         Goodwill represents the excess of acquisition costs over the fair value of net assets of businesses acquired and was amortized on a straight-line basis over 40 years prior to January 1, 2002, when the Company adopted Statements of Financial Accounting Standards ("SFAS") No. 142 ("SFAS 142"). Other intangibles primarily arise from the purchase price allocations of businesses acquired and are based on independent appraisals or internal estimates and are amortized on a straight-line basis over appropriate periods. Accumulated amortization for goodwill and other intangibles was $47.3 million, $46.9 million and $33.4 million at March 31, 2002,
December 31, 2001 and 2000, respectively.

         In accordance with the provisions of SFAS 142, the changes in the carrying amount of goodwill for the three months ended March 31, 2002 are as follows (in thousands):

                                                                             COMMERCIAL
                                                                ENVELOPE      PRINTING       TOTAL
                                                                --------     ----------     --------
     Balance as of January 1, 2002..........................    $107,334      $213,492      $320,826
     Reclassification from other intangibles (1)............      11,240            --        11,240
                                                                --------      --------      --------
       Balance as of March 31, 2002 (unaudited).............    $118,574      $213,492      $332,066
                                                                ========      ========      ========

(1) Customer relationships and trained workforce that is required to be included as part of goodwill under SFAS 142.

         In accordance with the provisions of SFAS 142, the Company ceased amortizing goodwill. Had SFAS 142 been in effect in the first quarter of 2001, the Company would not have recorded goodwill amortization expense of $2.6 million. The following table summarizes reported net income (loss) for the three months ended March 31, 2002 and March 31, 2001, adjusted to exclude goodwill amortization

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)


expense, and the related tax effect, that is no longer subject to amortization (in thousands, except per share amounts):

                                                                                    THREE MONTHS ENDED
                                                                        ----------------------------------------
                                                                        MARCH 31, 2002            MARCH 31, 2001
                                                                        --------------            --------------
                                                                          (UNAUDITED)               (UNAUDITED)
                                                                          -----------               -----------
 Reported net income (loss).........................................       $(21,608)                  $3,623
 Goodwill amortization, net of tax..................................             --                    1,624
                                                                           --------                   ------
 Adjusted net income (loss).........................................       $(21,608)                  $5,247
                                                                           ========                   ======


 Basic earnings (loss) per share - as reported......................       $  (0.45)                  $ 0.08
 Basic earnings (loss) per share - adjusted.........................       $  (0.45)                  $ 0.11
 Diluted earnings (loss) per share - as reported....................       $  (0.45)                  $ 0.08
 Diluted earnings (loss) per share - adjusted.......................       $  (0.45)                  $ 0.11

         The following is a summary of other intangibles (in thousands):

                                                                     COMMERCIAL
                                           ENVELOPE                   PRINTING                TOTAL
                                         -----------                 -----------           -----------
                                         (UNAUDITED)                 (UNAUDITED)           (UNAUDITED)
                                         -----------                 -----------           -----------
Trademarks........................        $ 8,314                      $   --                $ 8,314
Patents...........................          2,054                          --                  2,054
Non-compete agreements............          1,188                       1,905                  3,093
Other intangibles.................          1,731                         752                  2,483
                                          -------                      ------                -------
   Balance as of March 31, 2002...        $13,287                      $2,657                $15,944
                                          =======                      ======                =======

         Other intangible assets are all subject to amortization and have original estimated useful lives as follows: Trademarks--43 years; Patents-- 12 years; Non-compete agreements--5 years; Other Intangibles--Various. The estimated amortization expense for each of the succeeding five years is as follows: $2.0 million, $2.0 million, $1.3 million, $1.2 million and $1.2 million.

     IMPAIRMENT OF LONG-LIVED ASSETS

         Impaired assets are written down to their estimated fair market value. At December 31, 2001, all long-lived assets, including goodwill and other intangibles, were evaluated for impairment on the basis of undiscounted cash flows whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable, as measured by comparing their net book value to the estimated future undiscounted cash flows generated by their use.

     FOREIGN CURRENCY TRANSLATION

         Assets and liabilities of subsidiaries operating outside the United States with a functional currency other than the U.S. dollar are translated at current exchange rates. Income and expense items are translated at the average rates for the year. The effects of translation are included as a component of other comprehensive income. Foreign currency transaction gains and losses are recorded in income when realized.

     NEW ACCOUNTING PRONOUNCEMENTS

         In June 2001, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. Statement 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Statement 141 also includes guidance on the initial

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)


recognition and measurement of goodwill and other intangible assets arising from business combinations completed after June 30, 2001. Statement 142 prohibits the amortization of goodwill and intangible assets with indefinite useful lives. Statement 142 requires that these assets be reviewed for impairment at least annually. Intangible assets with finite lives will continue to be amortized over their estimated useful lives. Additionally, Statement 142 requires that goodwill included in the carrying value of equity method investments no longer be amortized.

         Mail-Well began its application of Statement 142 beginning in the first quarter of 2002. The Company has completed the first step of the two-step process prescribed in Statement 142 to test goodwill for impairment and has concluded that a portion of the $213.5 million of goodwill related to our commercial printing business is impaired. The extent of this impairment will not be known until we have completed step two of the process. The Company will recognize the amount of the impairment as a cumulative effect of a change in accounting principle as of January 1, 2002 when it is determined.

         In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. Statement 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. Mail-Well will adopt Statement 143 in the first quarter of fiscal year 2003. The Company is evaluating the impact of the adoption of Statement 143 on the consolidated financial statements.

         In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which establishes one accounting model to be used for long-lived assets to be disposed of by sale and broadens the presentation of discontinued operations to include more disposal transactions. Statement 144 supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets to Be Disposed Of and the accounting and reporting provisions of ABP Opinion No. 30, Reporting the Results of Operations--Reporting the Effects Of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. Mail-Well adopted Statement 144 as of January 1, 2002 and there was no impact from the adoption of this statement.

     RECLASSIFICATIONS

         Certain prior year amounts have been reclassified to conform with the current year presentation.

2.  ACQUISITIONS

         The acquisitions described below have been accounted for as purchases; accordingly, the assets and liabilities of the acquired companies have been recorded at their estimated fair values with the excess of the purchase price over the estimated fair values recorded as goodwill. Certain of the Company's acquisition agreements provide for deferred payments by the Company, contingent upon future revenues or profits of the companies acquired. Such payments are capitalized and recorded as goodwill. The financial statements reflect the operations of the acquired businesses, from their respective acquisition dates.

     ACQUISITIONS IN THE COMMERCIAL PRINTING SEGMENT

         In January 2000, the Company acquired the assets and assumed certain liabilities of Braceland Brothers, Inc., located in Philadelphia, Pennsylvania; Atlanta, Georgia; and Steubenville, Ohio, for $13.7 million. The Philadelphia location has been closed. Goodwill recorded as a result of this acquisition was $3.1 million.

         In May 2000, the Company purchased the stock of Craftsmen Litho, Inc., located in Waterbury, Connecticut, for $9.3 million. Goodwill recorded as a result of this acquisition was $5.5 million.

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

         In June 2000, the Company purchased the stock of Strathmore Press, Inc., located in Cherry Hill, New Jersey, for $9.3 million. This company has been consolidated with another operation in the Philadelphia area. Goodwill recorded as a result of this acquisition was $4.9 million.

         During 1999, the Company paid $103.6 million and assumed debt of $1.6 million to acquire seven commercial printing companies. The goodwill recorded in connection with these acquisitions was approximately $63.4 million.

     ACQUISITIONS IN THE ENVELOPE SEGMENT

         In February 2000, the Company acquired American Business Products, Inc. ("ABP") in a cash tender offer, in which the total value of the transaction, including the assumption of debt, was approximately $338.5 million. Goodwill recorded as a result of this acquisition was $154.6 million. In September 2000, the Company sold Jen-Coat, the extrusion and coating laminating business unit of ABP for $110.6 million. In June 2001, the Company announced its intent to divest Curtis 1000 and Discount Label, two other business units acquired in the ABP acquisition. Jen-Coat, Curtis 1000 and Discount Label have been included within the discontinued operations. International Envelope is the only ABP business unit included in continuing operations. The portion of the ABP purchase price allocated to International Envelope was $75.9 million including goodwill of $39.1 million.

         In July 2000, the Company purchased the stock of CML Industries Ltd., a supplier of envelopes and converted paper products located in Ontario and Quebec, Canada, for $20.9 million. Goodwill recorded as a result of this acquisition was $12.1 million.

         In October 1999, the Company purchased the stock of Northeastern Envelope, located in Braintree, Massachusetts, for $2.6 million. Goodwill recorded as a result of this acquisition was $1.3 million.

3.  DISCONTINUED OPERATIONS

         In June 2001, the Company announced plans to sell its Label and Printed Office Products segments. Management expects to complete these dispositions by September 30, 2002. These segments have been segregated from continuing operations and reported as discontinued operations for all periods presented in the accompanying consolidated financial statements.

         The reported loss on disposition of the Label and Printed Office Products segments includes the write-down to net realizable value based on estimated proceeds, costs associated with the planned dispositions, the estimated earnings or losses from operations of the discontinued businesses through the expected date of these dispositions and the related income tax expense. Management has based its estimates of the sales proceeds expected from the divestitures of Label and Printed Office Products on data provided by its financial advisors and indications of value received from prospective buyers. The loss will be adjusted if management has information indicating that the actual sales proceeds are different than the estimates. The accrual for estimated earnings or losses from the measurement date to December 31, 2001 was not materially different than the actual results.

         On February 22, 2001, the Company sold Curtis 1000 Inc., an operation included in the Printed Office Products segment, for approximately $40 million. The estimated proceeds from the sale were not significantly different from the amount used to estimate the loss on disposal.

         In September 2000, the Company sold Jen-Coat, the extrusion coating and laminating business segment of ABP. The operating results of this business unit were recorded as discontinued operations in the 2000 consolidated statement of operations.

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

         Interest expense has been allocated to the operating results and the expected earnings included in the calculation of the loss on disposal of discontinued operations based upon the relative net assets of Jen-Coat, Label and Printed Office Products. This allocation of interest totaled $6.5 million and $6.8 million for the three months ended March 31, 2002 and 2001, respectively. This allocation of interest totaled $26.1 million, $30.0 million and $15.0 million for the years ended December 31, 2001, 2000 and 1999, respectively.

         Operating results of the discontinued operations for the years ended December 31, 2001, 2000 and 1999 are summarized as follows (in thousands):

                                                                                2001          2000         1999
                                                                             ---------      --------     --------
Net sales:
   Label......................................................               $ 219,182      $223,994     $188,008
   Printed Office Products....................................                 386,446       377,636      165,382
   Jen-Coat...................................................                      --        56,036           --
                                                                             ---------      --------     --------
                                                                             $ 605,628      $657,666     $353,390
                                                                             =========      ========     ========
Income (loss) from operations:
   Label......................................................               $  (1,028)     $(15,005)    $  3,411
   Printed Office Products....................................                  (1,058)        3,721        6,389
   Jen-Coat...................................................                      --         1,721           --
                                                                             ---------      --------     --------
                                                                                (2,086)       (9,563)       9,800
   Income tax expense (benefit)...............................                      90        (1,525)       3,920
                                                                             ---------      --------     --------
                                                                             $  (2,176)     $ (8,038)    $  5,880
                                                                             =========      ========     ========
Loss on disposal of discontinued operations:
   Label......................................................               $ (87,062)     $     --     $     --
   Printed Office Products....................................                 (79,717)           --           --
                                                                             ---------      --------     --------
                                                                              (166,779)           --           --
   Income tax expense (benefit)...............................                 (45,779)           --           --
                                                                             ---------      --------     --------
                                                                             $(121,000)     $     --     $     --
                                                                             =========      ========     ========

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

         Operating results of the discontinued operations for the three months ended March 31, 2002 and 2001 are summarized as follows (in thousands):

                                                                             MARCH 31,
                                                                   ----------------------------
                                                                      2002              2001
                                                                   ----------       -----------
                                                                   (UNAUDITED)      (UNAUDITED)
                                                                   ----------       -----------
     Net sales:
       Label.............................................           $ 53,276         $ 55,508
       Printed Office Products...........................             74,540          100,739
                                                                    --------         --------
                                                                    $127,816         $156,247
                                                                    ========         ========

     Income (loss) from operations:
       Label.............................................           $   (365)        $   (413)
       Printed Office Products...........................                 (7)             356
                                                                    --------         --------
                                                                        (372)             (57)
       Income tax expense................................                605              508
                                                                    --------         --------
                                                                        (977)            (565)
     Loss on disposal of discontinued operations:
       Label.............................................             (3,184)              --
       Printed Office Products...........................               (356)              --
                                                                    --------         --------
                                                                      (3,540)              --
       Income tax expense................................              4,063               --
                                                                    --------         --------
                                                                    $ (8,580)        $   (565)
                                                                    ========         ========

         The assets and liabilities of discontinued operations, which have been reflected as net assets of discontinued operations in the consolidated balance sheets, are summarized as follows (in thousands):


                                                              MARCH 31,           DECEMBER 31,
                                                              ---------           ------------
                                                                2002          2001           2000
                                                              --------      --------       --------
                                                             (UNAUDITED)
                                                             -----------
Label segment:
   Current assets..................................           $ 54,409      $ 46,285       $ 59,569
   Long-term assets................................             90,778        97,109        146,969
                                                              --------      --------       --------
       Total assets................................            145,187       143,394        206,538
   Current liabilities.............................             38,395        40,085         29,751
   Long-term liabilities...........................              5,910         3,909          6,092
                                                              --------      --------       --------
       Total liabilities...........................             44,305        43,994         35,843
                                                              --------      --------       --------
Net assets of the Label segment....................            100,882        99,400        170,695
Printed Office Products segment:
   Current assets..................................             33,989        56,227         65,961
   Long-term assets................................            123,320       158,875        222,313
                                                              --------      --------       --------
       Total assets................................            157,309       215,102        288,274
   Current liabilities.............................             31,852        49,068         40,319
   Long-term liabilities...........................              7,134        19,057         24,435
                                                              --------      --------       --------
       Total liabilities...........................             38,986        68,125         64,754
                                                              --------      --------       --------
Net assets of the Printed Office Products segment..            118,323       146,977        223,520
                                                              --------      --------       --------
    Net assets of discontinued operations..........           $219,205      $246,377       $394,215
                                                              ========      ========       ========

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

        Assets primarily consist of accounts receivable, inventories, property and equipment and deferred income taxes. Liabilities primarily consist of accounts payable, accrued expenses, deferred income taxes and other long-term liabilities. The net assets of discontinued operations presented in the 2001 consolidated balance sheet include the write-down of assets to estimated net realizable value, the accrual of obligations associated with the sale of the two segments and the accrual of estimated losses to the expected date of disposal. See Note 15, Subsequent Event, for discussion of the sale of the Label segment.

4.  ASSETS HELD FOR SALE

         The Company's divestiture plans also include the sale of certain operations that are not strategic to its Envelope and Commercial Printing segments. The Company expects to complete the dispositions of these operations by September 30, 2002. The following table presents the sales and operating income of these operations for the three months ended March 31, 2002 and 2001 and the years ended December 31, 2001, 2000 and 1999 (in thousands):

                                                  MARCH 31,                   DECEMBER 31,
                                                  ---------                   ------------
                                              2002        2001        2001        2000        1999
                                             -------     -------    --------    --------     -------
                                           (UNAUDITED) (UNAUDITED)
                                           ----------- -----------
         Sales...........................    $26,894     $29,504    $112,626    $120,045     $96,070
         Operating income................      1,434       2,455       9,999      13,189      11,584

         Certain of these assets were written down to their fair market values based on estimated sales proceeds resulting in an impairment charge of $2.9 million in 2001.


         The assets of these operations at March 31, 2002 and December 31, 2001 totaled $67.4 million and $72.4 million, respectively, and are reported net of $11.4 million and $13.3 million of related liabilities, respectively, as "Net assets held for sale."

5.  SUPPLEMENTAL BALANCE SHEET INFORMATION

     INVENTORIES

         The Company's inventories by major category are as follows (in thousands):

                                                         MARCH 31,               DECEMBER 31,
                                                         ---------               ------------
                                                           2002              2001             2000
                                                         --------          --------         --------
                                                        (UNAUDITED)
                                                        -----------
Raw materials.....................................       $ 29,816          $ 29,964         $ 44,083
Work in process...................................         20,314            21,868           27,955
Finished goods....................................         56,935            56,768           63,695
                                                         --------          --------         --------
                                                          107,065           108,600          135,733
Reserves..........................................         (3,581)           (4,056)          (4,316)
                                                         --------          --------         --------
                                                         $103,484          $104,544         $131,417
                                                         ========          ========         ========

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)


     PROPERTY, PLANT AND EQUIPMENT

         The Company's investment in property, plant and equipment consists of the following (in thousands):

                                                         MARCH 31,               DECEMBER 31,
                                                         ---------               ------------
                                                           2002              2001             2000
                                                         --------          --------         --------
                                                        (UNAUDITED)
                                                        -----------
 Land and land improvements........................      $  17,677         $  11,818        $  19,707
 Buildings and improvements........................         89,444            95,939          104,165
 Machinery and equipment...........................        417,478           429,206          447,396
 Furniture and fixtures............................         13,163            13,091           13,259
 Construction in progress..........................         13,087             8,922            9,735
                                                         ---------         ---------        ---------
                                                           550,849           558,976          594,262
 Accumulated depreciation..........................       (189,294)         (183,561)        (163,237)
                                                         ---------         ---------        ---------
                                                         $ 361,555         $ 375,415        $ 431,025
                                                         =========         =========        =========

     ACCUMULATED OTHER COMPREHENSIVE LOSS

         The after-tax components comprising accumulated other comprehensive loss are as follows (in thousands):

                                                      THREE MONTHS ENDED            YEAR ENDED
                                                           MARCH 31,               DECEMBER 31,
                                                           ---------               ------------
                                                      2002          2001          2001        2000
                                                     -------      --------      --------    -------
                                                   (UNAUDITED)   (UNAUDITED)
                                                   -----------   -----------
Currency translation adjustment................      $(1,347)     $ (6,513)     $(14,934)   $(6,467)
Pension liability adjustment...................           --            --        (1,074)      (146)
Unrealized loss on investments.................           --        (3,930)           --       (915)
                                                     -------      --------      --------    -------
                                                     $(1,347)     $(10,443)     $(16,008)   $(7,528)
                                                     =======      ========      ========    =======

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)


6.  LONG-TERM DEBT

         At March 31, 2002, December 31, 2001 and December 31, 2000, long-term debt consists of the following (in thousands):

                                                                                     DECEMBER 31,
                                                                   MARCH 31,         ------------
                                                                     2002         2001          2000
                                                                   ---------    ---------     --------
                                                                  (UNAUDITED)
                                                                  -----------
Secured Senior Credit Facility:
     Tranche A term loan, due 2006..............................   $  83,448    $ 194,918     $237,586
     Tranche B term loan, due 2007..............................      85,370      192,749      209,603
     Revolving loan facility, due 2006..........................          --        6,000           --
Senior Notes, due 2012..........................................     350,000           --           --
Senior Subordinated Notes, due 2008.............................     300,000      300,000      300,000
Convertible Subordinated Notes, due 2002........................     139,063      139,063      139,063
Other...........................................................      11,372       20,269       33,541
                                                                   ---------    ---------     --------
                                                                     969,253      852,999      919,793
Less current maturities.........................................    (310,372)    (302,822)     (40,040)
                                                                   ---------    ---------     --------
Long-term debt..................................................   $ 658,881    $ 550,177     $879,753
                                                                   =========    =========     ========

         In February 2000, the Company entered into an $800,000,000 Senior Secured Credit Facility (the "Credit Facility"). The Credit Facility originally consisted of a $300 million Tranche A term loan, a $250 million Tranche B term loan and a $250 million revolving loan facility. The Company is required to repay $33.3 million in principal on the Tranche A term loan in 2002, increasing $7.8 million each year through 2005 with a final payment of $14.7 million in 2006. The Company is required to repay $490,000 each quarter on the Tranche B term loan through the first quarter of 2005, with four quarterly balloon payments of $46.1 million per quarter thereafter. Any optional or required prepayments of principal are applied proportionately between the Tranche A and B term loans. Interest under the Credit Facility, which is payable quarterly, is based on London Interbank Offered Rate ("LIBOR") plus a margin. At December 31, 2001, the interest rates on Tranche A and B term loans were 5.56% and 5.77%, respectively, and the interest rate on the revolving loan facility was 6.75%. The Credit Facility is secured by substantially all of the Company's domestic property.

         In November 1998, the Company issued $300,000,000 of 8.75% Senior Subordinated Notes (the "Senior Notes"), which are due November 2008. Interest is payable semi-annually. The Company may redeem the Senior Notes, in whole or in part, on or after December 15, 2003, at redemption prices which range from 100% to 104.375%, plus accrued and unpaid interest.

         In November 1997, the Company issued $152,050,000 of 5% Convertible Subordinated Notes due 2002 (the "Convertible Notes"). Interest is payable semi-annually. The Convertible Notes are convertible at the option of the holder into shares of the Company's common stock at a conversion price of $19.00 per share at any time prior to November 1, 2002. In March 2000, the Company repurchased $12,987,000 of the outstanding Convertible Notes at a discount and recorded a gain of $2,989,000, which was reported net of tax as an extraordinary item in the consolidated statements of operations. The Credit Facility provides for the funds needed for the mandatory retirement of the Convertible Notes on their due date, subject to meeting applicable borrowing conditions.

         Other long-term debt is primarily term debt with banks with interest rates which range from 6.0% to 12.0% at December 31, 2001. Other long-term debt also includes capital lease obligations.

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)


         At December 31, 2001, the Company had $131.5 million available on its existing lines of credit.

         In February 2000, the Company wrote off deferred financing costs of $635,000 capitalized in connection with the bank borrowings, which were repaid in February 2000. The charge is reported net of tax as an extraordinary item in the consolidated statements of operations.

         The aggregate annual maturities for long-term debt at March 31, 2002 are as follows (in thousands):

2002...............................................         $310,372
2003...............................................           21,236
2004...............................................           23,823
2005...............................................           27,019
2006...............................................           68,932
Thereafter.........................................          517,871
                                                            --------
                                                            $969,253
                                                            ========

         Current maturities include the anticipated retirement of the Convertible Notes and also include the portion of bank borrowings that will be paid from the proceeds from planned divestitures pursuant to the terms of the Credit Facility, net of amounts that would become available as a result of such repayments under the revolving credit facility due in 2006.

         The Credit Facility, Senior Notes and Convertible Notes contain certain restrictive covenants that, among other things and with certain exceptions, limit the ability of the Company to incur additional indebtedness or issue capital stock, prepay subordinated debt, transfer assets outside of the Company, pay dividends or repurchase shares of common stock. In addition to these restrictions, the Company is required to satisfy certain financial covenants. As of December 31, 2001, the Company is in compliance with all of these covenants.

         Cash paid for interest (including interest allocated to discontinued operations) on long-term debt was $71,494,000, $89,923,000 and $51,849,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

         The estimated fair value of the Company's Credit Facility, Senior Notes, Convertible Notes and other long-term debt based on current rates available to the Company for debt of the same remaining maturity was $793.6 million and $794.2 million at December 31, 2001 and 2000, respectively.

         In March 2002, the Company issued $350,000,000 of 9 5/8% Senior Notes due 2012 ("Senior Notes"). Interest is payable semi-annually. The Company may redeem the Senior Notes, in whole or in part, on or after March 15, 2007, at a redemption prices from 100% to 104.813%, plus accrued and unpaid interest. In addition, before March 2005, the Company can redeem up to 35% of the Senior Notes at 109.625% of the principal amount thereof, plus accrued and unpaid interest, with the net cash proceeds from certain common stock offerings. The Company used the proceeds from the sale of the Senior Notes to repay $197.0 million of its Tranche A and B term loans and $22.0 million of other debt. The remaining proceeds will be used to fund working capital needs and provide the liquidity needed for the repayment of our convertible debt due in November 2002. In addition, $20.5 million of the proceeds received from the sale of Curtis 1000, Inc. were used to repay the Tranche A and B term loans.

         Deferred financing costs of $8.2 million incurred in connection with the Secured Senior Credit Facility were written off as of March 31, 2002. This write-off represented the pro rata portion of the deferred financing fees related to the Tranche A and B term loans repaid with the proceeds from the

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)


sale of the Senior Notes and the sale of Curtis 1000, Inc. The write-off is reported net of tax as an extraordinary item in the condensed consolidated statements of operations.

         As of March 31, 2002, the Company was in compliance with all of the covenants of its various debt agreements.

7.  ACCOUNTS RECEIVABLE FINANCING FACILITY

         In 2000 and until July 2001, the Company utilized an accounts receivable financing facility which entitled the Company to transfer, without recourse, certain trade accounts receivable to a special purpose entity and to receive up to $75 million from a group of unrelated third party purchasers at a cost of funds equal to commercial paper rates. The Company continued to service the receivables that were transferred to the special purpose entity under the facility for which it received a fee as specified by the facility and considered adequate compensation.

         At December 31, 2000, net accounts receivable of $151.1 million had been transferred to the special purpose entity under the facility. Of the total transferred, $75.0 million was sold to third party purchasers. The value of the Company's retained subordinated interest at December 31, 2000 was $75.4 million and is included in accounts receivable in the consolidated balance sheet. This value was determined by considering the average life of accounts receivables, which was 45 days, and the rate of expected credit losses, which was very low due to the collection experience of the Company. The facility was terminated in July 2001.

8.  INCOME TAXES

         Because the March 31, 2002 information is not significantly different than the year-end information, this footnote has not been updated. Income (loss) from continuing operations for the years ended December 31, 2001, 2000 and 1999 was (in thousands):


                                                                                   2001        2000       1999
                                                                                 --------     -------    -------
         Domestic.........................................................       $(48,748)    $31,721    $77,415
         Foreign..........................................................         28,023      22,701     20,615
                                                                                 --------     -------    -------
         Income (loss) from continuing operations before income taxes.....       $(20,725)    $54,422    $98,030
                                                                                 ========     =======    =======

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)


         The provision for income taxes on income from continuing operations for the years ended December 31, 2001, 2000 and 1999 consisted of the following (in thousands):


                                                                    2001        2000       1999
                                                                  --------     -------    -------
Current tax provision (benefit):
   Federal.....................................................   $(18,293)    $ 3,338    $19,063
   Foreign.....................................................      9,589       8,421      6,244
   State.......................................................     (1,830)        333      1,906
                                                                  --------     -------    -------
                                                                   (10,534)     12,092     27,213

Deferred provision:
   Federal.....................................................      2,234       6,218      9,537
   Foreign.....................................................        392       1,281      1,725
   State.......................................................        224         622        953
                                                                  --------     -------    -------
                                                                     2,850       8,121     12,215
                                                                  --------     -------    -------
Provision (benefit) for income taxes...........................   $ (7,684)    $20,213    $39,428
                                                                  ========     =======    =======

         A reconciliation of the federal statutory tax rate to the Company's effective income tax rate is summarized below:

                                                                         2001      2000      1999
                                                                        -----     -----     -----
Federal statutory tax rate............................................   35.0%     35.0%     35.0%
State tax, net of federal tax benefit.................................    3.5       3.5       3.5
Nondeductible goodwill amortization...................................  (13.0)      4.9       2.2
Nontaxable investment benefit.........................................   10.4      (3.9)     (2.0)
Other.................................................................    1.2      (2.4)      1.5
                                                                        -----     -----     -----
Effective income tax rate.............................................   37.1%     37.1%     40.2%
                                                                        =====     =====     =====

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)


         Deferred taxes are recorded to give recognition to temporary differences between the tax basis of assets or liabilities and their reported amounts in the financial statements. The tax effects of these temporary differences are recorded as deferred tax assets or deferred tax liabilities. Deferred tax assets generally represent items that can be used as a tax deduction or credit in future years. Deferred tax liabilities generally represent items that have been deducted for tax purposes, but have not yet been recorded in the consolidated statements of operations. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2001 and 2000 are presented below (in thousands):

                                                                                   2001        2000
                                                                                ---------   ---------
Deferred tax assets:
   Alternative minimum tax credit carryforwards...........................       $  5,563    $  4,413
   Net operating loss carryforwards.......................................          5,626         159
   Compensation and benefit related accruals..............................         15,910      13,326
   Restructuring accruals.................................................          8,620       6,179
   Accounts receivable....................................................          1,718       2,986
   Other..................................................................            896       4,566
   Valuation allowance....................................................           (254)       (275)
                                                                                 --------    --------
Total deferred tax assets.................................................         38,079      31,354

Deferred tax liabilities:
   Property, plant and equipment..........................................         91,349      83,843
   Goodwill and other intangibles.........................................         14,850      16,091
   Other..................................................................          3,006       3,173
                                                                                 --------    --------
Total deferred tax liabilities............................................        109,205     103,107
                                                                                 --------    --------
Net deferred tax liability................................................       $ 71,126    $ 71,753
                                                                                 ========    ========

         The net deferred income tax liability at December 31, 2001 and 2000 includes the following components (in thousands):

                                                                             2001         2000
                                                                           --------     --------
Current deferred tax asset.........................................        $ 22,447     $ 15,012
Non-current deferred tax liability.................................         (93,573)     (86,765)
                                                                           --------     --------
Total..............................................................        $(71,126)    $(71,753)
                                                                           ========     ========

         Net operating losses of $14.6 million are being carried forward and are available to reduce future taxable income. These net operating losses will expire in 2020. The Company also has tax credit carryforwards of $5.6 million at December 31, 2001, which may be carried forward indefinitely.

         Cash payments for income taxes (including the amounts allocated to discontinued operations) were $2,385,000, $8,813,000 and $21,255,000 in
2001, 2000 and 1999, respectively.

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)


         The Company does not provide U.S. income taxes on the unremitted earnings of its foreign subsidiaries since these earnings are deemed permanently invested. Unremitted earnings of the Company's foreign subsidiaries as of December 31, 2001 were $70.9 million.

9.  RESTRUCTURING, ASSET IMPAIRMENTS AND OTHER CHARGES

     2001 RESTRUCTURING

         FIRST QUARTER 2002. As announced in 2001, the Company is consolidating certain operations to eliminate excess internal capacity in order to reduce costs and improve its long-term competitive position. In addition, the Company is significantly reducing the size of certain of its facilities in response to current market conditions. The restructuring charge related to these plans totaled $11.7 million in first quarter of 2002. The following table and discussion present the details of this restructuring charge, as well as other related charges recorded during the quarter (unaudited):

                                                                          COMMERCIAL
                                                           ENVELOPE        PRINTING       CORPORATE         TOTAL
                                                           --------       ----------      ---------         -----
                                                                                (IN THOUSANDS)
     Employee separation and related
        employee expenses...............................    $    --         $  233            $ --         $   233
     Other exit costs...................................      3,498             --              --           3,498
     Asset impairment charges...........................      4,895             --              --           4,895
     Implementation expenses............................      3,040             --              --           3,040
                                                            -------         ------            ----         -------
          Total restructuring costs.....................     11,433            233              --          11,666
     Other charges......................................        580            774             627           1,981
                                                            -------         ------            ----         -------
          Total restructure and other charges...........    $12,013         $1,007            $627         $13,647
                                                            =======         ======            ====         =======

         In addition to the three envelope manufacturing facilities consolidated in 2001, the envelope business consolidated four facilities in the first quarter of 2002 and will consolidate four additional operations during the remainder of 2002. When this consolidation plan is completed the Company will have closed 11 envelope plants and substantially reduced excess internal capacity and improved utilization of equipment and resources at the remaining 27 domestic plants and 12 plants in Canada. In 2001, the Company accrued the separation and related employee expenses covering the 923 employees expected to be terminated over the course of this project. As of March 31, 2002, 553 employees had been separated. Other exit costs of $3.5 million in the first quarter of 2002 are primarily training costs and other incremental expenses incurred in connection with those employees added at the plants that are absorbing the sales of the plants being closed. Incremental external implementation expenses were $3.0 million in the first quarter 2002. Equipment taken out of service during the first quarter of 2002 as a result of the consolidation program was written down $4.9 million to its fair market value.

         Commercial printing completed the consolidation of its operations in the Philadelphia, Pennsylvania area in 2001. Commercial printing is also fixed costs at certain of its commercial printing facilities in response to changes in market conditions. As a result, it reduced headcount in the first quarter of 2002 by 143 employees and incurred severance costs of $233,000.

         In 2001, the Company initiated several programs to significantly improve operations and marketing effectiveness. Both the envelope and commercial printing businesses have programs in place to institute best practices, install pricing disciplines and align equipment and services to better serve our customers and markets. We believe these initiatives will significantly improve the performance of

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)


our businesses; accordingly, we have expedited the implementation of these programs by investing in outside assistance. The external incremental cost incurred on these initiatives totaled $2.0 million during the first quarter of 2002.

         The Company expects to complete its restructuring and other strategic initiatives by the end of 2002 and anticipates further charges of approximately $35.0 million. Implementation expenses are expected to total
$4 million and training and other exit costs are estimated to be $15 million. In addition, $16 million of equipment, which will not be sold or redeployed, will be written-off.

         A summary of the activity charged to the restructuring liability during the three months ended March 31, 2002 was as follows (in thousands):

                                                                                  COMMERCIAL
                                                                 ENVELOPE          PRINTING           TOTAL
                                                                 --------         ----------          -----
     Balance, December 31, 2001..............................    $10,126             $ 604           $10,730
        Payments for severance...............................     (3,124)               --            (3,124)
        Payments for lease termination costs.................        (35)               --               (35)
        Payments for other exit costs........................         --              (131)             (131)
                                                                 -------             -----           -------
     Balance, March 31, 2002 (unaudited).....................    $ 6,967             $ 473           $ 7,440
                                                                 =======             =====           =======

         2001. In June 2001, the Company announced a new strategic plan, which includes plans to further consolidate certain operations to eliminate excess internal capacity in order to reduce costs and improve its long-term competitive position. The restructuring charge related to these plans totaled $37.4 million in 2001. The following table presents the details of this restructuring charge, as well as other charges recorded in 2001 (in thousands):

                                                                            COMMERCIAL
                                                            ENVELOPE         PRINTING       CORPORATE        TOTAL
                                                            --------        ----------      ---------       -------
Employee separation and related expenses...................  $ 9,042          $  385         $   --         $ 9,427
Lease termination costs....................................    1,368             346             --           1,714
Other exit costs...........................................   13,174           1,632             --          14,806
Asset impairment charges...................................    8,178             601             --           8,779
Strategic assessment costs.................................       --              --          2,677           2,677
                                                             -------          ------         ------         -------
   Total restructuring costs...............................   31,762           2,964          2,677          37,403
Other charges..............................................    1,360           1,482          1,600           4,442
                                                             -------          ------         ------         -------
   Restructuring, asset impairments and other charges......  $33,122          $4,446         $4,277         $41,845
                                                             =======          ======         ======         =======

         The Envelope segment implemented a plan to consolidate nine (the decision to close two additional plants was made in the first quarter 2002) of its manufacturing facilities over an 18-month period. This plan will substantially reduce excess internal capacity and improve utilization of equipment and resources at the remaining 41 plants. The employee separation and related expenses cover 923 employees to be terminated over the course of this project, of which 359 employees have been terminated as of December 31, 2001. Other exit costs include training expenses for those employees at the plants that are absorbing the sales of the plants being closed and external assistance in implementing the plant closures. As of December 31, 2001, plants in Omaha, Nebraska; Allentown, Pennsylvania; and Santa Fe Springs, California were closed. Equipment taken out of service as a result of these plant closures was written down $8.2 million to its fair market value.

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

         Commercial Printing consolidated three of its printing operations in the Philadelphia, Pennsylvania area into one existing facility. This consolidation was done to improve the cost effectiveness of these operations and their competitive position in the Philadelphia market. The costs associated with this consolidation included severance and related expenses covering the termination of 25 employees all of whom have been terminated. Other exit costs included expenses incurred to move and reinstall equipment. Equipment taken out of service was written down $0.6 million to its fair market value.

         In developing the Company's new strategic plan, outside advisors were engaged to research and evaluate markets, survey customers and assess existing strategies. Financial advisors were also engaged to evaluate options for improving the Company's capital structure. The cost of these advisors was $2.7 million.

         The following table is an analysis of the reserve recorded for the 2001 restructuring (in thousands):

                                                                                   COMMERCIAL
                                                                      ENVELOPE      PRINTING        TOTAL
                                                                      --------     ----------       -----
         Initial accrual............................................  $13,449        $1,952        $15,401
         Payments for severance.....................................   (2,962)         (381)        (3,343)
         Payments for lease termination costs.......................     (219)         (608)          (827)
         Payments for other exit costs..............................     (142)          (45)          (187)
         Reversal of unused portion.................................       --          (314)          (314)
                                                                      -------        ------        -------
         Balance, December 31, 2001.................................  $10,126        $  604        $10,730
                                                                      =======        ======        =======

         The Company launched several initiatives during 2001 to significantly improve operations and marketing. Both Envelope and Commercial Printing have programs in place to institute best practices, install pricing disciplines and align equipment and services to better serve customers and markets. The Company has invested in outside assistance to expedite the implementation of these programs. The external incremental cost incurred totaled $2.1 million in 2001 and is included in other charges.

         Other charges also include a $1.6 million write-off of an investment in a company developing a service to enable online management of the creative process of a printing job and a $0.7 million write-off in the envelope segment for the cost of a human resource information system that will not be implemented.

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                          AND 2001 ARE UNAUDITED)

  2000 RESTRUCTURING

    In 2000, the Company began the comprehensive review of its operations, which ultimately led to the new strategy announced in 2001, and identified certain actions that could be taken at that time. The following table presents the details of the restructuring and asset impairment charges recorded in 2000 (in thousands):

                                                                               COMMERCIAL
                                                                ENVELOPE        PRINTING        TOTAL
                                                                --------       ----------       ------
    Employee separation and related expenses..............       $   86          $  188         $  274
    Lease termination costs...............................           --             428            428
    Other exit costs......................................           --              45             45
    Asset impairment charges..............................           --             749            749
                                                                 ------          ------         ------
        Total restructuring costs.........................           86           1,410          1,496
    Other asset impairments...............................        1,872           2,036          3,908
                                                                 ------          ------         ------
    Restructuring, asset impairments and other charges....       $1,958          $3,446         $5,404
                                                                 ======          ======         ======

    Envelope closed a resale operation in Vancouver, Washington. The employee separation costs covered the severance expenses of 19 employees.

    Commercial Printing consolidated two operations in St. Louis, Missouri into an existing facility and closed its bindery operation in Mexico. Approximately 165 employees of commercial printing were terminated as a result of these actions.

    The Company also incurred asset impairment charges in 2000 totaling $3.9 million that were unrelated to the restructuring. These assets were not in use and could not be redeployed or sold, and therefore were written-off.

    Charges from the 1998 restructuring plan recorded in 2000 and 1999 were $0.8 million and $1.8 million, respectively. This plan was completed in 2000.

    The following table is an analysis of the reserve recorded for the 2000 restructuring (in thousands):

                                                                               COMMERCIAL
                                                                ENVELOPE        PRINTING        TOTAL
                                                                --------       ----------       ------
    Balance, December 31, 2000............................        $ 86           $1,485         $1,571
        Payments for severance............................         (86)            (461)          (547)
        Payments for property exit costs..................          --             (452)          (452)
        Payments for other exit activities................          --             (572)          (572)
                                                                  ----           ------         ------
    Balance, December 31, 2001............................        $ --           $   --         $   --
                                                                  ====           ======         ======

10. STOCK OPTION PLANS

    As of March 31, 2002, the Company's stock option plans were not significantly different than the year-end information, as such, this footnote has not been updated.

    In May 2001, the Company adopted a Long-Term Equity Incentive Plan (the "Incentive Plan"), which replaced all prior stock option plans (the "Option Plans"). The Incentive Plan allows the compensation committee of the Board of Directors to grant stock options, stock appreciation rights ("SARs"), restricted common stock, performance awards and any other stock-based awards to officers,

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                          AND 2001 ARE UNAUDITED)

directors and employees of the Company. Under the Incentive Plan, the Board granted 669,000 Performance-Based Restricted Shares ("PARS") and 3,113,420 stock options in 2001. The stock options vest over 4 1/2 years, at a vesting rate of 20% annually with the final 20% vesting in December 2005. Fifty percent of the PARS will vest in June 2006 and the other fifty percent will vest in June 2007. The Incentive Plan provides for an acceleration of the vesting of both the stock options and the PARS if the Company's stock price closes at certain levels for 20 consecutive trading days as set forth in the following schedule:

                                                     STOCK PRICE AT WHICH
            AMOUNT OF ACCELERATED                       VESTING OCCURS
                   VESTING                          OPTIONS          PARS
            ---------------------                   -------         ------
     First one-third..........................      $ 7.50          $ 8.00
     Second one-third.........................      $10.00          $11.00
     Final one-third..........................      $12.50          $14.00

     The Company recorded fixed deferred compensation in the amount of $3,686,000 equal to the value of the PARS on the date of grant. This deferred compensation is being amortized over the vesting period of six years; however, the expense will be prorated to the applicable vesting period if acceleration terms expedite the vesting period. The Company recorded compensation expense in the amount of $327,000 for the year ended December 31, 2001. At December 31, 2001, 217,783 stock options were available for issuance under the Incentive Plan.

    Stock options which were granted under the Option Plans, of which 3,015,127 shares are outstanding at December 31, 2001, generally vest over four or five years and expire ten years from the date granted. Options were granted at a price equal to the fair market value of the Company's common stock on the date of grant. At December 31, 2001, no stock options were available for issuance under the Option Plans.

    The following table summarizes the activity and terms of outstanding options at December 31, 2001, 2000 and 1999:

                                                 2001                         2000                         1999
                                        -----------------------      -----------------------      -----------------------
                                                       AVERAGE                      AVERAGE                      AVERAGE
                                                       EXERCISE                     EXERCISE                     EXERCISE
                                         OPTIONS        PRICE         OPTIONS        PRICE         OPTIONS        PRICE
                                        ---------      --------      ---------      --------      ---------      --------
Options outstanding at beginning
  of year........................       3,670,867       $8.71        2,598,119       $8.76        2,619,759       $ 7.37
Granted..........................       3,265,036        5.45        1,362,659        8.65          466,300        13.54
Exercised........................        (201,922)       2.05          (61,856)       4.99         (388,555)        5.53
Expired/cancelled................        (605,344)       9.83         (228,055)       9.04          (99,385)        6.59
                                        ---------       -----        ---------       -----        ---------       ------
Options outstanding at end of
  year...........................       6,128,637       $7.08        3,670,867       $8.75        2,598,119       $ 8.76
                                        =========       =====        =========       =====        =========       ======
Options exercisable at end of
  year...........................       1,679,137       $8.60        1,289,717       $7.48          820,740       $ 6.35
                                        =========       =====        =========       =====        =========       ======

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

    Summary information about the Company's stock options outstanding at December 31, 2001 is as follows:

                                                          WEIGHTED         WEIGHTED                          WEIGHTED
                                   OUTSTANDING AT         AVERAGE          AVERAGE       EXERCISABLE AT      AVERAGE
                                    DECEMBER 31,       REMAINING LIFE      EXERCISE       DECEMBER 31,       EXERCISE
  RANGE OF EXERCISE PRICES              2001             (IN YEARS)         PRICE             2001            PRICE
----------------------------       --------------      --------------      --------      --------------      --------
 $1.32-$1.42................            79,411              3.2             $ 1.33            79,411          $ 1.33
 $2.19-$4.37................           243,505              6.5             $ 3.86           155,505          $ 3.71
 $4.38-$6.56................         3,311,500              4.8             $ 5.45            58,000          $ 5.43
 $6.57-$8.74................         1,338,019              5.7             $ 7.52           720,506          $ 7.04
 $8.75-$10.93...............           237,200              7.8             $ 9.71           103,734          $ 9.62
$10.94-$13.10...............           581,600              6.4             $12.28           328,154          $12.20
$13.20-$15.30...............           319,402              6.3             $13.82           215,827          $13.76
$21.86......................            18,000              6.3             $21.86            18,000          $21.86
                                     ---------              ---             ------         ---------          ------
 $1.32-$21.86...............         6,128,637              5.4             $ 7.08         1,679,137          $ 8.60
                                     =========              ===             ======         =========          ======

    As permitted by SFAS No. 123, Accounting for Stock-Based Compensation, the Company accounts for the plans under Accounting Principles Board Opinion No. 25; however, the Company has computed for pro forma disclosure purposes the value of all options granted during 2001, 2000 and 1999 using the Black-Scholes option pricing model as prescribed by SFAS No. 123 and using the following average assumptions:

                                                            2001           2000           1999
                                                          ---------      ---------      ---------
     Risk-free interest rate.......................       3.5%-7.2%      5.8%-7.2%      5.8%-7.2%
     Expected dividend yield.......................          0%             0%             0%
     Expected option lives.........................       4-6 years      4-6 years      4-6 years
     Expected volatility...........................        33%-68%        33%-68%        33%-68%

     The weighted average fair value of options granted in 2001, 2000 and 1999 was $5.45, $5.47 and $8.43, respectively, per option. Had compensation expense for the plans been determined consistent with the fair value provisions of SFAS No. 123, the Company's reported and pro forma net income and earnings per share for the years ended December 31, 2001, 2000 and 1999 would have been as follows (in thousands, except per share data):

                                                                   2001          2000         1999
                                                                 ---------      -------      -------
     Net income (loss):
          As reported.....................................       $(136,217)     $27,618      $64,482
          Pro forma.......................................       $(140,709)     $23,467      $61,481
     Earnings per (loss) share--basic:
          As reported.....................................       $   (2.86)     $  0.57      $  1.32
          Pro forma.......................................       $   (2.96)     $  0.48      $  1.25
     Earnings per (loss) share--diluted:
          As reported.....................................       $   (2.86)     $  0.56      $  1.20
          Pro forma.......................................       $   (2.96)     $  0.48      $  1.15

     The effect on 2001, 2000 and 1999 pro forma net income, earnings per share--basic and earnings per share--diluted of expensing the estimated fair value of stock options is not necessarily representative of the effect on reported earnings for future years due to the vesting period of the stock options and the potential for issuance of additional stock options in future years.

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

11. RETIREMENT PLANS

SAVINGS PLANS

    The Company sponsors a defined contribution plan to provide substantially all U.S. salaried and certain hourly employees an opportunity to accumulate personal funds for their retirement. As determined by the provisions of the plan, the Company matches a certain percentage of each employee's voluntary contribution. The plan provides for a minimum contribution by the Company to the plan for all eligible employees of 1% of their salary. This contribution can be increased at the Company's discretion. All contributions made by the Company are made in cash and allocated to the funds selected by the employee. Company contributions to the plan were approximately $8,979,000, $5,899,000 and $3,970,000 for the years ending in 2001, 2000 and 1999, respectively.

PENSION PLANS

    The Company maintains pension plans for certain of its employees in the U.S. and Canada under collective bargaining agreements with unions representing these employees. The Company expects to continue to fund these plans based on governmental requirements, amounts deductible for income tax purposes and as needed to ensure that plan assets are sufficient to satisfy plan liabilities. As of December 31, 2001, plan assets consist primarily of government bonds, corporate bonds, equity and fixed income funds.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

    As a result of the acquisition of ABP, the Company assumed responsibility for the ABP supplemental executive retirement plans ("SERP") which provides benefits to certain former directors and executives of ABP. For accounting purposes, these plans are unfunded; however, ABP had purchased annuities to cover the benefits for certain participants. In 2001, the Company accelerated the benefit payments to all participants for whom there was no annuity.

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

    The following table sets forth the financial status of the pension plans and the SERP and the amounts recognized in the Company's consolidated balance sheets as of December 31, 2001 and 2000 (in thousands):

                                                           PENSION PLANS                  SERP
                                                        --------------------      ---------------------
                                                         2001         2000         2001          2000
                                                        -------      -------      -------      --------
Change in benefit obligation:
  Benefit obligation at beginning of year........       $29,613      $28,693      $17,844      $ 18,077
  Service cost...................................         1,424        2,000           --            --
  Interest cost..................................         2,137        1,569          853         1,557
  Actuarial gains and loss.......................         1,418            3           --            --
  Foreign currency exchange rate changes.........        (1,056)        (733)          --            --
  Benefits paid..................................        (1,987)      (1,919)      (9,655)       (1,790)
                                                        -------      -------      -------      --------
    Benefit obligation at end of year............        31,549       29,613        9,042        17,844
                                                        -------      -------      -------      --------
Change in plan assets:
  Fair value of plan assets at beginning of
    year.........................................        34,662       34,423           --            --
  Foreign currency exchange rate changes.........        (1,197)       1,574           --            --
  Actual return on plan assets...................          (286)        (707)          --            --
  Employer contributions.........................         1,744        1,291           --            --
  Benefits paid..................................        (2,208)      (1,919)          --            --
                                                        -------      -------      -------      --------
    Fair value of plan assets at end of year.....        32,715       34,662           --            --
                                                        -------      -------      -------      --------
Funded status....................................         1,166        5,049       (9,042)       17,844
Unrecognized actuarial loss......................         7,260        3,124           --            --
Unrecognized prior service cost..................           249          368           --            --
Unrecognized transition asset....................        (4,021)      (4,711)          --            --
                                                        -------      -------      -------      --------
Net amount recognized............................       $ 4,654      $ 3,830      $(9,042)     $(17,844)
                                                        =======      =======      =======      ========
Amounts recognized in the consolidated balance
  sheets:
    Prepaid benefit cost.........................       $ 4,283      $ 3,997      $    --      $     --
    Accrued benefit liability....................        (1,450)        (446)      (9,042)      (17,844)
    Intangible asset.............................            75           42           --            --
    Deferred tax asset...........................           672           91           --            --
    Accumulated other comprehensive loss.........         1,074          146           --            --
                                                        -------      -------      -------      --------
Net amount recognized............................       $ 4,654      $ 3,830      $(9,042)     $(17,844)
                                                        =======      =======      =======      ========

    The components of the net periodic pension cost for the pension plans and the SERP were as follows (in thousands):

                                                                    2001         2000         1999
                                                                   -------      -------      -------
     Service cost...........................................       $ 1,075      $ 2,000      $ 1,435
     Interest cost on projected benefit obligation..........         2,991        2,789        2,037
     Expected return on plan assets.........................        (3,017)      (2,963)      (2,958)
     Net amortization and deferral..........................          (396)        (400)        (423)
     Recognized actuarial loss..............................            36           31           37
     Curtailment loss.......................................           129           38           --
                                                                   -------      -------      -------
    Net periodic pension expense............................       $   818      $ 1,495      $   128
                                                                   =======      =======      =======

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

    The assumptions used in computing the net pension cost and the funded status were as follows:

                                            2001         2000       1999
                                          -------      -------    -------
    Weighted average discount rate...      7.25%        7.50%      7.50%
    Expected long-term rate of
      return on assets...............     8.75-9%      8.75-9%    8.75-9%
    Rate of compensation
      increase.......................       2-4%         2-4%       2-4%

    The aggregate accumulated benefit obligation and aggregate fair value of plan assets for pension plans with accumulated benefit obligations in excess of plan assets were $9.0 million and $7.6 million, respectively, as of December 31, 2001. The aggregate accumulated benefit obligation and aggregate fair value of plan assets for pension plans with accumulated benefit obligations in excess of plan assets were $3.1 million and $2.9 million, respectively, as of December 31, 2000.

    Certain other U.S. employees are included in multi-employer pension plans to which the Company makes contributions in accordance with the contractual union agreements. Such contributions are made on a monthly basis in accordance with the requirements of the plans and the actuarial computations and assumptions of the administrators of the plans. Contributions to multi-employer plans were $2.7 million, $2.6 million, and $3.6 million for 2001, 2000 and 1999, respectively.

  EMPLOYEE STOCK OWNERSHIP PLAN

    The Company maintains an Employee Stock Ownership Plan, which was frozen in December 2000. The Company has not made contributions to this plan since 1998. At December 31, 2001 and 2000, the Employee Stock Ownership Plan held 3,896,544 shares of the Company's common stock, all of which have been allocated to participant accounts.

12. COMMITMENTS AND CONTINGENCIES

    As of March 31, 2002, the Company had not entered into any new significant commitments, as such, this footnote has not been updated.

  LEASES

    The Company leases buildings and equipment under operating lease agreements expiring at various dates through 2011. Certain leases include renewal and purchase options. At December 31, 2001, future minimum annual payments under non-cancelable lease agreements with original terms in excess of one year are as follows (in thousands):

          2002.................................      $ 33,844
          2003.................................        29,864
          2004.................................        27,049
          2005.................................        24,106
          2006.................................        18,439
          Thereafter...........................        32,066
                                                     --------
              Total............................      $165,368
                                                     ========

    Aggregate future minimum rentals to be received under noncancelable subleases as of December 31, 2001 are approximately $4.5 million.

    Rent expense for the years ended December 31, 2001, 2000 and 1999 was $32.7 million, $33.9 million and $24.8 million, respectively.

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

  CONCENTRATIONS OF CREDIT RISK

    The Company has limited concentrations of credit risk with respect to financial instruments. Temporary cash investments and other investments are placed with high credit quality institutions, and concentrations within accounts receivable are limited due to the Company's customer base and its dispersion across different industries and geographic areas.

  LITIGATION

    The Company is party to various legal actions that are ordinary and incidental to its business. While the outcome of legal actions cannot be predicted with certainty, management believes the outcome of these various proceedings will not have a material adverse effect on the Company's financial condition or results of operations.

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

13. EARNINGS PER SHARE

    Basic earnings per share exclude dilution and are computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. A reconciliation of the amounts included in the computation of basic earnings per share and diluted earnings per share is as follows (in thousands, except per share amounts):

                                                      MARCH 31,                             DECEMBER 31,
                                            -----------------------------       ------------------------------------
                                               2002              2001             2001          2000          1999
                                            -----------       -----------       --------       -------       -------
                                            (UNAUDITED)       (UNAUDITED)
                                            -----------       -----------
    Numerator:
    Numerator for basic earnings per
      share--income (loss) from
      continuing operations...........        $(8,265)          $ 4,187         $(13,041)      $34,209       $58,602
    Interest on Convertible Notes.....             --                --               --         4,951         5,254
                                              -------           -------         --------       -------       -------
    Numerator for diluted earnings per
      share--income (loss) from
      continuing operations after
      assumed conversions.............        $(8,265)          $ 4,187         $(13,041)      $39,160       $63,856
                                              =======           =======         ========       =======       =======
    Denominator:
    Denominator for basic earnings per
      share--weighted average
      shares..........................         47,658            47,457           47,562        48,789        48,990
    Effects of dilutive securities:
        Conversion of Convertible
          Notes.......................             --                --               --         7,461         8,003
        Stock options.................             --               295               --           404           940
        Other.........................             --                --               --            24           221
                                              -------           -------         --------       -------       -------
    Denominator for diluted earnings
      per share--adjusted weighted
      average shares and assumed
      conversions.....................         47,658            47,752           47,562        56,678        58,154
                                              =======           =======         ========       =======       =======
    Earnings (loss) per share:
        Basic.........................        $ (0.17)          $  0.09         $  (0.27)      $  0.70       $  1.20
                                              =======           =======         ========       =======       =======
        Diluted.......................        $ (0.17)          $  0.09         $  (0.27)      $  0.69       $  1.10
                                              =======           =======         ========       =======       =======

    During the year ended December 31, 2001, interest, net of tax, on the Convertible Notes in the amount of $4,854,000 and shares of 7,319,000 that would be issued upon assumed conversion of the Convertible Notes were excluded from the calculation of diluted loss per share due to the antidilutive effect on loss per share. In 2001, 2000 and 1999, outstanding options to purchase 6,798,000, 3,266,000 and 1,658,000 common shares, respectively, were excluded from the calculation of diluted earnings per share because the effect would be antidilutive.

    During the three months ended March 31, 2002 and 2001, interest on the Convertible Notes in the amount of $1,214,000 and shares of 7,319,000 issued upon assumed conversion were excluded from the calculation of diluted earnings (loss) per share due to their antidilutive effect on earnings (loss) per share. In addition, outstanding options to purchase approximately 6,995,000 and 5,675,000 common shares were excluded from the calculation of diluted earnings (loss) per share because the effect would be antidilutive for the quarters ended March 31, 2002 and March 31, 2001, respectively.

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

14. SEGMENT INFORMATION

    The Company operates in two principal business segments. The Commercial Printing segment specializes in printing annual reports, brand marketing collateral, catalogs, brochures, maps and guidebooks, calendars, financial communications and CD packaging. The envelope segment manufactures customized and stock envelopes for billing and remittance, direct mail advertising, filing systems, photo processing, medical records and catalog orders. The Envelope segment is also a producer of specialty packaging products and a manufacturer of stock products for the resale market. Intersegment sales, which were at market prices, totaled $5.7 million and $4.1 million in 2001 and 2000, respectively. Intersegment sales in 1999 were not significant.

    The following tables present certain business segment information for the periods ended March 31, 2002 and 2001, and the years ended December 31, 2001, 2000 and 1999 (in thousands):

                                                           THREE MONTHS ENDED
                                                                MARCH 31
                                                      -----------------------------
                                                         2002              2001
                                                      -----------       -----------
                                                      (UNAUDITED)       (UNAUDITED)
                                                      -----------       -----------
                                                             (IN THOUSANDS)
Net external sales:
    Commercial Printing.........................       $190,754          $211,360
    Envelope....................................        200,975           221,616
                                                       --------          --------
    Total.......................................       $391,729          $432,976
                                                       ========          ========
Operating income:(a)
    Commercial Printing.........................       $ (3,463)         $  6,361
    Envelope....................................          7,738            22,975
    Corporate...................................         (3,027)           (7,652)
                                                       --------          --------
    Total.......................................       $  1,248          $ 21,684
                                                       ========          ========

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

                                                            2001             2000             1999
                                                         ----------       ----------       ----------
    Net sales:
        Commercial Printing........................      $  817,937       $  961,780       $  795,552
        Envelope...................................         835,534          861,803          738,288
                                                         ----------       ----------       ----------
        Total......................................      $1,653,471       $1,823,583       $1,533,840
                                                         ==========       ==========       ==========
    Operating income:
        Commercial Printing........................      $   14,763       $   54,758       $   65,108
        Envelope...................................          54,168           90,202           90,996
        Corporate(a)...............................         (35,115)         (27,437)         (19,094)
                                                         ----------       ----------       ----------
        Total......................................      $   33,816       $  117,523       $  137,010
                                                         ==========       ==========       ==========
    Restructuring, asset impairments and other
      charges:
        Commercial Printing........................      $    4,446       $    3,658       $       --
        Envelope...................................          33,122            2,502            1,807
        Corporate..................................           4,277               --               --
                                                         ----------       ----------       ----------
        Total......................................      $   41,845       $    6,160       $    1,807
                                                         ==========       ==========       ==========
    Significant other noncash charges:(b)
        Commercial Printing........................      $    3,547       $    2,785       $       --
        Envelope...................................           8,875            1,872               --
        Corporate..................................           1,600               --               --
                                                         ----------       ----------       ----------
        Total......................................      $   14,022       $    4,657       $       --
                                                         ==========       ==========       ==========
    Depreciation and amortization:
        Commercial Printing........................      $   25,396       $   27,153       $   22,768
        Envelope...................................          20,682           20,633           15,263
        Corporate..................................           7,551           18,047            8,998
                                                         ----------       ----------       ----------
        Total......................................      $   53,629       $   65,833       $   47,029
                                                         ==========       ==========       ==========
    Capital expenditures:
        Commercial Printing........................      $   13,613       $   34,902       $   34,580
        Envelope...................................          12,078           20,955           30,133
        Corporate..................................           1,108            1,915              374
                                                         ----------       ----------       ----------
        Total......................................      $   26,799       $   57,772       $   65,087
                                                         ==========       ==========       ==========

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

                                                          MARCH 31,               DECEMBER 31,
                                                         -----------       ---------------------------
                                                            2002              2001             2000
                                                         -----------       ----------       ----------
                                                         (UNAUDITED)
                                                         -----------
     Identifiable assets:(c)
        Commercial Printing........................      $  615,538        $  620,421       $  685,871
        Envelope...................................         518,842           537,747          635,508
        Corporate..................................         111,838            (9,494)         (62,637)
                                                         ----------        ----------       ----------
                                                          1,246,218         1,148,674        1,258,742
        Net assets of discontinued operations......         219,205           246,377          394,215
        Net assets held for sale...................          61,022            54,073               --
                                                         ----------        ----------       ----------
        Total......................................      $1,526,445        $1,449,124       $1,652,957
                                                         ==========        ==========       ==========

--------
(a) Operating income is net of all costs and expenses directly related to the segment involved. Corporate expenses include corporate general and administrative expenses, lease expense, amortization expense of other intangible assets and goodwill, gains or losses on disposal of assets and other miscellaneous expenses.

(b) Represents the noncash portion of restructuring and other asset impairment charges.

(c) Identifiable assets are accumulated by facility within each business segment. Certain operating assets, which are under lease, are reported as business segment assets for evaluation purposes. The net book value of these assets has been eliminated by contra assets included with corporate assets in order to reconcile identifiable assets with the total assets of the Company. Corporate assets consist primarily of cash and cash equivalents, other receivables, other assets and deferred tax assets.

    Geographic information at December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999, is presented below (in thousands):

                                                            2001             2000             1999
                                                         ----------       ----------       ----------
    Net sales:
        U.S........................................      $1,490,886       $1,668,948       $1,381,338
        Canada.....................................         162,585          154,438          151,908
        Other foreign..............................              --              197              594
                                                         ----------       ----------       ----------
        Total......................................      $1,653,471       $1,823,583       $1,533,840
                                                         ==========       ==========       ==========
    Identifiable assets:
        U.S........................................      $1,010,574       $1,106,733
        Canada.....................................         138,100          151,582
        Other foreign..............................              --              427
                                                         ----------       ----------
        Total......................................      $1,148,674       $1,258,742
                                                         ==========       ==========

15. SUBSEQUENT EVENT (UNAUDITED)

    On May 21, 2002, we consummated the sale of our Label segment to MWL Acquisition Corp., for approximately $75 million. The Label segment generated $219 million of sales for the year ended

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

December 31, 2001, $53 million of sales for the three months ended March 31, 2002 and $56 million of sales for the three months ended March 31, 2001.

16. QUARTERLY FINANCIAL DATA (UNAUDITED)

    The following table sets forth certain quarterly financial data for the periods indicated (in thousands, except per share amounts):

                                                          FIRST           SECOND           THIRD          FOURTH
                                                        QUARTER(a)        QUARTER         QUARTER         QUARTER
                                                        ----------       ---------       ---------       ---------
    2001
    Net sales.....................................       $432,976        $418,278        $411,773        $390,444
    Gross profit..................................         87,834          86,015          77,571          77,960
    Income (loss) from continuing operations(b)...       $  4,187        $(14,950)       $ (1,668)       $   (610)
    Discontinued operations.......................           (565)        (77,575)            105         (45,141)
                                                         --------        --------        --------        --------
    Net income (loss).............................       $  3,622        $(92,525)       $ (1,563)       $(45,751)
                                                         ========        ========        ========        ========
    Earnings (loss) per share--basic:
        Income (loss) from continuing
          operations..............................       $   0.08        $  (0.31)       $  (0.04)       $  (0.01)
        Discontinued operations...................             --           (1.64)           0.01           (0.95)
                                                         --------        --------        --------        --------
        Net income (loss) per share--basic........       $   0.08        $  (1.95)       $  (0.03)       $  (0.96)
                                                         ========        ========        ========        ========
    Earnings (loss) per share--diluted:
        Income (loss) from continuing
          operations..............................       $   0.08        $  (0.31)       $  (0.04)       $  (0.01)
        Discontinued operations...................             --           (1.64)           0.01           (0.95)
                                                         --------        --------        --------        --------
        Net income (loss) per share--diluted......       $   0.08        $  (1.95)       $  (0.03)       $  (0.96)
                                                         ========        ========        ========        ========

                                                          FIRST            SECOND           THIRD            FOURTH
                                                        QUARTER(a)       QUARTER(a)       QUARTER(a)       QUARTER(a)
                                                        ----------       ----------       ----------       ----------
    2000
    Net sales.....................................       $434,678         $442,148         $476,300         $470,457
    Gross profit..................................         94,865           92,750           97,316          100,217
    Income from continuing operations(c)..........       $ 13,877         $  8,657         $ 10,345         $  1,330
    Discontinued operations.......................          2,459            2,587           (3,622)          (9,462)
    Extraordinary item............................          1,447               --               --               --
                                                         --------         --------         --------         --------
    Net income (loss).............................       $ 17,783         $ 11,244         $  6,723         $ (8,132)
                                                         ========         ========         ========         ========
    Earnings (loss) per share--basic:
        Income from continuing operations.........       $   0.28         $   0.18         $   0.21         $   0.03
        Discontinued operations...................           0.05             0.05            (0.07)           (0.20)
        Extraordinary item........................           0.03               --               --               --
                                                         --------         --------         --------         --------
        Net income (loss) per share--basic........       $   0.36         $   0.23         $   0.14         $  (0.17)
                                                         ========         ========         ========         ========
    Earnings (loss) per share--diluted:
        Income from continuing operations.........       $   0.26         $   0.17         $   0.20         $   0.03
        Discontinued operations...................           0.04             0.05            (0.06)           (0.20)
        Extraordinary item........................           0.03               --               --               --
                                                         --------         --------         --------         --------
        Net income (loss) per share--diluted......       $   0.33         $   0.22         $   0.14         $  (0.17)
                                                         ========         ========         ========         ========

--------
(a) These results have been restated from those previously reported to reflect discontinued operations.

                                   F-35


                      MAIL-WELL INC. AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

(b) Includes an impairment loss on assets held for sale of $2.9 million and restructuring, asset impairments and other charges of $41.8 million, of which $26.5 million occurred in the second quarter, $5.4 million in the third quarter and $9.9 million in the fourth quarter.

(c) Includes restructuring and impairment charges of $6.2 million that primarily occurred in the fourth quarter.

17. CONDENSED CONSOLIDATING FINANCIAL INFORMATION

    In March 2002, Mail-Well I Corporation ("Issuer" or "MWI"), the Company's wholly owned subsidiary, and the only direct subsidiary of the Company, issued $350 million aggregate principal amount of 9 5/8% Senior Notes ("Senior Notes") due in 2012. The Senior Notes are guaranteed by all of the U.S. subsidiaries (the "Guarantor Subsidiaries") of MWI, all of which are wholly owned, and by Mail-Well, Inc. ("Parent Guarantor"). The guarantees are joint and several, full, complete and unconditional. There are no material restrictions on the ability of the Guarantor Subsidiaries to transfer funds to MWI in the form of cash dividends, loans or advances, other than ordinary legal restrictions under corporate law, fraudulent transfer and bankruptcy laws.

    The following condensed consolidating financial information illustrates the composition of the Parent Guarantor, Issuer, Guarantor Subsidiaries and non-guarantor subsidiaries. The Issuer, the Guarantor Subsidiaries and the non-guarantor subsidiaries comprise all of the direct and indirect subsidiaries of the Parent Guarantor. Management has determined that separate complete financial statements would not provide additional material information that would be useful in assessing the financial composition of the Guarantor Subsidiaries.

    Investments in subsidiaries are accounted for under the equity method, wherein the investor company's share of earnings and income taxes applicable to the assumed distribution of such earnings are included in net income. In addition, investments increase in the amount of permanent contributions to subsidiaries and decrease in the amount of distributions from subsidiaries. The elimination entries eliminate the equity method investment in subsidiaries and the equity in earnings of subsidiaries, intercompany payables and receivables and other transactions between subsidiaries.

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

                            CONSOLIDATING CONDENSED STATEMENT OF FINANCIAL POSITION
                                                 March 31, 2002
                                                  (unaudited)
                                                 (in thousands)

                                                         COMBINED       COMBINED
                               PARENT                   GUARANTOR     NONGUARANTOR
                              GUARANTOR     ISSUER     SUBSIDIARIES   SUBSIDIARIES      ELIM.      CONSOLIDATED
                              ---------   ----------   ------------   ------------   -----------   ------------
Current assets:
  Cash and cash
   equivalents..............  $     --    $  119,948     $  1,383       $     --     $        --    $  121,331
  Accounts receivable,
   net......................        --        52,375      127,829         23,104              --       203,308
  Inventories, net..........        --        50,043       40,877         12,564              --       103,484
  Net assets of discontinued
   operations...............        --            --      159,193         60,012              --       219,205
  Net assets held for
   sale.....................        --        33,575       27,447             --              --        61,022
  Note receivable from
   Issuer...................   147,436            --           --             --        (147,436)           --
  Other current assets......       197        40,169       13,709          3,120              --        57,195
                              --------    ----------     --------       --------     -----------    ----------
    Total current assets....   147,633       296,110      370,438         98,800        (147,436)      765,545
Investment in
 subsidiaries...............   217,920       245,694       58,910             --        (522,524)           --
Property, plant and
 equipment, net.............        --       135,465      173,560         52,530              --       361,555
Goodwill and other
 intangible assets, net.....        --        85,645      216,751         45,614              --       348,010
Note receivable from
 subsidiaries...............        --       722,400           --             --        (722,400)           --
Other assets, net...........       783        44,034       21,297          2,992         (17,771)       51,335
                              --------    ----------     --------       --------     -----------    ----------
Total assets................  $366,336    $1,529,348     $840,956       $199,936     $(1,410,131)   $1,526,445
                              ========    ==========     ========       ========     ===========    ==========
Current liabilities:
  Accounts payable..........  $     --    $   66,482     $ 71,261       $  9,731     $        --    $  147,474
  Other current
   liabilities..............     6,029        67,032       12,125          8,444              --        93,630
  Intercompany payable
   (receivable).............     2,168       132,960     (184,348)        49,220              --            --
  Note payable to Parent....        --       147,436           --             --        (147,436)           --
  Current portion of
   long-term debt...........   139,063       163,729        7,408            172              --       310,372
                              --------    ----------     --------       --------     -----------    ----------
    Total current
     liabilities............   147,260       577,639      (93,554)        67,567        (147,436)      551,476
Long-term debt..............        --       658,881           --             --              --       658,881
Note payable to Issuer......        --            --      722,400             --        (722,400)           --
Deferred income taxes.......        --        28,287       39,021         11,176              --        78,484
Other long-term
 liabilities................        --        14,582       21,171            546         (17,771)       18,528
                              --------    ----------     --------       --------     -----------    ----------
    Total liabilities.......   147,260     1,279,389      689,038         79,289        (887,607)    1,307,369
Shareholders' equity........   219,076       249,959      151,918        120,647        (522,524)      219,076
                              --------    ----------     --------       --------     -----------    ----------
Total liabilities and
 shareholders' equity.......  $366,336    $1,529,348     $840,956       $199,936     $(1,410,131)   $1,526,445
                              ========    ==========     ========       ========     ===========    ==========

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

                            CONSOLIDATING CONDENSED STATEMENT OF FINANCIAL POSITION
                                               December 31, 2001
                                                (in thousands)

                                                         COMBINED       COMBINED
                               PARENT                   GUARANTOR     NONGUARANTOR
                              GUARANTOR     ISSUER     SUBSIDIARIES   SUBSIDIARIES      ELIM.      CONSOLIDATED
                              ---------   ----------   ------------   ------------   -----------   ------------
Current assets:
  Cash and cash
   equivalents..............  $     --    $   (1,589)    $  1,613       $    785     $        --    $      809
  Accounts receivable.......        --        60,039      123,333         24,378              --       207,750
  Inventories, net..........        --        51,032       41,319         12,193              --       104,544
  Net assets of discontinued
   operations...............        --            --      176,879         69,498              --       246,377
  Net assets held for
   sale.....................        --        25,852       28,221             --              --        54,073
  Note receivable from
   Issuer...................   147,436            --           --             --        (147,436)           --
  Other current assets......       295        41,988       21,977          2,741              --        67,001
                              --------    ----------     --------       --------     -----------    ----------
    Total current assets....   147,731       177,322      393,342        109,595        (147,436)      680,554
Investment in
 subsidiaries...............   240,954       192,164      159,725             --        (592,843)           --
Property, plant and
 equipment, net.............        --       151,735      170,112         53,568              --       375,415
Goodwill and other
 intangible assets..........        --        84,881      216,446         45,734              --       347,061
Note receivable from
 subsidiaries...............        --       749,400           --             --        (749,400)           --
Other assets, net...........     1,023        42,096       17,754          2,992         (17,771)       46,094
                              --------    ----------     --------       --------     -----------    ----------
Total assets................  $389,708    $1,397,598     $957,379       $211,889     $(1,507,450)   $1,449,124
                              ========    ==========     ========       ========     ===========    ==========
Current liabilities:
  Accounts payable..........  $     --    $   63,491     $ 70,537       $  8,493     $        --    $  142,521
  Other current
   liabilities..............     4,291        71,611       11,749         13,904              --       101,555
  Intercompany payable
   (receivable).............     4,477       136,068      (69,090)       (71,455)             --            --
  Note payable to Parent....        --       147,436           --             --        (147,436)           --
  Current maturities of
   long-term debt...........   139,063       161,850        1,737            172              --       302,822
                              --------    ----------     --------       --------     -----------    ----------
    Total current
     liabilities............   147,831       580,456       14,933        (48,886)       (147,436)      546,898
Long-term debt..............        --       523,247       17,834          9,096              --       550,177
Note payable to Issuer......        --            --      749,400             --        (749,400)           --
Deferred income taxes.......        --        28,287       54,062         11,224              --        93,573
Other liabilities...........        --        24,655        9,167            549         (17,772)       16,599
                              --------    ----------     --------       --------     -----------    ----------
    Total liabilities.......   147,831     1,156,645      845,396        (28,017)       (914,608)    1,207,247
Shareholders' equity........   241,877       240,953      111,983        239,906        (592,842)      241,877
                              --------    ----------     --------       --------     -----------    ----------
Total liabilities and
 shareholders' equity.......  $389,708    $1,397,598     $957,379       $211,889     $(1,507,450)   $1,449,124
                              ========    ==========     ========       ========     ===========    ==========

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

                            CONSOLIDATING CONDENSED STATEMENT OF FINANCIAL POSITION
                                              December 31, 2000
                                               (in thousands)

                                                         COMBINED       COMBINED
                               PARENT                   GUARANTOR     NONGUARANTOR
                              GUARANTOR     ISSUER     SUBSIDIARIES   SUBSIDIARIES      ELIM.      CONSOLIDATED
                              ---------   ----------   ------------   ------------   -----------   ------------
Current assets:
  Cash and cash
   equivalents..............  $     --    $    9,596    $   (9,566)     $     64     $        --    $       94
  Accounts receivable.......        --        22,168        55,844       125,956              --       203,968
  Inventories, net..........        --        51,359        65,231        14,827              --       131,417
  Net assets of discontinued
   operations...............        --            --       321,424        72,791              --       394,215
  Note receivable from
   Issuer...................   147,436            --            --            --        (147,436)           --
  Other current assets......       262        25,741        31,934            89              --        58,026
                              --------    ----------    ----------      --------     -----------    ----------
    Total current assets....   147,698       108,864       464,867       213,727        (147,436)      787,720
Investment in
 subsidiaries...............   385,505       357,592       148,620            --        (891,717)           --
Property, plant and
 equipment, net.............        --       132,522       237,436        61,067              --       431,025
Goodwill and other
 intangible assets, net.....        --        49,455       289,718        49,975              --       389,148
Notes receivable from
 subsidiaries...............        --       784,400            --            --        (784,400)           --
Other assets, net...........     3,481        55,580           845         5,150         (19,992)       45,064
                              --------    ----------    ----------      --------     -----------    ----------
Total assets................  $536,684    $1,488,413    $1,141,486      $329,919     $(1,843,545)   $1,652,957
                              ========    ==========    ==========      ========     ===========    ==========
Current liabilities:
  Accounts payable..........  $     --    $   32,446    $   87,063      $  8,403     $        --    $  127,912
  Other current
   liabilities..............    11,768        24,556        54,329        15,769              --       106,422
  Intercompany payable
   (receivable).............        --       100,773      (228,567)      127,794              --            --
  Note payable to Parent....        --       147,436            --            --        (147,436)           --
  Current maturities of
   long-term debt...........        --        30,767         8,121         1,152              --        40,040
                              --------    ----------    ----------      --------     -----------    ----------
    Total current
     liabilities............    11,768       335,978       (79,054)      153,118        (147,436)      274,374
Long-term debt..............   139,063       718,147         6,984        15,559              --       879,753
Notes payable to issuer.....        --            --       784,400            --        (784,400)           --
Deferred income taxes.......        --        28,288        46,598        11,879              --        86,765
Other liabilities...........        --        20,495        24,966           743         (19,992)       26,212
                              --------    ----------    ----------      --------     -----------    ----------
    Total liabilities.......   150,831     1,102,908       783,894       181,299        (951,828)    1,267,104
Shareholders' equity........   385,853       385,505       357,592       148,620        (891,717)      385,853
                              --------    ----------    ----------      --------     -----------    ----------
Total liabilities and
 shareholders' equity.......  $536,684    $1,488,413    $1,141,486      $329,919     $(1,843,545)   $1,652,957
                              ========    ==========    ==========      ========     ===========    ==========

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

                                CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                                         Quarter Ended March 31, 2002
                                                 (unaudited)
                                                (in thousands)

                                                           COMBINED       COMBINED
                                   PARENT                 GUARANTOR     NONGUARANTOR
                                  GUARANTOR    ISSUER    SUBSIDIARIES   SUBSIDIARIES    ELIM.     CONSOLIDATED
                                  ---------   --------   ------------   ------------   --------   ------------
Net sales.......................  $     --    $140,874     $209,403       $41,452      $     --     $391,729
Cost of sales...................        --     113,495      174,914        29,286            --      317,695
                                  --------    --------     --------       -------      --------     --------
Gross profit....................        --      27,379       34,489        12,166            --       74,034
Other operating costs...........         5      19,526       35,298         4,310            --       59,139
Restructuring and other
 charges........................        --      13,414          233            --            --       13,647
                                  --------    --------     --------       -------      --------     --------
Operating income (loss).........        (5)     (5,561)      (1,042)        7,856            --        1,248
Other expense (income):
  Interest expense..............     1,738      17,662       11,325            --       (18,717)      12,008
  Other expense (income)........    (1,977)    (16,486)          48           (48)       18,717          254
                                  --------    --------     --------       -------      --------     --------
Income (loss) before income
 taxes and equity in
 undistributed earnings of
 subsidiaries...................       234      (6,737)     (12,415)        7,904            --      (11,014)
Provision (benefit) for income
 taxes..........................        --      (2,690)      (3,335)        3,276            --       (2,749)
                                  --------    --------     --------       -------      --------     --------
Income (loss) before equity in
 undistributed earnings of
 subsidiaries...................       234      (4,047)      (9,080)        4,628            --       (8,265)
Equity in undistributed earnings
 of subsidiaries................   (21,842)    (12,798)       6,419            --        28,221           --
                                  --------    --------     --------       -------      --------     --------
Income (loss) before
 discontinued operations and
 extraordinary items............   (21,608)    (16,845)      (2,661)        4,628        28,221       (8,265)
Loss on disposal, including
 income tax expense.............        --          --       (6,144)       (2,436)           --       (8,580)
Extraordinary item, net of
 tax............................        --      (4,763)          --            --            --       (4,763)
                                  --------    --------     --------       -------      --------     --------
Net income (loss)...............  $(21,608)   $(21,608)    $ (8,805)      $ 2,192      $ 28,221     $(21,608)
                                  ========    ========     ========       =======      ========     ========

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

                                CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                                         Quarter Ended March 31, 2001
                                                 (unaudited)
                                                (in thousands)

                                                           COMBINED       COMBINED
                                   PARENT                 GUARANTOR     NONGUARANTOR
                                  GUARANTOR    ISSUER    SUBSIDIARIES   SUBSIDIARIES    ELIM.     CONSOLIDATED
                                  ---------   --------   ------------   ------------   --------   ------------
Net sales.......................   $    --    $112,823     $271,521       $48,632      $     --     $432,976
Cost of sales...................        --      90,161      219,106        35,875            --      345,142
                                   -------    --------     --------       -------      --------     --------
Gross profit....................        --      22,662       52,415        12,757            --       87,834
Other operating costs...........        91      18,102       42,937         5,020            --       66,150
                                   -------    --------     --------       -------      --------     --------
Operating income (loss).........       (91)      4,560        9,478         7,737            --       21,684
Other expense (income):
  Interest expense..............     1,738      18,768       13,174         1,051       (19,980)      14,751
  Other expense (income)........    (1,976)    (17,282)        (187)           (9)       19,980          526
                                   -------    --------     --------       -------      --------     --------
Income (loss) before income
 taxes and equity in
 undistributed earnings of
 subsidiaries...................       147       3,074       (3,509)        6,695            --        6,407
Provision (benefit) for income
 taxes..........................        --       1,346       (1,914)        2,788            --        2,220
                                   -------    --------     --------       -------      --------     --------
Income (loss) before equity in
 undistributed earnings of
 subsidiaries...................       147       1,728       (1,595)        3,907            --        4,187
Equity in undistributed earnings
 of subsidiaries................     3,476       1,748        7,960            --       (13,184)          --
                                   -------    --------     --------       -------      --------     --------
Income before discontinued
 operations.....................     3,623       3,476        6,365         3,907       (13,184)       4,187
Loss from discontinued
 operations, net of tax.........        --          --         (133)         (431)           --         (564)
                                   -------    --------     --------       -------      --------     --------
Net income......................   $ 3,623    $  3,476     $  6,232       $ 3,476      $(13,184)    $  3,623
                                   =======    ========     ========       =======      ========     ========

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

                                CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                                         Year Ended December 31, 2001
                                               (in thousands)

                                                           COMBINED       COMBINED
                                  PARENT                  GUARANTOR     NONGUARANTOR
                                 GUARANTOR    ISSUER     SUBSIDIARIES   SUBSIDIARIES    ELIM.     CONSOLIDATED
                                 ---------   ---------   ------------   ------------   --------   ------------
Net sales......................  $      --   $ 590,082     $886,458       $176,931     $     --    $1,653,471
Cost of sales..................         --     477,170      721,045        125,876           --     1,324,091
                                 ---------   ---------     --------       --------     --------    ----------
Gross profit...................         --     112,912      165,413         51,055           --       329,380
Operating expenses:
  Selling, administrative and
   other.......................        378      87,621      144,398         18,377           --       250,774
  Restructuring, asset
   impairments and other
   charges.....................         --      38,878        6,065           (153)          --        44,790
                                 ---------   ---------     --------       --------     --------    ----------
    Total operating expenses...        378     126,499      150,463         18,224           --       295,564
Operating income (loss)........       (378)    (13,587)      14,950         32,831           --        33,816
Other (income) expense:
  Interest expense.............      7,970      73,260       42,142          5,885      (76,506)       52,751
  Other expense (income).......     (8,923)    (66,925)         771            361       76,506         1,790
                                 ---------   ---------     --------       --------     --------    ----------
Income (loss) from continuing
 operations, before income
 taxes and undistributed
 earnings of subsidiaries......        575     (19,922)     (27,963)        26,585           --       (20,725)
Provision for income taxes.....         --      (7,670)      (9,890)         9,876           --        (7,684)
                                 ---------   ---------     --------       --------     --------    ----------
Income (loss) from continuing
 operations, before
 undistributed earnings of
 subsidiaries..................        575     (12,252)     (18,073)        16,709           --       (13,041)
Equity in undistributed
 earnings of subsidiaries......   (136,792)   (113,717)      23,699             --      226,810            --
                                 ---------   ---------     --------       --------     --------    ----------
Income from continuing
 operations....................   (136,217)   (125,969)       5,626         16,709      226,810       (13,041)
Loss from discontinued
 operations....................         --          --      (83,186)       (39,990)          --      (123,176)
                                 ---------   ---------     --------       --------     --------    ----------
Net income.....................  $(136,217)  $(125,969)    $(77,560)      $(23,281)    $226,810    $ (136,217)
                                 =========   =========     ========       ========     ========    ==========

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

                                CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                                         Year Ended December 31, 2000
                                               (in thousands)

                                                           COMBINED       COMBINED
                                   PARENT                 GUARANTOR     NONGUARANTOR
                                  GUARANTOR    ISSUER    SUBSIDIARIES   SUBSIDIARIES    ELIM.     CONSOLIDATED
                                  ---------   --------   ------------   ------------   --------   ------------
Net sales.......................   $    --    $458,560    $1,191,904      $173,119     $     --    $1,823,583
Cost of sales...................        --     363,416       948,192       126,827           --     1,438,435
                                   -------    --------    ----------      --------     --------    ----------
Gross profit....................        --      95,144       243,712        46,292           --       385,148
Operating expenses:
  Selling, administrative and
   other........................       294      75,804       167,043        18,324           --       261,465
  Restructuring, asset
   impairments and other
   charges......................        --       1,146         3,912         1,102           --         6,160
                                   -------    --------    ----------      --------     --------    ----------
    Total operating expenses....       294      76,950       170,955        19,426           --       267,625
Operating income (loss).........      (294)     18,194        72,757        26,866           --       117,523
Other (income) expense:
  Interest expense..............     8,035      78,672        49,040         3,908      (77,528)       62,127
  Other (income) expense........    (8,846)    (66,991)         (717)           --       77,528           974
                                   -------    --------    ----------      --------     --------    ----------
Income (loss) from continuing
 operations, before income taxes
 and undistributed earnings of
 subsidiaries...................       517       6,513        24,434        22,958           --        54,422
Provision for income taxes......        --       2,435         8,075         9,703           --        20,213
                                   -------    --------    ----------      --------     --------    ----------
Income (loss) from continuing
 operations, before
 undistributed earnings of
 subsidiaries...................       517       4,078        16,359        13,255           --        34,209
Equity in undistributed earnings
 of subsidiaries................    25,263      23,885        17,203            --      (66,351)           --
                                   -------    --------    ----------      --------     --------    ----------
Income from continuing
 operations.....................    25,780      27,963        33,562        13,255      (66,351)       34,209
Loss from discontinued
 operations.....................        --          --        (7,941)          (97)          --        (8,038)
                                   -------    --------    ----------      --------     --------    ----------
Income before extraordinary
 items..........................    25,780      27,963        25,621        13,158      (66,351)       26,171
Extraordinary items.............     1,838        (391)           --            --           --         1,447
                                   -------    --------    ----------      --------     --------    ----------
Net income......................   $27,618    $ 27,572    $   25,621      $ 13,158     $(66,351)   $   27,618
                                   =======    ========    ==========      ========     ========    ==========

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

                                CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                                         Year Ended December 31, 1999
                                                (in thousands)

                                                          COMBINED       COMBINED
                                  PARENT                 GUARANTOR     NONGUARANTOR
                                 GUARANTOR    ISSUER    SUBSIDIARIES   SUBSIDIARIES     ELIM.     CONSOLIDATED
                                 ---------   --------   ------------   ------------   ---------   ------------
Net sales......................   $    --    $366,782    $1,013,401      $153,657     $      --    $1,533,840
Cost of sales..................        --     284,246       787,411       111,236            --     1,182,893
                                  -------    --------    ----------      --------     ---------    ----------
Gross profit...................        --      82,536       225,990        42,421            --       350,947
Operating expenses:
  Selling, administrative and
   other.......................       200      61,342       134,297        16,291            --       212,130
  Restructuring, asset
   impairments and other
   charges.....................        --       1,923          (116)           --            --         1,807
                                  -------    --------    ----------      --------     ---------    ----------
    Total operating expenses...       200      63,265       134,181        16,291            --       213,937
Operating income (loss)........      (200)     19,271        91,809        26,130            --       137,010
Other (income) expense:
  Interest expense.............     8,543      47,431         7,128         4,679       (27,573)       40,208
  Other (income) expense.......    (8,846)    (19,007)         (944)           (4)       27,573        (1,228)
                                  -------    --------    ----------      --------     ---------    ----------
Income (loss) from continuing
 operations, before income
 taxes and undistributed
 earnings of subsidiaries......       103      (9,153)       85,625        21,455            --        98,030
Provision for income taxes.....        39      (3,737)       34,883         8,243            --        39,428
                                  -------    --------    ----------      --------     ---------    ----------
Income (loss) from continuing
 operations, before
 undistributed earnings of
 subsidiaries..................        64      (5,416)       50,742        13,212            --        58,602
Equity in undistributed
 earnings of subsidiaries......    64,418      69,834        18,742            --      (152,994)           --
                                  -------    --------    ----------      --------     ---------    ----------
Income from continuing
 operations....................    64,482      64,418        69,484        13,212      (152,994)       58,602
Income (loss) from discontinued
 operations....................        --          --        (3,222)        9,102            --         5,880
                                  -------    --------    ----------      --------     ---------    ----------
Net income.....................   $64,482    $ 64,418    $   66,262      $ 22,314     $(152,994)   $   64,482
                                  =======    ========    ==========      ========     =========    ==========

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

                                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                                       Three Months Ended March 31, 2002
                                                 (unaudited)
                                                (in thousands)

                                                            COMBINED       COMBINED
                                   PARENT                  GUARANTOR     NONGUARANTOR
                                  GUARANTOR    ISSUER     SUBSIDIARIES   SUBSIDIARIES    ELIM.     CONSOLIDATED
                                  ---------   ---------   ------------   ------------   --------   ------------
Cash flows from operating
 activities.....................   $ 2,309    $  (4,658)    $    644       $    438     $  4,841    $   3,574
Cash flows from investing
 activities:
  Acquisitions..................        --       (1,003)          --             --           --       (1,003)
  Capital expenditures..........        --         (391)      (7,259)          (302)          --       (7,952)
  Proceeds from divestiture.....        --       31,622           --             --           --       31,622
  Proceeds from the sale of
   property and equipment.......        --           34           26             --           --           60
  Investment in subsidiaries....    (2,309)          --           --             --        2,309           --
                                   -------    ---------     --------       --------     --------    ---------
  Net cash provided by (used in)
   investing activities.........    (2,309)      30,262       (7,233)          (302)       2,309       22,727
Cash flows from financing
 activities:
  Proceeds from issuance of
   long-term debt...............        --      569,000           --             --           --      569,000
  Repayments of long-term
   debt.........................        --     (444,615)      (5,745)       (94,039)      85,039     (459,360)
  Capitalized loan fees.........        --      (12,037)          --             --           --      (12,037)
  Investment by parent..........        --           --           --         92,189      (92,189)          --
                                   -------    ---------     --------       --------     --------    ---------
  Net cash provided by (used in)
   financing activities.........        --      112,348       (5,745)        (1,850)      (7,150)      97,603
Effect of exchange rate changes
 on cash........................        --           --           17           (339)          --         (322)
Cash flows from discontinued
 operations.....................        --           --       (3,240)           180           --       (3,060)
                                   -------    ---------     --------       --------     --------    ---------
Net change in cash and cash
 equivalents....................        --      137,952      (15,557)        (1,873)          --      120,522
Balance at beginning of year....        --      (18,004)      17,568          1,245           --          809
                                   -------    ---------     --------       --------     --------    ---------
Balance at end of year..........   $    --    $ 119,948     $  2,011       $   (628)    $     --    $ 121,331
                                   =======    =========     ========       ========     ========    =========

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

                                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                                      Three Months Ended March 31, 2001
                                                (unaudited)
                                               (in thousands)

                                                            COMBINED       COMBINED
                                   PARENT                  GUARANTOR     NONGUARANTOR
                                  GUARANTOR    ISSUER     SUBSIDIARIES   SUBSIDIARIES    ELIM.     CONSOLIDATED
                                  ---------   ---------   ------------   ------------   --------   ------------
Cash flows from operating
 activities.....................   $ 5,194    $ (39,444)   $  44,667       $ 47,641     $     --    $  58,058
Cash flows from investing
 activities:
  Acquisitions..................        --       (3,904)          --             --           --       (3,904)
  Capital expenditures..........        --       (1,161)      (3,300)          (471)          --       (4,932)
  Investment in subsidiaries....        (5)      10,416           --             --      (10,411)          --
  Other investing activities....    (5,195)        (873)      54,548          3,325      (50,000)       1,805
                                   -------    ---------    ---------       --------     --------    ---------
  Net cash provided by (used in)
   investing activities.........    (5,200)       4,478       51,248          2,854      (60,411)      (7,031)
Cash flows from financing
 activities:
  Changes due to accounts
   receivable securitization,
   net..........................        --       (3,487)     (46,513)       (50,000)      50,000      (50,000)
  Proceeds from exercise of
   stock options................         6           --           --             --           --            6
  Proceeds from long-term
   debt.........................        --       82,006           --          3,361           --       85,367
  Repayments of long-term
   debt.........................        --     (114,609)        (570)        (2,628)          --     (117,807)
  Capitalized loan fees.........        --       (1,841)          --             --           --       (1,841)
  Proceeds from parent
   guarantor....................        --       63,419      (63,419)            --           --           --
  Investment by parent..........        --            5      (10,416)            --       10,411           --
  Other financing activities....        --           --        1,047         (1,047)          --           --
                                   -------    ---------    ---------       --------     --------    ---------
  Net cash provided by financing
   activities...................         6       25,493     (119,871)       (50,314)      60,411      (84,275)
Effect of exchange rate changes
 on cash........................        --           --           13            (37)          --          (24)
Cash flows from discontinued
 operations.....................        --           --       33,701              6           --       33,707
                                   -------    ---------    ---------       --------     --------    ---------
Net change in cash and cash
 equivalents....................        --       (9,473)       9,758            150           --          435
Balance at beginning of year....        --        9,596       (9,756)           254           --           94
                                   -------    ---------    ---------       --------     --------    ---------
Balance at end of year..........   $    --    $     123    $       2       $    404     $     --    $     529
                                   =======    =========    =========       ========     ========    =========

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

                                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                                               December 31, 2001
                                                (in thousands)

                                                           COMBINED       COMBINED
                                  PARENT                  GUARANTOR     NONGUARANTOR
                                 GUARANTOR    ISSUER     SUBSIDIARIES   SUBSIDIARIES     ELIM.     CONSOLIDATED
                                 ---------   ---------   ------------   ------------   ---------   ------------
Cash flows from operating
 activities....................    $  --     $  17,692    $(196,738)      $ 76,337     $ 254,692    $ 151,983
Cash flows from investing
 activities:
  Acquisition costs, net of
   cash acquired...............       --        (3,838)          --             --            --       (3,838)
  Capital expenditures.........       --       (13,187)     (11,633)        (1,979)           --      (26,799)
  Purchase of investments......       --          (100)          --             --            --         (100)
  Investment in subsidiaries...     (413)      (12,940)      13,353             --            --           --
  Other, net...................       --            --         (429)         4,206            --        3,777
                                   -----     ---------    ---------       --------     ---------    ---------
  Net cash provided by (used
   in) investing activities....     (413)      (30,065)       1,291          2,227            --      (26,960)
Cash flows from financing
 activities:
  Decrease in accounts
   receivable financing
   facility....................       --            --           --        (75,000)           --      (75,000)
  Proceeds from exercise of
   stock options...............      413            --           --             --            --          413
  Proceeds from issuance of
   long-term debt..............       --       628,013           --          6,391            --      634,404
  Repayments of long-term
   debt........................       --      (682,612)      (7,400)        (9,176)           --     (699,188)
  Capitalized loan fees........       --        (4,439)          --             --            --       (4,439)
  Investment by parent.........       --        68,233       69,883        116,576      (254,692)          --
                                   -----     ---------    ---------       --------     ---------    ---------
  Net cash provided by (used
   in) financing activities....      413         9,195       62,483         38,791      (254,692)    (143,810)
Effect of exchange rate changes
 on cash and cash
 equivalents...................       --            --           --            (60)           --          (60)
Cash flows from discontinued
 operations....................       --            --       43,026        (23,464)           --       19,562
                                   -----     ---------    ---------       --------     ---------    ---------
Net increase (decrease) in cash
 and cash equivalents..........       --        (3,178)     (89,938)        93,831            --          715
Cash and cash equivalents at
 beginning of year.............       --         1,589       (2,233)           738            --           94
                                   -----     ---------    ---------       --------     ---------    ---------
Cash and cash equivalents at
 end of year...................    $  --     $  (1,589)   $ (92,171)      $ 94,569     $      --    $     809
                                   =====     =========    =========       ========     =========    =========

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

                                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                                               December 31, 2000
                                                (in thousands)

                                                           COMBINED       COMBINED
                                 PARENT                   GUARANTOR     NONGUARANTOR
                                GUARANTOR     ISSUER     SUBSIDIARIES   SUBSIDIARIES     ELIM.     CONSOLIDATED
                                ---------   ----------   ------------   ------------   ---------   ------------
Cash flows from operating
 activities...................  $ (3,101)   $  (46,036)   $ 183,495       $ (2,958)    $      --    $  131,400
Cash flows from investing
 activities:
  Acquisitions, net of cash
   acquired...................        --        (2,978)    (224,066)            --            --      (227,044)
  Proceeds from
   divestitures...............        --       110,646           --             --            --       110,646
  Capital expenditures........        --       (12,555)     (38,823)        (6,394)           --       (57,772)
  Purchase of investments.....    (1,500)        1,389       10,756        (12,145)           --        (1,500)
  Investment in
   subsidiaries...............     9,665      (362,584)          --             --       352,919            --
  Other, net..................    14,599        48,004      196,752         84,215      (312,629)       30,941
                                --------    ----------    ---------       --------     ---------    ----------
  Net cash provided by (used
   in) investing activities...    22,764      (218,078)     (55,381)        65,676        40,290      (144,729)
Cash flows from financing
 activities:
  Decrease in accounts
   receivable financing
   facility...................        --            --           --        (73,500)           --       (73,500)
  Proceeds from exercise of
   stock options..............       335            --           --             --            --           335
  Proceeds from issuance of
   long-term debt.............        --     1,121,000           --         10,069            --     1,131,069
  Repayments of long-term
   debt.......................    (9,998)     (846,782)      (4,337)       (18,199)           --      (879,316)
  Repurchase of common stock..   (10,000)           --           --             --            --       (10,000)
  Capitalized loan fees.......        --       (15,002)          --             --            --       (15,002)
  Other.......................        --        (3,508)          --             --            --        (3,508)
  Investment by parent........        --        (9,665)      31,955         18,000       (40,290)           --
                                --------    ----------    ---------       --------     ---------    ----------
  Net cash provided by (used
   in) financing activities...   (19,663)      246,043       27,618        (63,630)      (40,290)      150,078
Effect of exchange rate
 changes on cash and cash
 equivalents..................        --            --           --             --            --            --
Cash flows from discontinued
 operations...................        --            --     (134,602)        (2,323)           --      (136,925)
                                --------    ----------    ---------       --------     ---------    ----------
Net increase (decrease) in
 cash and cash equivalents....        --       (18,071)      21,130         (3,235)           --          (176)
Cash and cash equivalents at
 beginning of year............        --        27,667      (31,365)         3,968            --           270
                                --------    ----------    ---------       --------     ---------    ----------
Cash and cash equivalents at
 end of year..................  $     --    $    9,596    $ (10,235)      $    733     $      --    $       94
                                ========    ==========    =========       ========     =========    ==========

                      MAIL-WELL INC. AND SUBSIDIARIES

       (AMOUNTS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2002
                         AND 2001 ARE UNAUDITED)

                                 CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                                                December 31, 1999
                                                 (in thousands)
                                                           COMBINED       COMBINED
                                  PARENT                  GUARANTOR     NONGUARANTOR
                                 GUARANTOR    ISSUER     SUBSIDIARIES   SUBSIDIARIES     ELIM.     CONSOLIDATED
                                 ---------   ---------   ------------   ------------   ---------   ------------
Cash flows from operating
 activities....................   $ 4,595    $  (1,707)   $ 100,776       $  3,540     $      --    $ 107,204
Cash flows from investing
 activities:
  Acquisitions, net of cash
   acquired....................        --       (2,628)    (128,282)            --            --     (130,910)
  Capital expenditures.........        --      (12,944)     (47,339)        (4,804)           --      (65,087)
  Investment in subsidiaries...    (2,029)    (236,080)      47,574             --       190,535           --
  Loan to subsidiaries.........        --     (245,000)          --             --       245,000           --
  Other activity with
   subsidiary, net.............        --      390,226     (411,749)       (95,377)      116,900           --
  Other, net...................    (4,595)        (656)      11,466          1,044            --        7,259
                                  -------    ---------    ---------       --------     ---------    ---------
  Net cash used in investing
   activities..................    (6,624)    (107,082)    (528,330)       (99,137)      552,435     (188,738)
Cash flows from financing
 activities:
  Increase in accounts
   receivable financing
   facility....................        --       49,519       67,381         95,900      (116,900)      95,900
  Proceeds from exercise of
   stock options...............     2,029           --           --             --            --        2,029
  Proceeds from issuance long-
   term debt...................        --      374,235           --         11,881            --      386,116
  Repayments of long-term
   debt........................        --     (294,798)      (7,919)       (11,572)           --     (314,289)
  Capitalized loan.............        --       (1,481)          --             --            --       (1,481)
  Loan from Issuer.............        --           --      245,000             --      (245,000)          --
  Investment by parent.........        --        2,029      188,506             --      (190,535)          --
                                  -------    ---------    ---------       --------     ---------    ---------
  Net cash provided by
   financing activities........     2,029      129,504      492,968         96,209      (552,435)     168,275
Effect of exchange rate changes
 on cash and cash
 equivalents...................        --           --           --             16            --           16
Cash flows from discontinued
 operations....................        --           --      (88,079)         1,592            --      (86,487)
                                  -------    ---------    ---------       --------     ---------    ---------
Net increase (decrease) in cash
 and cash equivalents..........        --       20,715      (22,665)         2,220            --          270
Cash and cash equivalents at
 beginning of year.............        --        6,952       (8,686)         1,734            --           --
                                  -------    ---------    ---------       --------     ---------    ---------
Cash and cash equivalents at
 end of year...................   $    --    $  27,667    $ (31,351)      $  3,954     $      --    $     270
                                  =======    =========    =========       ========     =========    =========

                      [Mail-Well I Corporation Logo]

                   DEALER PROSPECTUS DELIVERY OBLIGATION

    Until               , 2002, all dealers that effect transactions in the
          --------------
new notes, whether or not participating in the exchange offer, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS, MANAGERS AND OFFICERS

    Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

    Section 145 of the DGCL also provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to the corporation. Where a person is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses which such person actually and reasonably incurred.

    Mail-Well I Corporation's Certificate of Incorporation provides that Mail-Well I Corporation shall indemnify its officers and directors, and may indemnify its employees and agents, to the fullest extent permitted by the DGCL.

    Section 102(b)(7) of the DGCL permits a corporation's certificate of incorporation to include a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director for: (i) any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) any transaction from which the director derived an improper personal benefit.

    Mail-Well I Corporation's Certificate of Incorporation provides that a director shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption is not permitted under the DGCL.

ITEM 21. EXHIBITS

EXHIBIT
  NO.                                        DESCRIPTION
-------                                      -----------

3.1          Certificate of Incorporation of Mail-Well Corporation--incorporated by reference from
             Mail-Well I Corporation's Form S-4 filed March 15, 1999 (Reg. No. 333-74409).

3.2          Certificate of Amendment of Certificate of Incorporation of Mail-Well Corporation--
             incorporated by reference from Mail-Well I Corporation's Form S-4 filed March 15,
             1999 (Reg. No. 333-74409).

3.3          Certificate of Correction Filed to Correct Certain Error in the Certificate of
             Amendment of Mail-Well I Corporation Filed in the Office of the Secretary of State of
             Delaware on September 11, 1995--incorporated by reference from Mail-Well I
             Corporation's Form S-4 filed March 15, 1999 (Reg. No. 333-74409).

3.4          Certificate of Change of Registered Agent and Registered Office--incorporated by reference from Mail-Well I Corporation's Form S-4 filed March 15, 1999 (Reg. No.
             333-74409).

3.5          Bylaws of Mail-Well I Corporation--incorporated by reference from Mail-Well I
             Corporation's Form S-4 filed March 15, 1999 (Reg. No. 333-74409).

4.1          Form of Indenture between Mail-Well, Inc. and The Bank of New York, as Trustee, dated
             November 1997, relating to Mail-Well, Inc.'s $152,050,000 aggregate principal amount of 5% Convertible Subordinated Notes due 2002--incorporated by reference from Exhibit
             4.2 to Mail-Well, Inc.'s Amendment No. 2 to Form S-3 dated November 10, 1997 (Reg.
             No. 333-36337).

4.2          Form of Supplemental Indenture between Mail-Well, Inc. and The Bank of New York, as
             Trustee, dated November 1997, relating to Mail-Well, Inc.'s $152,050,000 aggregate principal amount of 5% Convertible Subordinated Notes due 2002 and Form of
             Convertible Note--incorporated by reference from Exhibit 4.5 to Mail-Well, Inc.'s
             Amendment No. 2 to Form S-3 dated November 10, 1997 (Reg. No. 333-36337).

4.3          Indenture dated as of December 16, 1998 between Mail-Well I Corporation and State
             Street Bank and Trust Company, as Trustee, relating to Mail-Well I Corporation's
             $300,000,000 aggregate principal amount of 8 3/4% Senior Subordinated Notes due
             2008--incorporated by reference from Exhibit 4.4 to Mail-Well, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-12551.

4.4          Form of Senior Subordinated Note--incorporated by reference from Exhibit 4.5 to Mail-
             Well, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, File
             No. 1-12551.

4.6          Indenture dated as of March 13, 2002 between Mail-Well I Corporation and State Street
             Bank and Trust Company, as Trustee relating to Mail-Well I Corporation's $350,000,000 aggregate principal amount of 9 5/8% Senior Notes due 2012--incorporated by reference to Exhibit 10.30 to Mail-Well, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

4.7          Form of Senior Note and Guarantee relating to Mail-Well I Corporation's $350,000,000 aggregate principal amount 9 5/8% due 2012--incorporated by reference to Exhibit
             10.31 to Mail-Well, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March
             31, 2002.

5*           Opinion of Faegre & Benson LLP re: legality of Mail-Well I Corporation's $350,000,000 aggregate principal amount of 9 5/8% Senior Notes due 2012.

                                   II-2



EXHIBIT
 NO.                                             DESCRIPTION
-------                                          -----------

10.1         Form of Indemnity Agreement between Mail-Well, Inc. and each of its officers and directors--incorporated by reference from Exhibit 10.17 of Mail-Well, Inc.'s
             Registration Statement on Form S-1 dated March 25, 1994.

10.2         Form of Indemnity Agreement between Mail-Well I Corporation and each of its officers and directors--incorporated by reference from Exhibit 10.18 of Mail-Well, Inc.'s
             Registration Statement on Form S-1 dated March 25, 1994.

10.3         Form of M-W Corp. Employee Stock Ownership Plan effective as of February 23, 1994 and related Employee Stock Ownership Plan Trust Agreement--incorporated by reference from
             Exhibit 10.19 of Mail-Well, Inc.'s Registration Statement on Form S-1 dated March 25,
             1994.

10.4         Form of M-W Corp. 401(k) Savings Retirement Plan--incorporated by reference from
             Exhibit 10.20 of Mail-Well, Inc.'s Registration Statement on Form S-1 dated March 25,
             1994.

10.5         Mail-Well, Inc. 1994 Stock Option Plan, as amended on May 7, 1997--incorporated by reference from Exhibit 10.56 of Mail-Well, Inc.'s Quarterly Report on Form 10-Q for
             the quarter ended June 30, 1997.

10.6         Form of Mail-Well, Inc. Incentive Stock Option Agreement--incorporated by reference from Exhibit 10.22 of Mail-Well, Inc.'s Registration Statement on Form S-1 dated
             March 25, 1994.

10.7         Form of Mail-Well, Inc. Nonqualified Stock Option Agreement--incorporated by reference from Exhibit 10.23 of Mail-Well, Inc.'s Registration Statement on Form S-1
             dated March 25, 1994.

10.8         Mail-Well, Inc. 1997 Non-Qualified Stock Option Plan--incorporated by reference from
             Exhibit 10.54 of Mail-Well, Inc.'s Form 10-Q for the quarter ended March 31, 1997.

10.9         1997 Non-Qualified Stock Option Agreement--incorporated by reference from Exhibit
             10.54 of Mail-Well, Inc.'s Form 10-Q for the quarter ended March 31, 1997.

10.10        Mail-Well, Inc. 1998 Incentive Stock Option Plan--incorporated by reference from
             Exhibit 10.58 to the Company's Quarterly report on Form 10-Q for the quarter ended
             March 31, 1998.

10.11        Mail-Well, Inc. 1998 Incentive Stock Option Plan Incentive Stock Option Agreement--
             incorporated by reference from Exhibit 10.59 to the Company's Quarterly report on
             Form 10-Q for the quarter ended March 31, 1998.

10.12        Participation Agreement dated as of December 15, 1997, among Mail-Well I Corporation,
             Keybank National Association, as Trustee and other financial institutions party thereto--incorporated by reference from Exhibit 10.62 to Mail-Well, Inc.'s Form 10-Q for the quarter ended March 31, 1998.

10.13        Equipment Lease dated as of December 15, 1997 among Mail-Well I Corporation,
             Keybank National Association, as Trustee and other financial institutions party thereto--incorporated by reference from Exhibit 10.63 to Mail-Well, Inc.'s Form 10-Q for the quarter ended March 31, 1998.

10.14        Guaranty Agreement dated as of December 15, 1997, among Mail-Well, Inc., Graphic Arts
             Center, Inc., Griffin Envelope Inc., Murray Envelope Corporation, Shepard Poorman
             Communications Corporation, Wisco Envelope Corp., Wisco II, LLC, Wisco III, LLC,
             Mail-Well I Corporation, Keybank National Association, as Trustee and other financial institutions party thereto--incorporated by reference from Exhibit 10.64 to
             Mail-Well, Inc.'s Form 10-Q for the quarter ended March 31, 1998.

                                   II-3



EXHIBIT
 NO.                                             DESCRIPTION
-------                                          -----------

10.15        Merger Agreement and Plan of Merger by and among American Business Products, Inc.,
             Mail-Well, Inc., and Sherman Acquisition Corporation dated January 13, 2000--
             incorporated by reference from the Annual Report on Form 10-K for Mail-Well, Inc.

10.16        Change of Control Agreement dated November 15, 1999, between the Company and Paul V.
             Reilly--incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

10.17        Change of Control Agreement dated November 15, 1999, between the Company and Robert
             Meyer--incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

10.18        Change of Control Agreement dated November 15, 1999, between the Company and Michael
             A. Zawalski--incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

10.19        Credit Agreement dated as of February 18, 2000 among Mail-Well I Corporation, Bank of
             America, N.A., as Administrative Agent and Letter of Credit Issuing Bank, ABN AMRO
             Bank, N.V., as Syndication Agents, the Bank of Nova Scotia, as Documentation Agent
             and certain other financial institutions party thereto--incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended March 31,
             2000.

10.20        Security Agreement dated as of February 18, 2000, by and among Mail-Well I
             Corporation, Mail-Well, Inc., certain other affiliates of the Company and Bank of
             America, N.A., as agent--incorporated by reference from the Company's Quarterly
             Report on Form 10-Q for the quarter ended March 31, 2000.

10.21        Second Amendment to Credit Agreement dated as of March 28, 2001 among Mail-Well I
             Corporation, Mail-Well, Inc., certain Mail-Well subsidiaries, Bank of America, N.A., as Administrative Agent and Letter of Credit Issuing Bank, ABN AMRO Bank, N.V., as
             Syndication Agents, the Bank of Nova Scotia, as Documentation Agent and certain other financial institutions party thereto--incorporated by reference from the Company's
             Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

10.22        Mail-Well, Inc. 2001 Long-Term Equity Incentive Plan--incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

10.23        Form of Non-Qualified Stock Option Agreement under 2001 Long-Term Equity Incentive
             Plan--incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

10.24        Form of Incentive Stock Option Agreement under 2001 Long-Term Equity Incentive Plan--
             incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

10.25        Form of Restricted Stock Award Agreement under 2001 Long-Term Equity Incentive Plan--
             incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

10.26        First Amendment to Credit Agreement dated as of July 28, 2000 among Mail-Well I
             Corporation, Mail-Well, Inc., certain Mail-Well subsidiaries, Bank of America, N.A., as Administrative Agent and Letter of Credit Issuing Bank, ABN AMRO Bank, N.V., as
             Syndication Agent, the Bank of Nova Scotia, as Documentation Agent and certain other financial institutions party thereto--incorporated by reference from the Company's
             First Amendment to Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

                                   II-4



EXHIBIT
 NO.                                             DESCRIPTION
-------                                          -----------

10.27        Third Amendment to Credit Agreement dated as of June 29, 2001 among Mail-Well I
             Corporation, Mail-Well, Inc., certain Mail-Well subsidiaries, Bank of America, N.A., as Administrative Agent and Letter of Credit Issuing Bank, ABN AMRO Bank, N.V., as
             Syndication Agent, the Bank of Nova Scotia, as Documentation Agent and certain other financial institutions party thereto--incorporated by reference from the Company's
             First Amendment to Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

10.28        Fourth Amendment to Credit Agreement dated as of August 7, 2001 among Mail-Well I
             Corporation, Mail-Well, Inc., certain Mail-Well subsidiaries, Bank of America, N.A., as Administrative Agent and Letter of Credit Issuing Bank, ABN AMRO Bank, N.V., as
             Syndication Agent, the Bank of Nova Scotia, as Documentation Agent and certain other financial institutions party thereto--incorporated by reference from the Company's
             Current Report on Form 8-K filed August 10, 2001.

10.29        Fifth Amendment to Credit Agreement dated as of February 26, 2002 among Mail-Well I
             Corporation, Mail-Well, Inc., certain Mail-Well subsidiaries, Bank of America, N.A., as Administrative Agent and Letter of Credit Issuing Bank, ABN AMRO Bank, N.V., as
             Syndication Agent, the Bank of Nova Scotia, as Documentation Agent and certain other financial institutions party thereto--incorporated by reference to Exhibit 10.33 to
             Mail-Well, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

10.30*       Purchase Agreement dated March 8, 2002, between Mail-Well I Corporation, and Credit
             Suisse First Boston, UBS Warburg LLC, Banc of America Securities LLC, U.S. Bancorp
             Piper Jaffray Inc., First Union Securities, Inc., and Scotia Capital (USA) Inc., as
             Initial Purchasers, relating to Mail-Well I Corporation's $350,000,000 aggregate principal amount of 9 5/8% Senior Notes due 2012.

10.31        Registration Rights Agreement dated March 13, 2002, between Mail-Well I Corporation, and Credit Suisse First Boston, UBS Warburg LLC, Banc of America Securities LLC, U.S.
             Bancorp Piper Jaffray Inc., First Union Securities, Inc., and Scotia Capital (USA)
             Inc., as Initial Purchasers, relating to Mail-Well I Corporation's $350,000,000 aggregate principal amount of 9 5/8% Senior Notes due 2012--incorporated by reference to Exhibit 10.32 to Mail-Well, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

10.32*       Stock Purchase Agreement, dated May 6, 2002, among MWL Acquisition Corp., Mail-Well I
             Corporation and Mail-Well, Inc.

10.33*       Amendment No. 1 to Stock Purchase Agreement, dated May 21, 2002, among MWL
             Acquisition Corp., Mail-Well I Corporation and Mail-Well, Inc.

12*          Calculation of ratio of earnings to fixed charges.

21*          Subsidiaries of the Registrant.

23.1*        Consent of Ernst & Young LLP.

23.2*        Consent of Faegre & Benson LLP (included in Exhibit 5).

24*          Powers of Attorney--included with signature pages.

25*          Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of State
             Street Bank and Trust Company, as trustee under the indenture, relating to the old notes and the new notes (separately bound).

99.1*        Form of Letter of Transmittal.

99.2*        Form of Notice of Guaranteed Delivery.

99.3*        Form of letter to Brokers, Dealers, Commercial Banks, Trust Companies and other
             Nominees.

99.4*        Form of Letter to Clients.

--------
* Filed herewith

ITEM 22. UNDERTAKINGS

    (A) The undersigned registrants hereby undertake:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (C) The undersigned registrants hereby undertake:

       (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

       (2) To supply by means of a post-effective amendment all information concerning the merger, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 7th day of June, 2002.

                                          MAIL-WELL I CORPORATION


                                          By /s/  PAUL V. REILLY
                                             ------------------------------
                                             Paul V. Reilly
                                             Chairman of the Board,
                                             President &
                                             Chief Executive Officer

                             POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints
Roger Wertheimer and Russell P. Dawn, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 7th day of June, 2002, by the following persons in the capacities indicated:

                 /s/  PAUL V. REILLY                             Chairman of the Board, President &
     -------------------------------------------                      Chief Executive Officer
                   Paul V. Reilly                                  (Principal Executive Officer)


               /s/  MICHEL P. SALBAING                           Director, Senior Vice President &
     -------------------------------------------                      Chief Financial Officer
                 Michel P. Salbaing                                (Principal Financial Officer)


                /s/  ROGER WERTHEIMER                                         Director
     -------------------------------------------
                  Roger Wertheimer


            /s/  WILLIAM W. HUFFMAN, JR.                            Vice President & Controller
     -------------------------------------------                   (Principal Accounting Officer)
               William W. Huffman, Jr.

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 7th day of June, 2002.

                                          ABP BOOKS, INC.

                                          By /s/  PAUL V. REILLY
                                             ------------------------------
                                             Paul V. Reilly
                                             Chairman of the Board,
                                             President &
                                             Chief Executive Officer

                             POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints
Roger Wertheimer and Russell P. Dawn, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 7th day of June, 2002, by the following persons in the capacities indicated:

                 /s/  PAUL V. REILLY                             Chairman of the Board, President &
     -------------------------------------------                      Chief Executive Officer
                   Paul V. Reilly                                  (Principal Executive Officer)


               /s/  MICHEL P. SALBAING                           Director, Senior Vice President &
     -------------------------------------------                      Chief Financial Officer
                 Michel P. Salbaing                                (Principal Financial Officer)


            /s/  WILLIAM W. HUFFMAN, JR.                            Vice President & Controller
     -------------------------------------------                   (Principal Accounting Officer)
               William W. Huffman, Jr.


                /s/  ROGER WERTHEIMER                                         Director
     -------------------------------------------
                  Roger Wertheimer

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 7th day of June, 2002.

                                          DISCOUNT LABELS, INC.

                                          By /s/  PAUL V. REILLY
                                             ------------------------------
                                             Paul V. Reilly
                                             Chairman of the Board &
                                             Executive Vice President

                             POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints
Roger Wertheimer and Russell P. Dawn, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 7th day of June, 2002, by the following persons in the capacities indicated:

                 /s/  PAUL V. REILLY                                  Chairman of the Board &
     -------------------------------------------                      Executive Vice President
                   Paul V. Reilly                                  (Principal Executive Officer)


               /s/  MICHEL P. SALBAING                            Director & Senior Vice President
     -------------------------------------------                   (Principal Financial Officer)
                 Michel P. Salbaing


            /s/  WILLIAM W. HUFFMAN, JR.                            Vice President & Controller
     -------------------------------------------                   (Principal Accounting Officer)
               William W. Huffman, Jr.


                /s/  ROGER WERTHEIMER                                         Director
     -------------------------------------------
                  Roger Wertheimer

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 7th day of June, 2002.

                                          HILL GRAPHICS, INC.

                                          By /s/  PAUL V. REILLY
                                             ------------------------------
                                             Paul V. Reilly
                                             Chairman of the Board &
                                             Executive Vice President

                             POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints
Roger Wertheimer and Russell P. Dawn, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 7th day of June, 2002, by the following persons in the capacities indicated:

               /s/  MICHEL P. SALBAING                           Director, Senior Vice President--
     -------------------------------------------                      Chief Financial Officer
                 Michel P. Salbaing                                (Principal Financial Officer)


                 /s/  PAUL V. REILLY                                  Chairman of the Board &
     -------------------------------------------                      Executive Vice President
                   Paul V. Reilly                                  (Principal Executive Officer)


            /s/  WILLIAM W. HUFFMAN, JR.                            Vice President & Controller
     -------------------------------------------                   (Principal Accounting Officer)
               William W. Huffman, Jr.


                /s/  ROGER WERTHEIMER                                         Director
     -------------------------------------------
                  Roger Wertheimer

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 7th day of June, 2002.

                                          MAIL-WELL, INC.

                                          By /s/  PAUL V. REILLY
                                             ------------------------------
                                             Paul V. Reilly
                                             Chairman of the Board,
                                             President &
                                             Chief Executive Officer

                             POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints
Roger Wertheimer and Russell P. Dawn, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 7th day of June, 2002, by the following persons in the capacities indicated:

                 /s/  PAUL V. REILLY                             Chairman of the Board, President &
     -------------------------------------------                      Chief Executive Officer
                   Paul V. Reilly                                  (Principal Executive Officer)


               /s/  MICHEL P. SALBAING                                Senior Vice President &
     -------------------------------------------                      Chief Financial Officer
                 Michel P. Salbaing                                (Principal Financial Officer)


            /s/  WILLIAM W. HUFFMAN, JR.                            Vice President & Controller
     -------------------------------------------                   (Principal Accounting Officer)
               William W. Huffman, Jr.


                /s/  FRANK P. DIASSI                                          Director
     -------------------------------------------
                   Frank P. Diassi


               /s/  Frank J. Hevrdejs                                         Director
     -------------------------------------------
                  Frank J. Hevrdeis


                /s/  JANICE C. PETERS                                         Director
     -------------------------------------------
                  Janice C. Peters


               /s/  JEROME W. PICKHOLZ                                        Director
     -------------------------------------------
                 Jerome W. Pickholz


               /s/  W. THOMAS STEPHENS                                        Director
     -------------------------------------------
                 W. Thomas Stephens


              /s/  ALISTER W. REYNOLDS                                        Director
     -------------------------------------------
                 Alister W. Reynolds

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 7th day of June, 2002.

                                          MAIL-WELL COMMERCIAL PRINTING, INC.

                                          By /s/  PAUL V. REILLY
                                             --------------------------------
                                             Paul V. Reilly
                                             Chairman of the Board &
                                             Executive Vice President

                             POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints
Roger Wertheimer and Russell P. Dawn, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 7th day of June, 2002, by the following persons in the capacities indicated:

                 /s/  PAUL V. REILLY                                  Chairman of the Board &
     -------------------------------------------                      Executive Vice President
                   Paul V. Reilly                                  (Principal Executive Officer)


               /s/  MICHEL P. SALBAING                           Director and Senior Vice President
     -------------------------------------------                   (Principal Financial Officer)
                 Michel P. Salbaing


            /s/  WILLIAM W. HUFFMAN, JR.                            Vice President & Controller
     -------------------------------------------                   (Principal Accounting Officer)
               William W. Huffman, Jr.


                /s/  ROGER WERTHEIMER                                         Director
     -------------------------------------------
                  Roger Wertheimer

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 7th day of June, 2002.

                                          MAIL-WELL MEXICO HOLDINGS, INC.

                                          By /s/  PAUL V. REILLY
                                             ------------------------------
                                             Paul V. Reilly
                                             Chairman of the Board,
                                             President &
                                             Chief Executive Officer

                             POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Roger Wertheimer and Russell P. Dawn, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 7th day of June, 2002, by the following persons in the capacities indicated:

                 /s/  PAUL V. REILLY                             Chairman of the Board, President &
     -------------------------------------------                      Chief Executive Officer
                   Paul V. Reilly                                  (Principal Executive Officer)


               /s/  MICHEL P. SALBAING                           Director, Senior Vice President &
     -------------------------------------------                      Chief Financial Officer
                 Michel P. Salbaing                                (Principal Financial Officer)


            /s/  WILLIAM W. HUFFMAN, JR.                            Vice President & Controller
     -------------------------------------------                   (Principal Accounting Officer)
               William W. Huffman, Jr.


                /s/  ROGER WERTHEIMER                                         Director
     -------------------------------------------
                  Roger Wertheimer

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 7th day of June, 2002.

                                          MAIL-WELL TEXAS FINANCE, L.P.

                                          By /s/  PAUL V. REILLY
                                             ------------------------------
                                             Paul V. Reilly
                                             Chairman of the Board,
                                             President &
                                             Chief Executive Officer,
                                             Mail-Well I
                                             Corporation, General Partner

                             POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints
Roger Wertheimer and Russell P. Dawn, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 7th day of June, 2002, by the following persons in the capacities indicated:

                 /s/  PAUL V. REILLY                             Chairman of the Board, President &
     -------------------------------------------                      Chief Executive Officer
                   Paul V. Reilly                               (Principal Executive Officer of the
                                                                          general partner)


               /s/  MICHEL P. SALBAING                           Director, Senior Vice President &
     -------------------------------------------                      Chief Financial Officer
                 Michel P. Salbaing                             (Principal Financial Officer of the
                                                                          general partner)


            /s/  WILLIAM W. HUFFMAN, JR.                            Vice President & Controller
     -------------------------------------------                (Principal Accounting Officer of the
               William W. Huffman, Jr.                                    general partner)


                /s/  ROGER WERTHEIMER                             Director of the general partner
     -------------------------------------------
                  Roger Wertheimer

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 7th day of June, 2002.

                                          MAIL-WELL SERVICES, INC.

                                          By /s/  PAUL V. REILLY
                                             ------------------------------
                                             Paul V. Reilly
                                             Chairman of the Board,
                                             President &
                                             Chief Executive Officer

                             POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints
Roger Wertheimer and Russell P. Dawn, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 7th day of June, 2002, by the following persons in the capacities indicated:

                 /s/  PAUL V. REILLY                             Chairman of the Board, President &
     -------------------------------------------                      Chief Executive Officer
                   Paul V. Reilly                                  (Principal Executive Officer)


               /s/  MICHEL P. SALBAING                           Director, Senior Vice President &
     -------------------------------------------                      Chief Financial Officer
                 Michel P. Salbaing                                (Principal Financial Officer)


            /s/  WILLIAM W. HUFFMAN, JR.                            Vice President & Controller
     -------------------------------------------                   (Principal Accounting Officer)
               William W. Huffman, Jr.


                /s/  ROGER WERTHEIMER                                         Director
     -------------------------------------------
                  Roger Wertheimer

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 7th day of June, 2002.

                                          MAIL-WELL WEST, INC.

                                          By /s/  PAUL V. REILLY
                                             ------------------------------
                                             Paul V. Reilly
                                             Chairman of the Board,
                                             President &
                                             Chief Executive Officer

                             POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints
Roger Wertheimer and Russell P. Dawn, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 7th day of June, 2002, by the following persons in the capacities indicated:

                 /s/  PAUL V. REILLY                             Chairman of the Board, President &
     -------------------------------------------                      Chief Executive Officer
                   Paul V. Reilly                                  (Principal Executive Officer)


               /s/  MICHEL P. SALBAING                           Director, Senior Vice President &
     -------------------------------------------                      Chief Financial Officer
                 Michel P. Salbaing                                (Principal Financial Officer)


            /s/  WILLIAM W. HUFFMAN, JR.                            Vice President & Controller
     -------------------------------------------                   (Principal Accounting Officer)
               William W. Huffman, Jr.


                /s/  ROGER WERTHEIMER                                         Director
     -------------------------------------------
                  Roger Wertheimer

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 7th day of June, 2002.

                                          NATIONAL GRAPHICS COMPANY

                                          By /s/  PAUL V. REILLY
                                             ------------------------------
                                             Paul V. Reilly
                                             Chairman of the Board,
                                             President &
                                             Chief Executive Officer

                             POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints
Roger Wertheimer and Russell P. Dawn, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 7th day of June, 2002, by the following persons in the capacities indicated:

                 /s/  PAUL V. REILLY                             Chairman of the Board, President &
     -------------------------------------------                      Chief Executive Officer
                   Paul V. Reilly                                  (Principal Executive Officer)


               /s/  MICHEL P. SALBAING                           Director, Senior Vice President &
     -------------------------------------------                      Chief Financial Officer
                 Michel P. Salbaing                                (Principal Financial Officer)


             /s/  WILLIAM W. HUFFMAN, JR                            Vice President & Controller
     -------------------------------------------                   (Principal Accounting Officer)
               William W. Huffman, Jr.


                /s/  ROGER WERTHEIMER                                         Director
     -------------------------------------------
                  Roger Wertheimer

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 7th day of June, 2002.

                                          POSER BUSINESS FORMS, INC.

                                          By /s/  PAUL V. REILLY
                                             ------------------------------
                                             Paul V. Reilly
                                             Chairman of the Board &
                                             Executive Vice President

                             POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints
Roger Wertheimer and Russell P. Dawn, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 7th day of June, 2002, by the following persons in the capacities indicated:

                 /s/  PAUL V. REILLY                                  Chairman of the Board &
     -------------------------------------------                      Executive Vice President
                   Paul V. Reilly                                  (Principal Executive Officer)


               /s/  MICHEL P. SALBAING                                 Senior Vice President
     -------------------------------------------                   (Principal Financial Officer)
                 Michel P. Salbaing


             /s  WILLIAM W. HUFFMAN, JR.                            Vice President & Controller
     -------------------------------------------                   (Principal Accounting Officer)
               William W. Huffman, Jr.


                /s/  ROGER WERTHEIMER                                         Director
     -------------------------------------------
                  Roger Wertheimer

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 7th day of June, 2002.

                                          WISCO III, L.L.C.

                                          By /s/  PAUL V. REILLY
                                             ------------------------------
                                             Paul V. Reilly
                                             Manager & Chief Executive
                                             Officer

                             POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints
Roger Wertheimer and Russell P. Dawn, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 7th day of June, 2002, by the following persons in the capacities indicated:

                 /s/  PAUL V. REILLY                             Manager & Chief Executive Officer
     -------------------------------------------                   (Principal Executive Officer)
                   Paul V. Reilly


               /s/  MICHEL P. SALBAING                            Manager, Senior Vice President &
     -------------------------------------------                      Chief Financial Officer
                 Michel P. Salbaing                                (Principal Financial Officer)


            /s/  WILLIAM W. HUFFMAN, JR.                            Vice President & Controller
     -------------------------------------------                   (Principal Accounting Officer)
               William W. Huffman, Jr.


                /s/  ROGER WERTHEIMER                                         Manager
     -------------------------------------------
                  Roger Wertheimer

                                           INDEX OF EXHIBITS

EXHIBIT
  NO.                                                DESCRIPTION
------                                               -----------

3.1         Certificate of Incorporation of Mail-Well Corporation--incorporated by reference from
            Mail-Well I Corporation's Form S-4 filed March 15, 1999 (Reg. No. 333-74409).

3.2         Certificate of Amendment of Certificate of Incorporation of Mail-Well Corporation--
            incorporated by reference from Mail-Well I Corporation's Form S-4 filed March 15, 1999
            (Reg. No. 333-74409).

3.3         Certificate of Correction Filed to Correct Certain Error in the Certificate of Amendment of
            Mail-Well I Corporation Filed in the Office of the Secretary of State of Delaware on
            September 11, 1995--incorporated by reference from Mail-Well I Corporation's Form S-4 filed
            March 15, 1999 (Reg. No. 333-74409).

3.4         Certificate of Change of Registered Agent and Registered Office--incorporated by reference from Mail-Well I Corporation's Form S-4 filed March 15, 1999 (Reg. No. 333-74409).

3.5         Bylaws of Mail-Well I Corporation--incorporated by reference from Mail-Well I Corporation's
            Form S-4 filed March 15, 1999 (Reg. No. 333-74409).

4.1         Form of Indenture between Mail-Well, Inc. and The Bank of New York, as Trustee, dated
            November 1997, relating to Mail-Well, Inc.'s $152,050,000 aggregate principal amount of 5%
            Convertible Subordinated Notes due 2002--incorporated by reference from Exhibit 4.2 to
            Mail-Well, Inc.'s Amendment No. 2 to Form S-3 dated November 10, 1997 (Reg. No. 333-36337).

4.2         Form of Supplemental Indenture between Mail-Well, Inc. and The Bank of New York, as
            Trustee, dated November 1997, relating to Mail-Well, Inc.'s $152,050,000 aggregate principal amount of 5% Convertible Subordinated Notes due 2002 and Form of Convertible
            Note--incorporated by reference from Exhibit 4.5 to Mail-Well, Inc.'s Amendment No. 2 to
            Form S-3 dated November 10, 1997 (Reg. No. 333-36337).

4.3         Indenture dated as of December 16, 1998 between Mail-Well I Corporation and State Street
            Bank and Trust Company, as Trustee, relating to Mail-Well I Corporation's $300,000,000 aggregate principal amount of 8 3/4% Senior Subordinated Notes due 2008--incorporated by reference from Exhibit 4.4 to Mail-Well, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-12551.

4.4         Form of Senior Subordinated Note--incorporated by reference from Exhibit 4.5 to Mail-Well,
            Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-12551.

4.6         Indenture dated as of March 13, 2002 between Mail-Well I Corporation and State Street Bank and Trust Company, as Trustee relating to Mail-Well I Corporation's $350,000,000 aggregate principal amount of 9 5/8% Senior Notes due 2012--incorporated by reference to Exhibit
            10.30 to Mail-Well, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31,
            2002.

4.7         Form of Senior Note and Guarantee relating to Mail-Well I Corporation's $350,000,000 aggregate principal amount 9 5/8% due 2012--incorporated by reference to Exhibit 10.31 to
            Mail-Well, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

5*          Opinion of Faegre & Benson LLP re: legality of Mail-Well I Corporation's $350,000,000 aggregate principal amount of 9 5/8% Senior Notes due 2012.

                                   II-20



EXHIBIT
  NO.                                                DESCRIPTION
-------                                              -----------
10.1         Form of Indemnity Agreement between Mail-Well, Inc. and each of its officers and directors--incorporated by reference from Exhibit 10.17 of Mail-Well, Inc.'s Registration
             Statement on Form S-1 dated March 25, 1994.

10.2         Form of Indemnity Agreement between Mail-Well I Corporation and each of its officers and directors--incorporated by reference from Exhibit 10.18 of Mail-Well, Inc.'s Registration
             Statement on Form S-1 dated March 25, 1994.

10.3         Form of M-W Corp. Employee Stock Ownership Plan effective as of February 23, 1994 and related Employee Stock Ownership Plan Trust Agreement--incorporated by reference from
             Exhibit 10.19 of Mail-Well, Inc.'s Registration Statement on Form S-1 dated March 25, 1994.

10.4         Form of M-W Corp. 401(k) Savings Retirement Plan--incorporated by reference from Exhibit
             10.20 of Mail-Well, Inc.'s Registration Statement on Form S-1 dated March 25, 1994.

10.5         Mail-Well, Inc. 1994 Stock Option Plan, as amended on May 7, 1997--incorporated by reference from Exhibit 10.56 of Mail-Well, Inc.'s Quarterly Report on Form 10-Q for the
             quarter ended June 30, 1997.

10.6         Form of Mail-Well, Inc. Incentive Stock Option Agreement--incorporated by reference from
             Exhibit 10.22 of Mail-Well, Inc.'s Registration Statement on Form S-1 dated March 25, 1994.

10.7         Form of Mail-Well, Inc. Nonqualified Stock Option Agreement--incorporated by reference from
             Exhibit 10.23 of Mail-Well, Inc.'s Registration Statement on Form S-1 dated March 25, 1994.

10.8         Mail-Well, Inc. 1997 Non-Qualified Stock Option Plan--incorporated by reference from
             Exhibit 10.54 of Mail-Well, Inc.'s Form 10-Q for the quarter ended March 31, 1997.

10.9         1997 Non-Qualified Stock Option Agreement--incorporated by reference from Exhibit 10.54 of
             Mail-Well, Inc.'s Form 10-Q for the quarter ended March 31, 1997.

10.10        Mail-Well, Inc. 1998 Incentive Stock Option Plan--incorporated by reference from Exhibit
             10.58 to the Company's Quarterly report on Form 10-Q for the quarter ended March 31, 1998.

10.11        Mail-Well, Inc. 1998 Incentive Stock Option Plan Incentive Stock Option Agreement--
             incorporated by reference from Exhibit 10.59 to the Company's Quarterly report on Form 10-Q for the quarter ended March 31, 1998.

10.12        Participation Agreement dated as of December 15, 1997, among Mail-Well I Corporation,
             Keybank National Association, as Trustee and other financial institutions party thereto--
             incorporated by reference from Exhibit 10.62 to Mail-Well, Inc.'s Form 10-Q for the quarter ended March 31, 1998.

10.13        Equipment Lease dated as of December 15, 1997 among Mail-Well I Corporation, Keybank
             National Association, as Trustee and other financial institutions party thereto--
             incorporated by reference from Exhibit 10.63 to Mail-Well, Inc.'s Form 10-Q for the quarter ended March 31, 1998.

10.14        Guaranty Agreement dated as of December 15, 1997, among Mail-Well, Inc., Graphic Arts
             Center, Inc., Griffin Envelope Inc., Murray Envelope Corporation, Shepard Poorman
             Communications Corporation, Wisco Envelope Corp., Wisco II, LLC, Wisco III, LLC, Mail-Well
             I Corporation, Keybank National Association, as Trustee and other financial institutions party thereto--incorporated by reference from Exhibit 10.64 to Mail-Well, Inc.'s Form 10-Q for the quarter ended March 31, 1998.

10.15        Merger Agreement and Plan of Merger by and among American Business Products, Inc.,
             Mail-Well, Inc., and Sherman Acquisition Corporation dated January 13, 2000--incorporated by reference from the Annual Report on Form 10-K for Mail-Well, Inc.

                                   II-21



EXHIBIT
  NO.                                                DESCRIPTION
-------                                              -----------
10.16        Change of Control Agreement dated November 15, 1999, between the Company and Paul V.
             Reilly--incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

10.17        Change of Control Agreement dated November 15, 1999, between the Company and Robert
             Meyer--incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

10.18        Change of Control Agreement dated November 15, 1999, between the Company and Michael A.
             Zawalski--incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

10.19        Credit Agreement dated as of February 18, 2000 among Mail-Well I Corporation, Bank of
             America, N.A., as Administrative Agent and Letter of Credit Issuing Bank, ABN AMRO Bank,
             N.V., as Syndication Agents, the Bank of Nova Scotia, as Documentation Agent and certain other financial institutions party thereto--incorporated by reference from the Company's
             Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

10.20        Security Agreement dated as of February 18, 2000, by and among Mail-Well I Corporation,
             Mail-Well, Inc., certain other affiliates of the Company and Bank of America, N.A., as agent--incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

10.21        Second Amendment to Credit Agreement dated as of March 28, 2001 among Mail-Well I
             Corporation, Mail-Well, Inc., certain Mail-Well subsidiaries, Bank of America, N.A., as
             Administrative Agent and Letter of Credit Issuing Bank, ABN AMRO Bank, N.V., as Syndication
             Agents, the Bank of Nova Scotia, as Documentation Agent and certain other financial institutions party thereto--incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

10.22        Mail-Well, Inc. 2001 Long-Term Equity Incentive Plan--incorporated by reference from the
             Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

10.23        Form of Non-Qualified Stock Option Agreement under 2001 Long-Term Equity Incentive
             Plan--incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

10.24        Form of Incentive Stock Option Agreement under 2001 Long-Term Equity Incentive Plan--
             incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

10.25        Form of Restricted Stock Award Agreement under 2001 Long-Term Equity Incentive Plan--
             incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

10.26        First Amendment to Credit Agreement dated as of July 28, 2000 among Mail-Well I
             Corporation, Mail-Well, Inc., certain Mail-Well subsidiaries, Bank of America, N.A., as
             Administrative Agent and Letter of Credit Issuing Bank, ABN AMRO Bank, N.V., as Syndication
             Agent, the Bank of Nova Scotia, as Documentation Agent and certain other financial institutions party thereto--incorporated by reference from the Company's First Amendment to
             Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

10.27        Third Amendment to Credit Agreement dated as of June 29, 2001 among Mail-Well I
             Corporation, Mail-Well, Inc., certain Mail-Well subsidiaries, Bank of America, N.A., as
             Administrative Agent and Letter of Credit Issuing Bank, ABN AMRO Bank, N.V., as Syndication
             Agent, the Bank of Nova Scotia, as Documentation Agent and certain other financial institutions party thereto--incorporated by reference from the Company's First Amendment to
             Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

                                   II-22



EXHIBIT
  NO.                                                DESCRIPTION
-------                                              -----------
10.28        Fourth Amendment to Credit Agreement dated as of August 7, 2001 among Mail-Well I
             Corporation, Mail-Well, Inc., certain Mail-Well subsidiaries, Bank of America, N.A., as
             Administrative Agent and Letter of Credit Issuing Bank, ABN AMRO Bank, N.V., as Syndication
             Agent, the Bank of Nova Scotia, as Documentation Agent and certain other financial institutions party thereto--incorporated by reference from the Company's Current Report on
             Form 8-K filed August 10, 2001.

10.29        Fifth Amendment to Credit Agreement dated as of February 26, 2002 among Mail-Well I
             Corporation, Mail-Well, Inc., certain Mail-Well subsidiaries, Bank of America, N.A., as
             Administrative Agent and Letter of Credit Issuing Bank, ABN AMRO Bank, N.V., as Syndication
             Agent, the Bank of Nova Scotia, as Documentation Agent and certain other financial institutions party thereto--incorporated by reference to Exhibit 10.33 to Mail-Well, Inc.'s
             Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

10.30*       Purchase Agreement dated March 8, 2002, between Mail-Well I Corporation, and Credit Suisse
             First Boston, UBS Warburg LLC, Banc of America Securities LLC, U.S. Bancorp Piper Jaffray
             Inc., First Union Securities, Inc., and Scotia Capital (USA) Inc., as Initial Purchasers,
             relating to Mail-Well I Corporation's $350,000,000 aggregate principal amount of 9 5/8%
             Senior Notes due 2012.

10.31        Registration Rights Agreement dated March 13, 2002, between Mail-Well I Corporation, and
             Credit Suisse First Boston, UBS Warburg LLC, Banc of America Securities LLC, U.S. Bancorp
             Piper Jaffray Inc., First Union Securities, Inc., and Scotia Capital (USA) Inc., as Initial
             Purchasers, relating to Mail-Well I Corporation's $350,000,000 aggregate principal amount of 9 5/8% Senior Notes due 2012--incorporated by reference to Exhibit 10.32 to Mail-Well
             Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

10.32*       Stock Purchase Agreement, dated May 6, 2002, among MWL Acquisition Corp., Mail-Well I
             Corporation and Mail-Well, Inc.

10.33*       Amendment No. 1 to Stock Purchase Agreement, dated May 21, 2002, among MWL Acquisition
             Corp., Mail-Well I Corporation and Mail-Well, Inc.

12*          Calculation of ratio of earnings to fixed charges.

21*          Subsidiaries of the Registrant.

23.1*        Consent of Ernst & Young LLP.

23.2*        Consent of Faegre & Benson LLP (included in Exhibit 5).

24*          Powers of Attorney--included with signature pages.

25*          Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of State Street
             Bank and Trust Company, as trustee under the indenture, relating to the old notes and the new notes (separately bound).

99.1*        Form of Letter of Transmittal.

99.2*        Form of Notice of Guaranteed Delivery.

99.3*        Form of letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.

99.4*        Form of Letter to Clients.

--------
* Filed herewith

                                   II-23